Exhibit 10.18

Execution Copy

AGREEMENT OF LEASE

between

240 WEST 40TH LLC

Landlord

and

THE DONNA KARAN COMPANY LLC

Tenant

Dated as of August __, 2006

Entire Rentable Area of: Basement, 2nd Floor through 12th Floors and Penthouse

240 West 40th Street

New York, New York

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ii

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TERM	INDEX OF DEFINED TERMS
PAGE

AAA Arbitrator	10
Additional Rent	2
Applicable Laws	28
Appraiser	65
Alterations	10
Arbiter	61
Audit	61
Base Tax Year	27
Brokers	33
Building	1
Building Cleaning Contractor	23
Building Project	27
Building Systems	20
Cash Security	38
Commencement Date	2
Communications Dish	68
Communications Dish Area	68
Communication Dish Option	68
Comparative Year	27
Cooling Season	3 1
Cooling Tower Plans	71
Critical Repair Items	21
Declaration	42
Delivery Personnel	1
Designated Agent	3
ERIF	33
Escrowee	38
Estoppel Certificate	27
excess electricity	35
Existing Cooling Tower	71
Existing HVAC Equipment	31
Existing Leases	38
Existing Premises	l
Expenses	55
Expense Payment	59
Expiration Date	2
Fair Market Rent	64
First Refusal Notice	65
Fixed Annual Rent	2
Force Majeure	72
Freight Hours	78
Freight Items	78
Future Senior Interest	27

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HVAC System	31
Independent Broker	66
Insurance Expenses Payment	60
Interest Rate	34
Landlord	1
Landlord’s Arbitration Determination	65
Landlord’s Contribution	72
Landlord’s Detern1ination	64
Landlord’s Electrical Consultant	34
Landlord’s Existing Premises Work	32
Landlord’s Relocation Work	41
Landlord’s Restoration Work	13
Landlord’s 3rd Floor Work	32
Landlord’s Work	22
Lease	1
Leaseback Area	4
Lobby HVAC	20
LOC	38
Major Casualty	23
Mutual Dejennination	65
Named Tenant	52
Non-Structural Alteration	17
Ordinary Business Hours	34
Ordinary Equipment	34
Other Comn1unications Equipment	71
Premises	1
Qualified Renovations	72
Real Estate Taxes	28
Recapture Date	4
Records	61
Reimbursement	73
Related Entity	11
Relocation Effective Date	41
Relocation Notice	41
Relocation Space	4I
Rent	2
Renewal Option	63
Renewal Notice	63
Renewal Notice Date	63
Renewal Term	63
Requisition	72
Retainage	73
ROFO Purchase Option	65
ROFO Notice	65
ROFR Purchase Option	67

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ROFR Notice	66
Roof Deck	74
Security	27
Senior Interest	27
Senior Interest Holder	27
SNDA Agreement	27
Specialty Alteration	16
Structural Alteration	15
Supplemental Systems	3 I
Tenant	1
Tenant’s Arbitration Determination	65
Tenant Cleaning Services	23
Tenant’s Communications Dish Option Notice	69
Tenant’s Cooling Tower Work	71
Tenant’s Determination	64
Tenant’s Electric Percentage	46
Tenant’s Recapture Offer	4
Tenant’s Roof Deck Rights	74
Tenant’s Self Help Right	21
Tenant’s Share	27
Tenant’s Statements	61
Term	2
Third Party Tenant	64
Untenantable Casualty Space	22
Wiring	68
Work Costs	72
250 Building	74
250 Passageways	74
3rd Floor Commencement Date	2
3rd Floor Premises	l
3rd Party Offer	66

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LEASE (this “Lease”) made as of the            day of August 2006 between 240 WEST 40TH LLC having an office c/o Sitt Asset Management LLC, P.O. Box 2300, New York, New York 10116-2300, hereinafter referred to as “Landlord”, and THE DONNA KARAN COMPANY LLC, a New York limited liability company, having an office at240 West 40th Street, New York, New York, Attn: Chief Financial Officer, hereinafter referred to as “Tenant”.

W I T N E S S E T H

Landlord and Tenant, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby covenant and agree as follows:

ARTICLE 1

DEM ISE; PREMISES AND PURPOSE

1.01      Landlord hereby leases and demises to Tenant, and Tenant hereby hires and takes from Landlord, those certain premises located on and comprising the entire rentable portion of: the basement, the second (2nd) floor, the fourth (4th ) through twelfth (12th ) floors and the penthouse (the “Existing Premises”) and the entire rentable portion of the third (3rd) floor (the “3rd Floor Premises”, the Existing Premises and 3rd Floor Premises being collectively referred to herein as the “Premises”), approximately as indicated by hatch marks on the plans annexed hereto and made a part hereof collectively as “Exhibit A-1” and “Exhibit A-2” in the building known as and located at 240 West 40th Street, New York, New York (the “Building”) subject to the provisions of this Lease. This Lease shall not be recorded by Tenant as a matter of public record under any circumstance; provided however, upon Tenant’s request, Landlord and Tenant shall simultaneously execute (i) a· memorandum of this Lease, in recordable form, in the form annexed hereto and made a part hereof as “Exhibit B-1” and (ii) a discharge of memorandum of lease, in recordable form, in the form annexed hereto and made a part hereof as “Exhibit B-2“to be held in escrow by Landlord’s attorneys, Cyruli Shanks & Zizmor LLP, at their offices at 420 Lexington Avenue, New York, New York 10170 (“Escrowee”) until the expiration of the Lease or on such earlier date upon which the Term shall expire, be canceled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law, and Tenant may, at its sole cost and expense, record said memorandum and, upon recordation, deliver duplicate copy of the recorded memorandum to Landlord, at which time, the discharge held in escrow shall be promptly released therefrom and delivered to Landlord. Such memorandum shall not be deemed to modify or change any provisions of this Lease.

1.02     The Premises shall be used and occupied for any use which is permitted as of the date hereof by the certificate of occupancy for the Building and by all applicable laws, codes, rules and regulations of governmental and quasi-governmental authorities and agencies having jurisdiction, and at all times such uses shall be undertaken in a manner consistent with and in keeping with the character of a first (1st) class high-rise office building located in midtown

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Manhattan and Tenant’s current use of the Existing Premises is in keeping with such first (1st) class character, and for no other purpose.

1.03       Neither the Premises, nor the halls, corridors, stairways, elevators or any other portion of the Building shall be used by the Tenant or the Tenant’s servants, employees, licensees, invitees or visitors in connection with the aforesaid permitted use or otherwise so as to cause any congestion of the public portions of the Building or the entranceways, sidewalks or roadways adjoining the Building whether by trucking or by the congregating or loitering thereon of the Tenant and/or the servants, employees, licensees, invitees or visitors of the Tenant.

1.04      Tenant shall not permit messengers, delivery personnel or other individuals providing such services to Tenant (“Delivery Personnel”) to: (i) assemble, congregate or to form a line outside of the Premises or the Building or otherwise impede the flow of pedestrian traffic outside of the Premises or Building or (ii) park or otherwise leave bicycles, wagons or other delivery carts outside of the Premises or the Building except in locations outside of the Building designated by Landlord from time-to-time. Notwithstanding anything to the contrary contained herein, Tenant shall be permitted to maintain an “in-house” messenger or delivery service (Tenant’s Delivery Personnel”) within the Premises, provided that Tenant’s Delivery Personnel: (i) shall have appropriate identification and shall display such identification upon request, and (ii) shall comply with all rules and regulations promulgated by Landlord from time-to time; provided however, for so long as Tenant or anyone claiming through Tenant occupies the entire rentable portion of the Building, Tenant’s Delivery Personnel shall only required to conduct themselves in a proper and professional manner consistent with delivery service personnel servicing office buildings in midtown Manhattan of similar age, size character and location.

ARTICLE 2

TERM

2.01      The Existing Premises are leased for a term of approximately ten (10) years (the “Term”) which shall commence on August 1, 2006 (the “Commencement Date”) and shall end on July 31, 2016 (the “Expiration Date”) or on such earlier date upon which the Term shall expire, be canceled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.

2.02      The 3rd Floor Premises shall be added to the Premises under all the applicable terms, covenants and conditions of the Lease, for a term which shall commence ten (10) days following the date which Landlord gives Tenant written notice that the 3rd Floor Premises is available for occupancy (the “3rd Floor Commencement Date”) and shall end on the Expiration Date or on such earlier date upon which the Term shall expire, be canceled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law; but in no event shall the 3rd Floor Commencement Date occur: (i) before nine (9) months from the date hereof, or (ii) after July 1, 2008, subject to Force Majeure (defined in Article 55 herein). If Landlord shall not have delivered to Tenant possession of the 3rd Floor Premises, on or before December 1, 2008, then Tenant may

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within thirty (30) days thereafter unequivocally and unconditionally notify Landlord that Tenant elects to terminate and cancel this Lease with respect to the 3rd Floor Premises only, effective as of the date which is no less than thirty (30) days after the delivery of the notice (the “Cancellation Date”), provided, however, that the Cancellation Date shall be extended by one (1) day for each day of delay by Landlord which is due to any acts or omissions of Tenant, its employees, agents, representatives or servants. However, in the event that Landlord gives Tenant notice that thee 3rd Floor Premises will be delivered to Tenant prior to the Cancellation Date, and possession of the 3rd Floor Premises is delivered to Tenant prior to the Cancellation Date then, in such event, Landlord’s notice shall negate and nullify Tenant’s notice.

ARTICLE 3

RENT AND ADDITIONAL RENT

3.01      Tenant shall pay fixed annual rent without electricity (the “Fixed Annual Rent”) at the rates provided for in the schedules annexed hereto and made a part hereof as “Exhibit C-1” and “Exhibit C-2” in equal monthly installments in advance on the first (1st) day of each calendar month during the Term. All sums other than Fixed Annual Rent payable hereunder shall be deemed to be “Additional Rent” and shall be payable within fourteen (14) days of demand, unless other payment dates are hereinafter provided. Tenant shall pay all Fixed Annual Rent and Additional Rent due hereunder at the office of Landlord or such other place as Landlord may designate, payable in United States legal tender, by cash, or by good and sufficient check drawn on a bank which is a member of the FDIC or a successor thereto, or upon prior written notice to Landlord, by wire transfer to an account designated in writing by Landlord, and without any set off or deduction whatsoever, except as otherwise expressly provided herein. The term “Rent” as used in this Lease shall mean Fixed Annual Rent and Additional Rent. Landlord may apply payments made by Tenant towards the payment of any item of Fixed Annual Rent and/or Additional Rent payable hereunder notwithstanding any designation by Tenant as to the items against which any such payment should be credited.

3.02      As a component of Additional Rent, in addition to Fixed Annual Rent, Tenant shall pay to Landlord beginning on January 1, 2009 and on the first (1st) day of January for each calendar year during the Term thereafter a lump sum payment of $26,000.00 at the office of Landlord or such other place as Landlord may designate, payable in United States legal tender, by cash, or by good and sufficient check drawn on a bank which is a member of the FDIC or a successor thereto, and without any set off or deduction whatsoever.

ARTICLE 4

ASSIGNMENT/SUBLETTING

4.0I      Neither Tenant nor Tenant’s legal representatives or successors in interest by operation of law or otherwise, shall assign, mortgage or otherwise encumber this Lease, or sublet or

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permit the entire Premises to be used by others, without the prior written consent of Landlord in each instance (it be acknowledged that a subletting of less than the entire Premises shall not require Landlord’s consent, but shall otherwise comply with all other applicable terms and conditions of this Article 4). Subject to the provisions below the transfer of a majority of the issued and outstanding capital stock of any corporate tenant of this Lease or sublessee of this Lease occupying space greater than the equivalent of one (1) full floor of the Building or a majority of the total interest in any partnership tenant or sublessee or company, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, the conversion of a tenant or sublessee entity to either a limited liability company or a limited liability partnership (provided however, such conversion to a limited liability company or a limited liability partnership shall not be deemed an assignment requiring Landlord’s prior consent provided that: (i) all of the assets of Tenant are transferred to the new entity; (ii) the new entity is duly authorized and does assume all of tenant’s obligations of the Lease; and (iii) Tenant give Landlord at lease fourteen (14) days prior notice of such conversion along with (a) the name and address of the new entity, (b) a duly executed counterpart of assignment agreement, and (c) reasonably satisfactory documentation establishing the requirements of (i) and (ii) above) or the merger or consolidation of a corporate tenant or sublessee, shall be deemed an assignment of this Lease or of such sublease. The transfer of issued and outstanding capital stock, for purposes of this Article, shall not include the public sale of such stock (i) by persons who are not those deemed “insiders” within the meaning of the Securities Exchange Act of 1934 as amended, and which sale is (ii) effected through the “over-the-counter market” or through any legitimate stock exchange recognized in the United States. If this Lease is assigned, or if the Premises or any part thereof is underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, after notice and the expiration of the cure period applicable to such default hereunder, if any, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting to the extent required by the terms hereof. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord’s prior written consent in each instance; provided however, Landlord’s consent shall not be required with respect to one (1) further subletting of the Premises, or a portion thereof by an Affiliate (as herein defined below), subject to, and provided that each such further assignment or subletting is in compliance with, all other applicable provisions of this Article. A modification, amendment or extension of a sublease shall be deemed a sublease. The listing of the name of a party or entity other than that of Tenant on the Building or floor directory or on or adjacent to the entrance door to the Premises shall neither grant such party or entity any right or interest in this Lease or in the Premises nor constitute Landlord’s consent to any assignment or sublease to, or occupancy of the Premises by, such party or entity. If any lien is filed against the Premises or the Building of which the same form a part for brokerage services claimed to have been performed for Tenant in connection with any such assignment or sublease, whether or not actually performed, the same shall be discharged within ten (10) days thereafter, at Tenant’s expense, by filing the bond required by law, or otherwise, and paying any other necessary sums, and Tenant agrees to

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indemnify Landlord and its agents and hold them harmless from and against any and all claims, losses or liability resulting from such lien for brokerage services rendered.

4.02      If Tenant desires to assign this Lease or to sublet all of the Premises for the balance or substantially the balance of the Term of this Lease, it shall first submit in writing to Landlord a notice (the “Tenant’s Recapture Offer”) which states, with respect to each such prospective assignment or subletting, all of the relevant terms and conditions upon which Tenant is willing to assign this Lease or sublet the Premises, whichever may be applicable, and which shall be deemed an offer under the terms and conditions contained in Tenant’s Recapture Offer (i) with respect to a prospective assignment, to assign this Lease to Landlord without any payment of moneys or other consideration therefor, or, (ii) with respect to a prospective subletting, to sublet to Landlord the entire Premises (“Leaseback Area”) on the same terms, covenants and conditions (including provisions relating to escalation rents) as are contained therein. Tenant’s Recapture Offer shall specify the date when the Leaseback Area will be made available to Landlord, which date shall be in no event earlier than thirty (30) days nor later than one hundred twenty (120) days following the acceptance of Tenant’s Recapture Offer (the “Recapture Date”). If an offer of sublease is made, and if the proposed sublease will result in a sublease for the balance or substantially the balance of the Term of this Lease, then Landlord shall have the option to extend the term of its proposed sublease for the balance of the Term of this Lease less one (1) day. Landlord shall have a period of thirty (30) days from the receipt of such Tenant’s Recapture Offer to either accept or reject Tenant’s Recapture Offer or, with respect to a proposed assignment of this Lease or sublease of all of the Premises for the balance or substantially the balance of the Term of this Lease, to terminate this Lease. If Tenant is in default under this Lease, after notice and the expiration of the cure period applicable to such default hereunder, if any, at any time that Tenant desires to give Tenant’s Assignment Recapture Offer Notice, Tenant shall have no right to do so and any such Tenant’s Assignment Recapture Offer Notice purportedly given at such time shall be ineffective and invalid. Notwithstanding anything contained herein to the contrary, but subject to the provisions of Sections 4.12 and 4.13 of this Article, the provisions of this Section 4.02 shall not apply to an assignment of this Lease or sublet of the entire Premises to a “Related Entity” (defined below).

4.03.      If Landlord exercises its option to terminate this Lease pursuant to the provisions of Section 4.02 of this Article, then (i) the term of this Lease shall end at the election of Landlord either (x) on the date that such assignment or sublet was to become effective or commence, as the case may be, or (y) on the Recapture Date and (ii) Tenant shall surrender to Landlord and vacate the Premises on or before such date in the same condition as is otherwise required upon the expiration of this Lease by its terms, (iii) the Rent and Additional Rent due hereunder shall be paid and apportioned to such date, and (iv) Landlord shall be free to lease the Premises (or any portion thereof) to any individual or entity including, without limitation, Tenant’s proposed assignee or subtenant.

4.04.      If Landlord shall accept Tenant’s Recapture Offer Tenant shall then execute and deliver to Landlord, or to anyone designated or named by Landlord, an assignment or sublease, as the case may be, in either case in a form reasonably satisfactory to Landlord’s and Tenant’s counsel.

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If a sublease is so made it shall expressly:

(i)         permit Landlord to make further subleases of all or any part of the Leaseback Area and (at no cost or expense to Tenant) to make and authorize any and all changes, alterations, installations and improvements in such space as necessary;

(ii)       provide that Tenant will at all times permit reasonably appropriate means of ingress to and egress from the Leaseback Area to the extent required under the subleasing proposed by Tenant in connection with Tenant’s Recapture Offer;

(iii)      negate any intention that the estate created under such sublease be merged with any other estate held by either of the parties;

(iv)      provide that Landlord shall accept the Leaseback Area “as is” except that Landlord, at Tenant’s expense, shall perform all such work and make all such alterations as may be required physically to separate the Leaseback Area from the remainder of the Premises and to permit lawful occupancy, it being intended that Tenant shall have no other cost or expense in connection with the subletting of the Leaseback Area;

(v)       provide that at the expiration of the term of such sublease, Tenant will accept the Leaseback Area in its then existing condition, subject to the obligations of Landlord to make such repairs thereto as may be necessary to preserve the Leaseback Area in good order and condition, ordinary wear and tear excepted.

4.05     Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Area during the period of time it is so sublet, except for Fixed Annual Rent and Additional Rent, if any, due under the within Lease, which are in excess of the rents and additional sums due under such sublease. Subject to the foregoing, performance by Landlord, or its designee, under a sublease of the Leaseback Area shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease: in the event, the Leaseback rent is not paid by Landlord to Tenant, then Tenant may offset such amounts against Rent.

4.06     lf Tenant requests Landlord’s consent to a specific assignment or subletting, it shall submit in writing to Landlord (i) the name and address of the proposed assignee or sublessee, (ii) a duly executed term sheet or letter of intent setting for the material economic and non-economic terms of the proposed agreement of assignment or sublease, not subject to further negotiation or review, (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or sublessee and as to the nature of its proposed use of the space, and (iv) banking, frnancial or other credit information relating to the proposed assignee or sublessee to the extent available to Tenant and reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or sublessee.

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4.07.      If Landlord shall not have accepted Tenant’s Recapture Offer and Landlord shall not have terminated this Lease, as provided for in Section 4.02 hereof, then Landlord will not unreasonably withhold or delay its consent to Tenant’s request for consent to such specific assignment or subletting for the use permitted under this Lease, provided that any such assignment or subletting for the entire Premises shall (i) have economic terms that shall not vary by more than seven (7%) percent from the economic terms contained in Tenant’s Recapture Offer, (ii) be for a term expiring not more than three (3) months before or beyond the term designated in Tenant’s Recapture Offer and be upon substantially all of the material terms and conditions set forth in Tenant’s Recapture Offer (iii) comply with all other applicable provisions of this Article (and in the event that the economic terms and/or the term of such proposed subletting or assignment, as the case may be, vary from the economic terms and/or the term contained in Tenant’s Recapture Offer beyond the variances set forth above, or in the event that an assignment or sublease is not effected within one hundred eighty (180) days following the date upon which Tenant’s Recapture Offer is given by Tenant to Landlord, then Tenant’s request for consent shall be deemed to constitute a new Tenant’s Recapture Offer to Landlord under the terms and conditions contained in the proposed sublease or assignment, as the case may be, with respect to which all of the provisions of this Article 4 shall again apply), and provided further that:

(i)        The Premises shall not, without Landlord’s prior consent, have been listed or otherwise publicly advertised for assignment or subletting at a rental rate lower than the then prevailing rental rate for space in the Building; ·

(ii)       The proposed assignee or subtenant shall have a financial standing, be of a character, be engaged in a business, and propose to use the Premises, in a manner consistent with the permitted use and in keeping with the standards of the Building;

(iii)      The proposed assignee or subtenant shall not be a tenant, subtenant, assignee or occupant of any space in the Building, nor shall the proposed assignee or subtenant be a person or entity who has dealt with Landlord or Landlord’s agent (directly or through a broker) with respect to space in the Building during the six (6) months immediately preceding Tenant’s request for Landlord’s consent (the foregoing shall not apply to any assignment or sublease for the entire Premises hereunder for so long as Tenant or anyone claiming through Tenant occupies the entire rentable portion of the Building);

(iv)      The character of the business to be conducted in the Premises by the proposed assignee or subtenant shall not be likely to materially increase operating expenses or the burden on existing cleaning services, elevators or other services and/or systems of the Building;

(v)       In case of a subletting, the subtenant shall be expressly subject to all of the obligations of Tenant under this Lease and the further condition and restriction that such sublease shall not be assigned, encumbered or otherwise transferred or the Premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance to the extent

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required by the terms of this Lease, subject to the provisions of Section 4.01 hereof and compliance with all other applicable provisions of this Article;

(vi)       No subletting shall end later than one (1) day before the Expiration Date nor shall any subletting be for a term of less than two (2) years unless (a) Named Tenant (as defined in Article 44.02 of this Lease) occupies fifty (50%) percent or more of the Premises for the conduct of its business (as opposed to mere lawful possession) in which event no subletting shall be for a term of less than one (1) year, or (b) such subletting commences less than two (2) years before the expiration of the term hereof;

(vii)     Tenant shall reimburse Landlord on demand for any reasonable costs, including attorneys’ fees and disbursements, that may he incurred by Landlord in connection with said assignment or sublease (such amount not to exceed $5,000.00 in each instance);

(viii)    The character of the business to be conducted in the Premises by the proposed assignee or subtenant shall not require any alterations, installations, improvements, additions or other physical changes to be performed, or made to, any portion of the Building or the Real Property other than the Premises; and

(x)        The proposed assignee or subtenant shall not be any entity which is entitled to diplomatic or sovereign immunity or which is not subject to service of process in the State of New York or to the jurisdiction of the courts of the State of New York and the United States located in New York County.

Landlord shall have a period of thirty (30) days from the receipt of such Tenant request for consent for a specific assignment or subletting to either consent or refuse to consent to such specific assignment or subletting. In the event that Landlord fails to (i) timely accept or reject a Tenant’s Recapture Offer or terminate this Lease or the applicable portion hereof, in accordance with Section 4.02 hereof, or (ii) timely consent or refuse to consent to a request from Tenant for consent to such specific assignment or subletting for the use permitted under this Lease, in accordance with this Section 4.07, then in either of the foregoing instances same shall not constitute a material default by Landlord under this Lease or entitle Tenant to cancel this Lease or to any set-off or abatement of Fixed Annual Rent or Additional Rent or to claim or recover any monetary damages whatsoever, and in no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval. In the case of either (i) or (ii), above, provided that Tenant shall have submitted a second (2nd) written request therefor together with all of the information and documentation set forth in Section 4.06 hereof which expressly refers to this Section 4.07 and the consequences of Landlord’s failure to respond within five (5) days thereafter, stating in bold, uppercase letters on the first page thereof: “LANDLORD’S CONSENT TO THE PROPOSED SUBLEASE OR ASSIGNMENT SHALL BE DEEMED GIVEN IF LANDLORD FAILS TO [ACCEPT OR REJECT TENANT’S RECAPTURE OFFER OR TERMINATE THIS LEASE OR THE APPLICABLE PORTION THEREOF / CONSENT TO OR DISAPPROVE OF SUCH PROPOSED SUBLEASE] WITHIN FIVE (5) DAYS

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AFFER THIS NOTICE SHALL BE DEEMED TO HAVE BEEN GIVEN TO LANDLORD”, and provided further that Landlord continues to fail to timely consent or refuse to consent as set forth above within said five (5) day period, then Landlord shall be deemed to have consented to the proposed assignment or sublease, subject to the provisions of this Article.

4.08     Any consent of Landlord under this Article shall be subject to the terms of this Article and conditioned upon there being no default by Tenant, beyond any grace period, under any of the terms, covenants and conditions of this Lease at the time that Landlord’s consent to any such subletting or assignment is requested and on the date of the commencement of the term of any proposed sublease or the effective date of any proposed assignment. Tenant acknowledges and agrees that no assignment or subletting shall be effective unless and until Tenant, upon receiving any necessary Landlord’s written consent (and unless it was theretofore delivered to Landlord) causes a duly executed copy of the sublease or assignment to be delivered to Landlord within ten (10) days after execution thereof. Any such sublease shall provide that the sublessee shall comply with all applicable terms and conditions of this Lease to be performed by the Tenant hereunder. Any such assignment of this Lease shall contain an assumption by the assignee of all of the terms, covenants and conditions of this Lease to be performed by the Tenant.

4.09.     Anything hereinabove contained to the contrary notwithstanding, provided that Tenant is not in default under this Lease after notice (in which event, Tenant’s rights under this Article shall be merely suspended until the earlier of (i) the timely and full cure of the default alleged in such notice (or any other cure which is accepted by Landlord without consequence to Tenant’s rights under this Article or which is deemed sufficient and timely by a court of competent jurisdiction), at which time Tenant’s rights hereunder shall be reinstated, and (ii) the expiration of the time in which to cure such default, at which time Tenant’s rights hereunder shall be extinguished with respect to the instant transaction in the absence of any other cure which is accepted by Landlord without consequence to Tenant’s rights under this Article or which is deemed sufficient and timely by a court of competent jurisdiction), and the “recapture” provisions of this Article shall not apply, Landlord’s consent shall not be required for a sublease of any portion of the Premises provided however, that: (a) Tenant give Landlord at lease fourteen (14) days prior notice of such sublease along with (i) the name and address of the sublessee, (ii) a duly executed counterpart of the proposed agreement of sublease, and (iii) reasonably satisfactory information as to the nature and character of the business of the sublessee and as to the nature of its proposed use of the space, (b) the subtenant is engaged in a business consistent with the use permitted under Section 1.02 of this Lease and the portion of the Premises sublet to subtenant will be used in a manner which (x) is in keeping with the standards of the Building and (y) would not adversely affect or increase Landlord’s cost in the operation of the Building, and (c) any such sublease complies with any other applicable provisions of this Article.

4.10     If Landlord shall not have accepted Tenant’s Recapture Offer hereunder and Landlord has not elected to terminate this Lease, and Tenant effects any assignment or subletting, then Tenant thereafter shall pay to Landlord a sum equal to fifty (50%) percent of (a) any rent or other consideration paid to Tenant by any subtenant with respect to the sublease (after deducting the cost of Tenant, if any, in effecting the subletting or assignment, for reasonable alteration costs, advertising expenses, brokerage commissions, reasonable rent concessions and legal fees) which is in

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excess of the rent allocable to the subleased space which is then being paid by Tenant to Landlord pursuant to the terms hereof, and (b) any other profit or gain realized by Tenant in connection with an assignment or sublease (after deducting the cost of Tenant, if any, in effecting the subletting or assignment, for reasonable alteration costs, advertising expenses, brokerage commissions, reasonable rent concessions and legal fees not previously deducted pursuant to subsection “a” above) from any such subletting or assignment. The foregoing amounts shall be payable to Landlord only if, as and when, the same are received by Tenant from said assignee or sublessee.

4.1 1     In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment. In the event that Tenant shall commence any action against Landlord in order to enforce Tenant’s rights under this Lease (provided that Tenant does not seek to remove and consolidate with such action any summary proceeding commenced by Landlord), and should Tenant prevail and obtain a final, non-appealable order, judgment or award on the merits, Landlord will reimburse Tenant (by means of credit against Fixed Annual Rent or if there should be insufficient term remaining inthis Lease or any renewals and extensions in order to exhaust such credit, then the remainder shall be reimbursed by payment) for the reasonable legal expenses and fees thereby incurred by Tenant. Notwithstanding the foregoing, if a dispute arises between the parties in connection with the provisions of this Article which cannot be resolved by negotiation, they shall submit the matter to binding arbitration before the American Arbitration Association (the “AAA”) or any successor organization, in accordance with the rules, regulations and/or procedures for expedited proceedings then obtaining of the AAA or such successor organization. The parties shall jointly designate an independent arbitrator (the “AAA Arbitrator”). In the event that the parties shall be unable to jointly agree on the designation of the AAA Arbitrator within five (5) days after written request by either party, the parties shall allow the AAA, or any successor organization, to designate the AAA Arbitrator in accordance with the rules, regulations and/or procedures for expedited proceedings then obtaining of the AAA or such successor organization. The arbitration shall be held at New York, New York, on twenty (20) days notice, within seven (7) days of the appointment of the Arbitrator. The AAA Arbitrator shall conduct such hearings, discovery and investigations as he/she may deem appropriate, provided that they shall be concluded within thirty (30) days after the date of designation of the AAA Arbitrator. Within ten (10) after the conclusion thereof, the AAA Arbitrator shall issue a determination. The determination of the arbitrator shall be conclusive and binding upon the parties and shall be set forth, along and with the AAA Arbitrator’s rationale for such determination, in a written report delivered to the parties. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article. The AAA Arbitrator appointed pursuant to this Article shall be an independent real estate construction professional with at least ten (10) years’ experience in commercial real estate commercial leasing. The AAA Arbitrator shall not have the power to add to, modify or delete any of the provisions of this Agreement. The sole function of the AAA Arbitrator shall be to determine whether Landlord has acted reasonably and whether to require Landlord to grant such consent or approval; the AAA Arbitrator may not award damages or grant any other monetary award or relief.

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4.12        Anything hereinabove contained to the contrary notwithstanding, the “recapture” provisions of this Article and the provisions of Section 4.10 hereof shall not apply in connection with, and Landlord’s consent shall not be required for (a) an assignment of this Lease to a Related Entity, (b) a sublease of all or part of the Premises for the uses permitted hereunder to an Affiliate, or (c) in connection with a deemed assignment of this Lease resulting from a transfer of a majority of the issued and outstanding shares of capital stock or ownership interests of Tenant provided that such transfer to a Successor Entity shall be for a legitimate business purpose and not principally for the purpose of transferring this Lease, and provided further, with respect to both clauses (a) and (c), to the extent applicable, that: (i) Landlord is given prior notice thereof and reasonably satisfactory proof that the requirements of this Article 4 (to the extent applicable to the transaction) have been met and Tenant agrees to remain primarily liable, jointly and severally, with any assignee, for the obligations of Tenant under this Lease and (ii) in Landlord’s reasonable judgment the proposed assignee or subtenant is engaged in a business and the Premises, or the relevant part thereof, will be used in a manner which (x) is in keeping with the standards of the Building and (y) would not adversely affect or increase Landlord’s cost in the operation of the Building, and (iii) Tenant is not in default under this Lease after notice (in which event, Tenant’s rights under this Article shall be merely suspended until the earlier of (i) the timely and full cure of the default alleged in such notice (or any other cure which is accepted by Landlord without consequence to Tenant’s rights under this Article or which is deemed sufficient and timely by a court of competent jurisdiction), at which time Tenant’s rights hereunder shall be reinstated, and (ii) the expiration of the time in which to cure such default, at which time Tenant’s rights hereunder shall be extinguished with respect to the instant transaction in the absence of any other cure which is accepted by Landlord without consequence to Tenant’s rights under this Article or which is deemed sufficient and timely by a court of competent jurisdiction). The term “Affiliate” of Tenant shall mean any person, corporation or other entity which is a licensee, client, or business venturer of Tenant, equity co-venturer with Tenant, or a Related Entity.

4.13        For purposes of this Article:

A. a “Related Entity” shall mean:

(x) a wholly-owned subsidiary of Tenant, the parent entity of Tenant, or any corporation or entity which controls or is controlled by Tenant or is under common control with Tenant, or

(y) any entity (a “Successor Entity”) (i) to which substantially all or all of the assets or stock of Tenant are transferred, or (ii) into which Tenant may be merged or consolidated, provided that in either such case both the net worth and ratio of current assets to current liabilities (exclusive of good will) of such transferee or of the resulting or surviving corporation or other business entity, as the case may be, as certified by the certified public accountants of such transferee or the resulting or surviving business entity in accordance with generally accepted accounting principles, consistently applied, is not less than Tenant’s net worth and ratio of current assets to current liabilities (exclusive of good will), as so certified, as of the day immediately prior to such transaction and provided also that any such transaction complies with the other provisions of this

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Article; and

B. the term “control” shall mean, in the case of a corporation or other entity, ownership or voting control, directly or indirectly, of at least fifty (50%) percent of all of the general or other partnership (or similar) interests therein and the power to determine the actions of such entity.

4.14       In the event of a permitted subletting of one (1) full floor or greater of Premises (or equaling the aggregate of 10,000 square feet or more) originally demised under this Lease, and provided there shall be no default under this Lease by Tenant or the subtenant after notice (in which event, Tenant’s rights under this Article shall be merely suspended until the earlier of (i) the timely and full cure of the default alleged in such notice (or any other cure which is accepted by Landlord without consequence to Tenant’s rights under this Article or which is deemed sufficient and timely by a court of competent jurisdiction), at which time Tenant’s rights hereunder shall be reinstated, and (ii) the expiration of the time in which to cure such default, at which time Tenant’s rights hereunder shall be extinguished with respect to the instant transaction in the absence of any other cure which is accepted by Landlord or which is deemed sufficient and timely by a court of competent jurisdiction), upon Tenant’s written request, Landlord shall enter into a so-called “non- disturbance agreement”, in Landlord’s form, agreeing with such subtenant that so long as subtenant shall not be in default under its sublease after notice and the expiration of any applicable cure period, subtenant’s possession of the Premises in accordance with the terms and conditions of such sublease, except as expressly otherwise hereinafter set forth, shall not be disturbed by reason of the termination of this Lease as a result of the default by Tenant hereunder, provided however that Landlord shall succeed to the interest of Tenant under such sublease and such subtenant shall attorn to Landlord, and further provided that Landlord shall not be (a) liable for any previous act or omission or negligence of Tenant (as sublessor) under the sublease, (b) subject to any counterclaim, defense or offset, which therefore shall have accrued to the subtenant against Tenant (as sublessor), (c) bound by an previous modification or amendment of the sublease or by any previous prepayment of more than one month’s rent, unless such modification or prepayment shall have been approved in writing by Landlord, or (d) obligated to perform any repairs or other work beyond Landlord’s obligations under this Lease. In addition, in the event such subtenant attoms to Landlord pursuant to such non- disturbance agreement, commencing on the date of such attornment, the fixed rent and additional rent payable by such subtenant under its sublease for each calendar year (or a portion thereof) during the term of the sublease shall be the greater of (i) the fixed rent and additional rent as defined in and payable by subtenant pursuant to the terms of its sublease or (ii) the fixed rent and additional rent which would have been payable by Tenant pursuant to the Lease with respect to the sublet premises had the Lease not been terminated. In addition, to the extent that the sublease (a) grants to subtenant services or rights in excess of those which would otherwise be available to Tenant under this Lease if Tenant were leasing directly from Landlord the subleased premises or (b) does not grant to Tenant (as sublessor) any rights that Landlord has vis-a-vis Tenant under thi s Lease, then such excess services or rights will automatically cease, and such omitted rights shall be deemed granted to Landlord, in each case if, as and when (and for all periods of the sublease term from and after the date that) such attornment becomes effective between Landlord and subtenant (and upon such attornment, the sublease shall, automatically and without further act required on the part of any party, be deemed amended to accomplish the foregoing provisions of this Section.)

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ARTICLE 5

DEFAULT

5.01     Landlord may terminate this Lease on three (3) days’ notice: (a) if Fixed Annual Rent or Additional Rent is not paid within three (3) days after written notice from Landlord; or (b) if Tenant shall have failed to cure a default in the performance of any covenant of this Lease (except the payment of Rent), or any rule or regulation hereinafter set forth, within twenty (20) days after written notice thereof from Landlord, or if default cannot be completely cured in such time, if Tenant shall not promptly proceed to cure such default within said twenty (20) days, or shall not complete the curing of such default with due diligence; or (c) when and to the extent permitted by law, if a petition in bankruptcy shall be filed by or against Tenant or if Tenant shall make a general assignment for the benefit of creditors, or receive the benefit of any insolvency or reorganization act; or (d) if a receiver or trustee is appointed for any portion of Tenant’s property and such appointment is not vacated within forty five (45) days; or (e) if an execution or attachment shall be issued under which the Premises shall be taken or occupied or attempted to be taken or occupied by anyone other than Tenant; or (f) if the Premises become and remain abandoned for a period of twenty (20) days for any other reason than by reason of a fire or casualty to the Premises; or (g) if Tenant shall default beyond any grace period under any other lease between Tenant and Landlord. At the expiration of the three (3) day notice period, this Lease and any rights of renewal or extension thereof shall terminate as completely as if that were the date originally fixed for the expiration of the Term of this Lease, but Tenant shall remain liable as hereinafter provided.

5.02     In the event that Tenant is in arrears for Fixed Annual Rent or any item of Additional Rent, Tenant waives its right, if any, to designate the items against which payments made by Tenant are to be credited and Landlord may apply any payments made by Tenant to any items which Landlord in its sole discretion may elect irrespective of any designation by Tenant as to the items against which any such payment should be credited.

5.03     Tenant shall not seek to remove and/or consolidate any summary proceeding brought by Landlord with any action commenced by Tenant in connection with this Lease or Tenant’s use and/or occupancy of the Premises.

5.04     In the event of a default by Landlord hereunder, no property or assets of Landlord, or any principals, shareholders, officers, directors, partners or members of Landlord, whether disclosed or undisclosed, other than the Building in which the Premises are located and the land upon which the Building is situated, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use and occupancy of the Premises.

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ARTICLE 6

RELETTING, ETC.

6.01     If Landlord shall re-enter the Premises after the default of Tenant, after notice and the expiration of the cure period applicable to such default hereunder, if any, by summary proceedings or otherwise: (a) Landlord may re-let the Premises or any part thereof, as Tenant’s agent, in the name of Landlord, or otherwise, for a term shorter or longer than the balance of the term of this Lease, and may grant concessions or free rent; (b) Tenant shall pay Landlord any deficiency between the rent hereby reserved and the net amount of any rents collected by Landlord for the remaining term of this Lease, through such re-letting. Such deficiency shall become due and payable monthly, as it is determined. Landlord shall have no obligation to re-let the Premises, and its failure or refusal to do so, or failure to collect rent on re-letting, shall not affect Tenant’s liability hereunder. In computing the net amount of rents collected through such re-letting, Landlord may deduct all expenses incurred in obtaining possession or re-letting the Premises, including legal expenses and fees, brokerage fees for what would have been the remainder of the Term of the Lease, the cost of restoring the Premises to good order, and the cost of all alterations and decorations deemed necessary by Landlord to effect re-letting. In no event shall Tenant be entitled to a credit or repayment for rerental income which exceeds the sums payable by Tenant hereunder or which covers a period after the original term of this Lease; (c) Tenant hereby expressly waives any right of redemption granted by any present or future law. “Re-enter” and “re-entry” as used in this Lease are not restricted to their technical legal meaning. In the event of a breach or threatened breach of any of the covenants or provisions hereof, Landlord shall have the right of injunctive relief. Mention herein of any particular remedy shall not preclude Landlord from any other available remedy; (d) Landlord shall recover as liquidated damages, in addition to accrued rent and other charges, if Landlord’s re-entry is the result of Tenant’s bankruptcy, insolvency, or reorganization, the full rental for the maximum period allowed by any act relating to bankruptcy, insolvency or reorganization.

6.02     If Landlord re-enters the Premises for any cause, or if Tenant abandons the Premises and Lease is terminated as aforesaid, or after the expiration of the term of this Lease, any property left in the Premises by Tenant shall be deemed to have been abandoned by Tenant, and Landlord shall have the right to retain or dispose of such property in any manner without any obligation to account therefor to Tenant. If Tenant shall at any time default hereunder, and if Landlord shall undertake any lawful acts in order to enforce this Lease based upon such default, then Tenant will reimburse Landlord upon demand as Additional Rent, for all costs, expenses and fees (including, without limitation, reasonable attorneys’ fees) thereby incurred by Landlord. In the event that Tenant shall commence any action against Landlord in order to enforce Tenant’s rights under this Lease (provided that Tenant does not seek to remove and consolidate with such action any summary proceeding commenced by Landlord) or successfully defend an action commenced by Landlord, and should Tenant prevail and obtain a final, non-appealable order, judgment or award on the merits, Landlord will reimburse Tenant (by means of credit against Fixed Annual Rent or if there should be insufficient term remaining in this Lease or any renewals and extensions in order to exhaust such credit, then the remainder shall be reimbursed by payment) for the reasonable legal expenses and fees thereby incurred by Tenant.

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ARTICLE 7

LANDLORD MAY CURE DEFAULTS

7.01     If Tenant shall default in performing any covenant or condition of this Lease, after any required notice is given to Tenant and expiration of the grace period applicable to such default hereunder, if any, (provided, however, that notice under this Article shall not be required in the event of an imminent danger to health or safety or in the event that the failure to promptly remedy such default may result in potential criminal or other liability or a default by Landlord under a mortgage, ground lease or other agreement, however Landlord shall use reasonable efforts to provide oral notice where reasonably practicable), Landlord may perform the same for the account of Tenant, and if Landlord, in connection therewith, or in connection with any default by Tenant, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney’s fees, such sums so paid or obligations incurred shall be deemed to be Additional Rent hereunder, and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement therefor, and if Tenant’s lease term shall have expired at the time of the making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

ARTICLES 8

ALTERATIONS

8.01     Tenant shall make no structural decoration, alteration, addition or improvement (“Structural Alterations”) in the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and then only by contractors or mechanics and in such manner and time, and with such materials consistent with the quality of the Building, as approved by Landlord. Notwithstanding the foregoing, and subject to all of the other provisions of this Article 8, Landlord’s approval shall not be required for Tenant’s contractors employing union labor with the proper jurisdictional qualifications provided, however, that (i) all work affecting the Building’s “Class E” system shall be performed by Landlord’s designated contractor and all plan filings with the Department of Buildings shall be performed by landlord’s designated expeditor, provided that the prices charged by said contractor and/or expeditor are reasonably comparable to the prices customarily charged by other reputable contractors and/or expeditor, as the case may be, performing the same work in Midtown Manhattan, and (ii) Landlord has the right to revoke such approval in the event that hereinafter there occurs any negative experience with such contractors or licensed professionals(in that they:(i) fail to prosecute work in a manner consistent with good business or trade practice, or (ii) conduct themselves in an unprofessional or disreputable manner in or about the Building) or Landlord has reasonable concerns regarding the financial stability of, or any criminal proceedings pending against, any such contractors or licensed professionals. All alterations, additions or improvements to the Premises, including air-conditioning equipment and duct work, except movable office furniture and trade equipment installed at the expense of Tenant, shall, unless Landlord elects otherwise in writing, become the property of Landlord, and shall be surrendered with the Premises, at the expiration or sooner termination of the Term. Landlord shall promptly review plans submitted for Landlord’s approval

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under this Article and shall notify Tenant of Landlord’s approval thereof or disapproval (stating with reasonable specificity the reasons for any such disapproval) within (i) thirty (30) days following the submission by Tenant of fully coordinated plans and specifications therefor and (ii) within ten (10) days following a resubmission of plans by Tenant hereunder; provided that, in connection with any Alteration (as hereinafter defined), costing more than $50,000.00, Tenant shall, as soon as reasonably practical, have given Landlord prior notice of its intent to prepare plans for such Alterations. Any such alterations, additions and improvements which Landlord shall designate shall be removed by Tenant and any damage repaired, at Tenant’s expense, prior to the expiration of this Lease. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not be obligated to remove any Alterations (as hereinafter defined) hereinafter performed in or to the Premises except for Specialty Alterations and Tenant shall not be obligated to remove any existing Alterations currently in or to the Premises as of the date hereof, except as provided in Articles 44 and 56 herein. For purposes of this Section 8.01, “Specialty Alterations” shall mean Alterations consisting of kitchens, pantries, executive bathrooms, raised computer floors, server rooms, vaults, libraries, filing systems, internal staircases, dumbwaiters, pneumatic tubes, vertical and horizontal transportation systems, any Alterations which are structural in nature or penetrate or otherwise affects any floor slab, and other Alterations of a similar character which are not customary for general office use in non-institutional office buildings in midtown Manhattan. Tenant shall, at Tenant’s cost and expense, remove any such Specialty Alteration so designated by Landlord, repair any damage to the Premises or the Building due to such removal, cap all electrical, plumbing and waste disposal lines in accordance with sound construction practice and restore the portion of the Premises effected by such removal to the condition existing prior to the making of such Specialty Alteration, reasonable wear and tear and damage from casualty excepted. All such work shall be performed in accordance with plans and specifications first approved by Landlord, such approval not to be unreasonably withheld or delayed, and all applicable terms, covenants, and conditions of this Lease. If the Landlord’s insurance premiums increase as a result of any Specialty Alterations, Tenant shall pay each such increase each year as Additional Rent within thirty (30) days after receipt of a bill therefore from Landlord. Landlord shall designate an Alteration to be a Specialty Alteration at the time that consent to such Specialty Alteration is given by Landlord, provided that Tenant attaches, as part of its request for such consent, a separate written notice specifically referencing this Section and advising Landlord that Landlord is required to make such designation as part of any such consent given by Landlord hereunder or be deemed to. have waived its right to have such Alteration removed by Tenant at the expiration or sooner termination of the Term. Notwithstanding anything to the contrary contained herein, Tenant shall close any passageways created by Tenant between the Premises and the 250 Building (as defined herein) in accordance with good construction practices in accordance with all applicable provisions of this Lease and repair any damage to the Premises and the Building arising from the closure of such passageways on or before the Expiration Date.

8.02     Notwithstanding anything contained herein to the contrary, Tenant shall not be required to obtain Landlord ’s prior written consent or approval for any nonstructural, purely decorative, or interior improvements or alterations (“Non-Structural Alterations”; all Non-Structural Alterations, Structural Alterations, and Specialty Alterations are collectively referred as “Alterations”) to the Premises (including painting, carpeting or the installation of wall coverings) provided, however that said Non-Structural Alterations do not consist of changes or modifications affecting any Building plumbing, electrical, air conditioning, utility services or other Building wide

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systems, do not require the issuance of a building permit, and are not visible from outside the Premises, and comply with all applicable provisions of this Lease. All Alterations shall be performed in accordance with the following conditions:

(i)       Prior to the commencement of any Structural Alterations and Specialty Alterations, Tenant shall first submit to Landlord for its approval detailed dimensioned coordinated plans and specifications, including layout, architectural, mechanical, electrical, plumbing and structural drawings therefore (the “Plans”). Landlord shall be give, in writing, a good description of all other Alterations and Plans with respect to Non-Structural Alterations requiring a building permit or costing in excess of $75,000.00.

(ii)      All Alterations in and to the Premises shall be performed in a good and workmanlike manner and in accordance with the Building’s rules and regulations governing Tenant Alterations. Prior to the commencement of any such Alterations, Tenant shall, at its sole cost and expense, obtain and exhibit to Landlord any governmental permit required in connection with such Alterations.

(iii)     All Alterations shall be done in compliance with all other applicable provisions of this Lease and with all applicable laws, ordinances, directions, rules and regulations of governmental authorities having jurisdiction, including, without limitation, the Americans with Disabilities Act of 1990 and New York City Local Law No. 57/87 and similar present or future laws, and regulations issued pursuant thereto, and also New York City Local Law No. 76 and similar present or future laws, and regulations issued pursuant thereto, on abatement, storage, transportation and disposal of asbestos and other hazardous materials, which work, if required, shall be effected at Tenant’s sole cost and expense, and in strict compliance with the aforesaid rules and regulations which Landlord will enforce in a non-discriminatory manner to all Tenants in the Building. Notwithstanding anything to the contrary contained in this Lease, in the event of the existence of any deteriorated asbestos or deteriorated asbestos-containing material (collectively, “ACM”) within the Premises, Landlord shall be responsible for the cost of removing, enclosing, encapsulating or otherwise managing such ACM to the extent required by applicable law; provided, however, that to the extent that Tenant has (i) disturbed such ACM, (ii) caused such ACM to become friable by the performance of any work or alterations in the Premises including, without limitation, any initial alterations performed by Tenant or (iii) installed such ACM, then Tenant shall remove, enclose, encapsulate or otherwise manage such ACM as required by applicable law at its sole cost and expense.

(iv)     Tenant shall not at any time, either directly or indirectly, use any contractors or labor or materials in the Premises if the use of same would create any difficulty with other contractors or labor engaged by Tenant or Landlord or others in the construction, maintenance or operation of the Building or any part thereof.

(v)      Tenant shall keep the Building and the Premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the Premises.

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(vi)     Prior to the commencement of any work by or for Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of the following insurance:

(a)     Workmen’s compensation insurance covering all persons employed for such work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Premises.

(b)     Broad form general li ability insurance written on an occurrence basis naming Tenant as an insured and naming Landlord and its designees as additional insureds, with limits of not less than $3,000,000 combined single limit for personal injury in any one occurrence, and with limits of not less than $500,000 for property damage (the foregoing limits may be revised from time to time by Landlord to such higher limits as Landlord from time to time reasonably requires). Tenant, at its sole cost and expense, shall cause all such insurance to be maintained at all time when the work to be performed for or by Tenant is in progress. All such insurance shall be obtained from a company authorized to do business in New York and shall provide that it cannot be canceled without thirty (30) days prior written notice to Landlord. All polices, or certificates therefor, issued by the insurer and bearing notations evidencing the payment of premiums, shall be delivered to Landlord. Blanket coverage shall be acceptable, provided that coverage meeting the requirements of this paragraph is assigned to Tenant’s location at the Premises.

(vii)        All work to be performed by Tenant shall be done in a manner which will not materially interfere with or disturb other tenants and occupants of the Building.

(viii)       Tenant agrees to employ the building consultant as Landlord shall, from time to time designate (the “Building Consultant”) in connection with any and all filings, approvals, permits, licenses and consents issued or required to be made with or obtained from any and all governmental agencies or authorities in conjunction with any and all Alterations to the Premises or the Building which Tenant intends to perform or performs to the Premises, the Building or any part thereof (collectively, “Tenant Alterations”), provided that the prices charged and scope of services offered by the Building Consultant are comparable to those customarily charged and offered by other reputable New York City building consultants offering similar services in midtown Manhattan, or other comparable reputable consultants, only after consultation and coordination with Landlord’s Building Consultant and provided that Tenant addresses, to the reasonable satisfaction of Landlord’s Building Consultant, any concerns raised by Landlord’s Building Consultant with regard to the effect of any such filings, approvals, permits, licenses and consents in connection therewith and Tenant pay to Landlord, as Additional Rent within twenty (20) days of demand, all reasonable costs, fees and expenses incurred by Landlord to Landlord’s Building Consultant in connection therewith. Tenant agrees that other than the Building Consultant, it shall not employ any other building consultant, nor any individual, firm or organization for such purpose, without Landlord’s prior written consent, in each instance which consent shall not be unreasonably withheld or delayed provided however that Landlord’s previous experience with such consultant, and concerns regarding the financial stability of, and any criminal proceedings currently or previously pending against, a contractor or mechanic may form a basis upon which Landlord may withhold its consent.

(ix)         The review and/or approval by Landlord, its agents, consultants and/or

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contractors, of any Alteration or of plans and specifications therefor and the coordination of such Alteration work with the Building, as described in part above, are solely for the benefit of Landlord, and neither Landlord nor any of its agents, consultants or contractors shall have any duty toward Tenant; nor shall Landlord or any of its agents, consultants and/or contractors be deemed to have made any representation or warranty to Tenant, or have any liability, with respect to the safety, adequacy, correctness, efficiency or compliance with laws of any plans and specifications, Alterations or any other matter relating thereto.

(x)           Promptly following the substantial completion of any Alterations for which Plans were prepared, Tenant shall submit to Landlord: (a) one (1) sepia and one (1) copy on floppy disk (using a current version of Autocad or such other similar software as is then commonly in use) of final, “as-built” plans for the Premises showing all such Alterations and demonstrating that such Alterations were performed substantially in accordance with plans and specifications first approved by Landlord and (b) an itemization of Tenant’s total construction costs, detailed by contractor, subcontractors, vendors and materialmen; bills, receipts, lien waivers and releases from all contractors, subcontractors, vendors and materialmen; architects’ and Tenant’s certification of completion, payment and acceptance, and all governmental approvals and confirmations of completion for such Alterations.

ARTICLE 9

LIENS

9.01        With respect to contractors, subcontractors, materialmen and laborers, and architects, engineers and designers, for all work or materials for a single project having a cost of $100,000 or more, or projects being performed simultaneously which in the aggregate cost $100,000 or more to be furnished to Tenant at the Premises, Tenant agrees to obtain and deliver to Landlord written and unconditional waiver of mechanics liens upon the Premises or the Building after payments to the contractors, etc., subject to any then applicable provisions of the Lien Law. Notwithstanding the foregoing, Tenant at its expense shall cause any lien filed against the Premises or the Building, for work or materials claimed to have been furnished to Tenant, to be discharged of record within fourteen (14) days after notice thereof.

ARTICLE 10

REPAIRS

10.01       Tenant shall take good care of the Premises and the fixtures and appurtenances therein, and shall make all non-structural repairs necessary to keep them in good working order and condition (except where such repair is necessitate by Landlord’s negligence or willful misconduct), including structural repairs when those are necessitated by the act, omission or negligence of Tenant or its agents, employees, invitees or contractors, subject to the provisions of Article 11 hereof. During the term of this Lease, Tenant may have the exclusive use of any air-conditioning equipment

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servicing the Premises, subject to the provisions of Article 35 of this Lease, and shall pay, in accordance with Article 41 of this Lease, for electricity consumed by the equipment. ·the exterior walls and roofs of the Building, the mechanical rooms, service closets, shafts, areas above any hung ceiling and the windows and the portions of all window sills outside same are not part of the Premises demised by this Lease, and Landlord hereby reserves all rights to such parts of the Building. Tenant shall not paint, alter, drill into or otherwise change the appearance of the windows including, without limitation, the sills, jambs, frames, sashes, and meeting rails. Notwithstanding the foregoing, Tenant shall, at its sole cost and expense, maintain and repair, in good working order and condition, the cooling tower installed by Tenant pursuant to Article 55 and all other Building Systems installed in the Building by Tenant.

10.02    Landlord shall, at its sole cost and expense, in a first class manner, maintain and repair the roof, foundation, the common and public areas and structural portions of the Building, the elevator systems, the air-conditioning equipment servicing the 3rd Floor Premises for the period prior to the 3rd Floor Commencement Date, the air-conditioning equipment servicing the lobby of the Building (the “Lobby HVAC”) and the plumbing, mechanical and electrical equipment and risers to the extent located outside of the Premises and not installed by Tenant (collectively, the “Building Systems”); provided however, that (a) repairs to the distribution portions of the Building Systems located within and serving the Premises shall be performed by Tenant at its sole cost and expense, and except where the need for such maintenance or repairs is caused by (i) the negligence or willful misconduct of Tenant, its members, partners, directors, officers, employees, representatives, · servants, invitees, permitted subtenant or permitted licensees, or (ii) a default by Tenant under the terms of this Lease, in either of which events such maintenance and repair shall be performed at. Tenant’s cost and expense, payable upon demand as Additional Rent hereunder. Landlord shall use reasonable diligence to pursue repairs to the roof and building façade to correct the conditions causing the existing leaks in the Premises.

10.03    In the event that(i) Landlord shall fail to timely perform any repair required to be performed, or deliver any service required to be delivered to the Premises pursuant to the provisions of this Lease, and (ii) Tenant shall notify Landlord in writing of such failure, and (iii) such failure shall continue for a period of thirty (30) days after Landlord’s receipt of notice (or, in the event of an emergency (“Critical Repair Items”), within twenty four (24) hours), or, if such observance or performance cannot be reasonably had within such thirty (30) day period, Landlord has not in good faith commenced such observance or performance within said thirty (30) day period and diligently prosecuted same thereafter, and (iv) such failure by Landlord shall persist for five (5) business days after receipt by Landlord of a second (2nd) notice in writing from Tenant notifying Landlord of the continued existence of said failure (provided that no such second notice is required in the case of Critical Repair Items), or if such observance or performance cannot be reasonably had within such five (5) business day period, Landlord has not in good faith commenced such observance or performance within said five (5) business day period and diligently prosecuted same thereafter; then Tenant may immediately or at any time thereafter and without further notice perform such repairs or such service (“Tenant’s Self-Help Right”) provided, however, that such performance involves or affects only facilities, systems, risers or portions of the Building located within or exclusively servicing the Premises (i.e., the HVAC System), but shall exclude repairs to the Building Systems outside the Premises, structural portions of the Building (i.e., the roof, foundation and load

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bearing walls) and the elevator systems Tenant shall have the right to send an invoice to Landlord for the amount of any reasonable, out-of-pocket costs paid by Tenant in performing the obligations of Landlord pursuant to this Article. In the event Landlord fails to credit the amount of such invoice against the next accruing installment(s) of Fixed Annual Rent under this Lease within thirty (30) days of receipt of same, then Landlord shall be deemed to dispute the validity and amount of such invoice and Tenant shall have the right to submit such dispute to arbitration before the AAA or any successor thereto. If (a) such arbitration shall result in the rendering of a final judgment for a sum of money against Landlord, and Landlord shall fail to have such judgment vacated or the enforcement thereof stayed by a court of competent jurisdiction after final appeal, or (b) Landlord shall not dispute such invoice from Tenant, Landlord shall pay the amount of such invoice to Tenant by credit against the next accruing installment(s) of Fixed Annual Rent under this Lease, within thirty (30) days after (a) receipt of notice from Tenant in the case of (i), above or (b) receipt of such invoice from Tenant in the case of (ii), above. Notwithstanding anything to the contrary contained in this Article, Tenant shall not be entitled to exercise Tenant’s Self-Help Right and to require Landlord to repay to Tenant the costs incurred in connection therewith in the event that Landlord’s failure to make a repair or to provide a service required hereunder results from (i) any installation, alteration or improvement which was not performed by Tenant in accordance with the provisions of this Lease; or (ii) Tenant’s default under the provisions of this Lease; or (iii) the negligence or willful misconduct of Tenant; or (iv) any other reason beyond the reasonable control of Landlord.

ARTICLE 11

FIRE OR OTHER CASUALTY

11.01    Damage by fire or other casualty to the Building and to the core and shell of the Premises (excluding the tenant improvements and betterments and Tenant’s personal property) shall be repaired at the expense of Landlord (“Landlord’s Restoration Work”), with reasonable diligence, but without prejudice to the rights of subrogation, if any, of Landlord’s insurer to the extent not waived herein. Landlord shall not be required to repair or restore any of Tenant’s property or any alteration, installation or leasehold improvement made in and/or to the Premises. If, as a result of such damage to the Building or to the core and shell of the Premises, the Premises are rendered untenantable, the Rent shall abate in proportion to the portion of the Premises not usable by Tenant from the date of such fire or other casualty until Landlord’s Restoration Work is substantially completed. Landlord shall not be liable to Tenant for any delay in performing Landlord’s Restoration Work, Tenant’s sole remedy being the right to an abatement of Rent, as provided above. Tenant shall cooperate with Landlord in connection with the performance by Landlord of Landlord’s Restoration Work. If the Premises are rendered wholly untenantable by fire or other casualty and if Landlord shall decide not to restore the Premises, or if the Building shall be so damaged that Landlord shall decide to demolish it or not to rebuild it (whether or not the Premises have been damaged), Landlord may within ninety (90) days after such fire or other cause give written notice to Tenant of its election that the term of this Lease shall automatically expire no less than ten (10) days after such notice is given. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the

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extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such a policy can be obtained without additional premiums. Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof

11.02    In the event that the Premises has been damaged or destroyed and this Lease has not been terminated in accordance with the provisions of this Article, Tenant shall (i) cooperate with Landlord in the restoration of the Premises and shall remove from the Premises as promptly as reasonably possible all of Tenant’s salvageable inventory, movable equipment, furniture and other property and (ii) repair the damage to the tenant improvements and betterments and Tenant’s personal property and restore the Premises with reasonable diligence following the date upon which the core and shell of the Premises shall have been substantially repaired by Landlord.

11.03    In the event that any portion of the Premises constituting at least one (1) full floor of the Building or greater (the “Untenantable Casualty Space”) is rendered wholly untenantable due to fire or other casualty and Landlord has not substantially restored the core and shell of the Untenantable Casualty Space and access thereto excluding, without limitation, any alterations, improvements or betterments installed by Tenant in and to the Untenantable Casualty Space and any personal property, within one hundred and eighty (180) days after such fire or casualty subject to causes beyond the reasonable control of Landlord then, and in such event, Tenant may elect to cancel this Lease only and to the extent that it pertains to the Untenantable Casualty Space, upon written notice to Landlord within sixty (60) days after the end of such one hundred and eighty (180) day period and the term of this Lease, only and to the extent it pertains to the Untenantable Casualty Space, shall expire on the date set forth therein which shall be not less than thirty (30) days after the date such notice is given (the “Cancellation Date”) provided that Landlord does not substantially restore the core and shell of the Untenantable Casualty Space prior to the Cancellation Date and provided further that Tenant surrenders to Landlord possession of the Untenantable Casualty Space on or before the Cancellation Date in the condition required by this Lease as if the Cancellation Date were the Expiration Date, in which event Tenant shall remain liable for any and all obligations under this Lease through the date of such fire or other casualty and the representations, covenants and warranties of Article 40 of this Lease (Brokerage & Indemnification) shall survive any such cancellation, as well as any other provisions of this Lease which, by their terms, survive cancellation.

11.04    For purposes of this Section 11.04, a “Major Casualty” shall mean damage or destruction (i) to the core and shell of all or substantially all (i.e., more than eighty-five (85%) percent) of the Premises or (ii) the Building to the extent that Tenant’s access to the all or substantially all of the Premises has been substantially impaired. Provided that Landlord does not elect to terminate this Lease in accordance with the provisions of this Article, in the event of a Major Casualty, if there has been substantial damage or destruction to the Building or the Premises and: (i) Landlord shall not have substantially restored Tenant’s access to the Premises and substantially completed the making of the required repairs to the core and shell of the Premises within twelve (12) months from the date of such Major Casualty, or within such period after such date (not exceeding

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three (3) months) as shall equal the aggregate period Landlord may have been delayed in doing so by reasons of Force Majeure (defined below) or (ii) the estimated time by Landlord to restore Tenant’s access to the Premises and substantially completed the making of the required repairs to the core and shell of the Premises is more than twelve (12) months after the occurrence of such Major Casualty, then, and in such event, Tenant may elect to terminate this Lease upon giving written notice to Landlord within thirty (30) days after the end of such twelve (12) month period, and as the same may be extended in accordance with the provisions hereof, and the term of this Lease shall expire on the date set forth therein which shall be not less than thirty (30) days after the date such notice is given (the “Cancellation Date”) provided that Landlord does not substantially complete the required repairs to the Building or to the core and shell of the Premises, as the case may be, prior to the Cancellation Date. For purposes of this Article, “Force Majeure” shall mean the inability of Landlord to perform an obligation accruing under this Article by reason of accidents, strikes, the inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, governmental restrictions, regulations or controls or by reason of any other similar cause beyond the reasonable control of Landlord.

ARTICLE 12

END OF TERM

12.01    Tenant shall surrender the Premises to Landlord at the expiration or sooner termination of this Lease in good order and condition, except for reasonable wear and tear and damage by fire or other casualty, and Tenant shall remove all of its property. Tenant agrees it shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender the Premises will be substantial, will exceed the amount of monthly Rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord on the Expiration Date or sooner termination of the Term of this Lease, then Tenant will pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Premises after expiration or termination of the Term of this Lease, a sum equal one and one-half (1.5) times the average Rent and Additional Rent which was payable per month under this Lease during the last six months of the Term thereof for the first ninety (90) days of such holdover and thereafter time (2) times the average Rent and Additional Rent. Tenant shall also pay all Additional Rent as incurred in the normal course of operations under the Lease. Tenant shall not be responsible for any consequential damages to Landlord unless Tenant holds over in the Premises for a period of in excess of thirty (30) days. The aforesaid obligations shall survive the expiration or sooner termination of the Term of this Lease. At any time during the Term of this Lease, during business hours upon reasonable advance notice to Tenant (which may be given in person or by telephone), Landlord may exhibit the Premises to prospective purchasers or mortgagees of Landlord’s interest therein. During the last year of the Term, Landlord may exhibit the Premises · to prospective tenants.

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ARTICLE 13

SUBORDINATION AND ESTOPPEL, ETC.

13.01      Subject to the terms of this Article 13, this Lease, and all rights of Tenant hereunder, are, and shall continue to be, subject and subordinate in all respects to:

(1)       all ground leases, overriding leases and underlying leases of the land and/or the building now or hereafter existing (provided however, Landlord hereby represents to Tenant that, as of the date of this Lease, Landlord’s interest in the Premises is that of fee owner);

(2)       all mortgages that may now or hereafter affect the land, the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings;

(3)       each and every advance made or hereafter to be made under such mortgages;

(4)       all renewals, modifications, replacements and extensions of such leases and such mortgages; and

(5)       all spreaders and consolidations of such mortgages.

13.02     The provisions of Section 13.01 of this Article shall be self-operative, and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver any instrument that Landlord, the lessor of any such lease, the holder of any mortgage or any of its successors in interest shall reasonably request (and Tenant reasonably approves, such approval not to be unreasonably withhold, conditioned or delayed) to evidence such subordination in the event that Tenant shall fail to execute and deliver any such instrument within ten (10) days after request therefor, and continues to fail to do so within ten (10) days of a second request by Landlord, then such failure shall constitute a material default by Tenant and, further, both Landlord and any designee of Landlord shall be entitled to rely on Tenant’s silence as indication that this Lease is subordinate to any and all such leases and mortgages. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article 13 are herein sometimes called “superior leases”, the mortgages to which this Lease is, at the time referred to, subject and subordinate are herein sometimes called “superior mortgages”, the lessor of a superior lease or its successor in interest at the time referred to is sometimes herein called a “lessor” and the mortgagee under a superior mortgage or its successor in interest at the time referred to is sometimes herein called a “mortgagee”.

13.03     In the event of any act -or omission of Landlord that would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a

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partial or total eviction, Tenant shall not exercise such right (unless pursuant to an express provision in the Lease (e.g., casualty or condemnation) until:

(i)     it has given written notice of such act or omission to the mortgagee of each superior mortgage and the lessor of such superior lease whose name and address shall previously have been furnished to Tenant; and

(ii)    a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such mortgagee or lessor shall have obtained possession of the Premises and become · entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy or more than thirty (30) days after notice to such mortgagee or lessor). Nothing contained herein shall obligate such lessor or mortgagee to remedy such act or omission.

13.04     If the lessor of a superior lease or the mortgagee of a superior mortgage shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then, at the request of such party so succeeding to Landlord’s rights (hereinafter sometimes called a “successor landlord”), and upon such successor landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease and shall be applicable after such attornment, except that such successor landlord shall not be subject to any offset (except any rent offsets or credits expressly provided in this Lease or awarded by a court, arbitrator or other dispute resolution mechanism, if any) or liable for any previous act or omission of Landlord under this Lease.

13.05     If, in connection with obtaining financing or refinancing for the Building, a banking, insurance, or other lender shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Tenant shall not unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not materially increase the obligation, materially decrease the rights, or increase the monetary obligations, of Tenant hereunder. In no event shall a requested modification of this Lease requiring Tenant to perform the following be deemed to adversely affect the leasehold interest hereby created:

(i)     give notice of any default by Landlord under this Lease to such lender and/or permit the curing of such defaults by such lender; and

(ii)    obtain such lender’s consent for any modification of this Lease.

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13.06     This Lease may not be modified or amended so as to reduce the Rent, shorten the term, or otherwise materially affect the rights of Landlord hereunder, or be canceled or surrendered, without the prior written consent in each instance of the ground lessors and of any mortgagees whose mortgages shall require such consent. Any such modification, agreement, cancellation or surrender made without such prior written consent shall be null and void as to such lessor or mortgagee.

13.07     Subject to the provisions of any SNDA Agreement (as defined in Section 13.09, below) obtained by Landlord in favor of Tenant and executed and delivered by all parties thereto, Tenant agrees that if this Lease terminates, expires or is canceled for any reason or by any means whatsoever by reason of a default under a ground lease or mortgage, and the ground lessor or mortgagee so elects by written notice to Tenant, this Lease shall automatically be reinstated for the balance of the term which would have remained but for such termination, expiration or cancellation, at the same rental, and upon the same agreements, covenants, conditions, restrictions and provisions herein contained, with the same rental, and upon the same agreements, covenants, conditions, restrictions and provisions herein contained, with the same force and effect as if no such termination, expiration or cancellation had taken place. Tenant covenants to execute and deliver any instrument required to confirm the validity of the foregoing.

13.08     From time to time, Tenant, on at least ten (10) business days’ prior written request by Landlord, shall deliver to Landlord a statement (“Estoppel Certificate”) in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the Rent and other charges have been paid and stating whether or not Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default. Not more frequently than twice during each year of the Term hereof, Landlord, on at least ten (10) days’ prior written request by Tenant, shall deliver to Tenant an Estoppel Certificate with respect to the Lease and the status of Tenant’s performance thereunder.

13.09     A. For purposes hereof: (i) ground leases and the mortgages are sometimes hereinafter referred to individually as a “Senior Interest” and collectively as the “Senior Interests”, and (ii) ground lessors, ground lessees and mortgagees are sometimes hereinafter referred to individually as a “Senior Interest Holder” and collectively as the “Senior Interest Holders”.

B.  Notwithstanding anything to the contrary contained in this Lease, upon execution and delivery of this Lease by Landlord and by Tenant, Landlord shall obtain for the benefit of, and deliver to, Tenant a subordination, attornment and non-disturbance agreement (an “SNDA Agreement”) with each of the Senior Interest Holders in the form annexed hereto and made a part hereof as “Exhibit D”. Under no circumstances shall the Senior Interest Holders be bound by any credit for Rent which may have been paid by Tenant for more than the then-current month. Any fees or costs imposed by the Senior Interest Holders or their attorneys in connection with obtaining such SNDA Agreements shall be paid by Tenant provided, however, that Landlord shall notify Tenant of the projected fees and costs prior to incurring the same. Tenant agrees to execute and acknowledge all such SNDA Agreements and return same to Landlord within ten (10) days after Landlord’s written request therefor. In the event that Tenant fails to so execute any such SNDA Agreement and deliver

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same to Landlord within said ten (10) days and continues to fail to do so within ten (10) days of a second written request by Landlord, then such failure shall constitute a waiver by Tenant of Landlord’s obligation hereunder to obtain an SNDA Agreement from such Superior Interest.

C.  Notwithstanding anything to the contrary contained in this Lease, with respect to any entity that may hereinafter come to hold a ground or underlying lease or mortgage, which is superior to the interest of Landlord in the Building and/or the Premises (a “Future Senior Interest”), Landlord shall obtain for the benefit of Tenant an SNDA Agreement with each such Future Senior Interest. Said SNDA Agreements will be in the form then customarily used by each such Future Senior Interest. Tenant agrees to execute and acknowledge all such SNDA Agreements and return same to Landlord within ten (10) days after Landlord’s written request therefor. In the event that Tenant fails to so execute any such SNDA Agreement and deliver same to Landlord within said ten (10) days and continues to fail to do so within ten (10) days of a second written request by Landlord, then such failure shall constitute a waiver by Tenant of Landlord’s obligation hereunder to obtain an SNDA Agreement from such Future Senior Interest. Landlord shall have no liability to Tenant for its failure to obtain any such SNDA Agreement referred to in this Section C, however in such event, this Lease and all right of Tenant hereunder shall not be subordinate to such Future Senior Interests and the holders of such Future Senior Interests unless and until Landlord obtains for Tenant an SNDA Agreement from the holder of each such Future Senior Interest.

ARTICLE 14

CONDEMNATION

14.01    If the whole or any substantial part of the Premises shall be condemned by eminent domain or acquired by private purchase in lieu thereof, for any public or quasi-public purpose, this Lease shall terminate on the date of the vesting of title through such proceeding or purchase, and Tenant shall have no claim against Landlord for the value of any unexpired portion of the Term of this Lease, nor shall Tenant be entitled to any part of the condemnation award or private purchase price. Notwithstanding anything to the contrary set forth above, Tenant shall not be prohibited from making a claim in any condemnation proceeding for the value of its unaffixed, moveable property and for its relocation expenses, provided that such claim does not in any manner prejudice, prohibit or diminish Landlord’s claims or the value of any award to Landlord. If less than a substantial part of the Premises is condemned, this Lease shall not terminate, but Rent shall abate in proportion to the portion of the Premises condemned.

ARTICLE 15

REQUIREMENTS OF LAW

15.01    Tenant at its expense shall comply with all laws, orders and regulations of any governmental authority having or asserting jurisdiction over the Premises, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises or the use or

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occupancy thereof during the Term and any renewals or extensions thereof, including, without limitation, compliance in the Premises with all City, State and Federal laws, rules and regulations on the disabled or handicapped, on fire safety and on hazardous materials (collectively, “Applicable Laws”).The foregoing shall not require Tenant perform compliance work necessitated by the acts or omissions of Landlord nor shall Tenant be required to do structural work to the Building unless such violation, order or duty shall arise from (i) the particular use or manner of any use or occupancy of the Premises by Tenant or any person claiming through or under Tenant, or (ii) a condition created by Tenant or any person claiming under or through Tenant or any of their respective agents, contractors, employees, licensees, guests or invitees (including, without limitation, any Alteration or improvement in the Premises), or (iii) a breach of Tenant’s obligations under this Lease or the negligence of Tenant or its agents, contractors, employees, licensees, guests or invitees. Landlord shall comply with all Applicable Laws affecting the Building except to the extent that Tenant is required to comply with such Applicable Laws hereunder. Notwithstanding the foregoing, Landlord shall make any necessary corrections and/or modifications to the ground floor gate located on the front of the Building in order to comply with all Applicable Laws with reasonable diligence after the date hereof, subject to delay by causes beyond its control or by the action or inaction of Tenant.

15.02     Tenant shall require every person engaged by him to clean any window in the Premises from the outside, to use the equipment and safety devices required by Section 202 of the Labor Law and the rules of any governmental authority having or asserting jurisdiction.

15.03     Tenant at its expense shall comply with all requirements of the New York Board of Fire Underwriters, or any other similar body affecting the Premises, and shall not use the Premises in a manner which shall increase the rate of fire insurance of Landlord or of any other tenant, over that in effect prior to this Lease and as of the date hereof, Landlord acknowledges, to the best of its knowledge, that Tenant’s permitted use hereunder shall not increase such rate. If Tenant’s use of the Premises increases the fire insurance rate, Tenant shall reimburse Landlord for all such increased costs. That the Premises are being used for the purpose set forth in Article 1 hereof shall not relieve Tenant from the foregoing duties, obligations and expenses.

ARTICLE 16

CERTIFICATE OF OCCUPANCY

16.01     Tenant will at no time use or occupy the Premises in violation of the certificate of occupancy issued for the Building. The statement in this Lease of the nature of the business to be conducted by Tenant shall not be deemed to constitute a representation or guaranty by Landlord that such use is lawful or permissible in the Premises under the certificate of occupancy for the Building.

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ARTICLE 17

POSSESSION

17.01     The parties acknowledge and agree that it currently occupies the Premises pursuant to preexisting lease agreements therefore, each of which is being cancelled of even date herewith by separate agreement between the parties.

17.02     If Landlord shall be unable to give possession of the 3rd Floor Premises on the 3rd Floor Commencement Date because of any reason beyond the reasonable control of Landlord, then in such event Landlord shall not be subject to any liability for such failure, and this Lease shall stay in full force and effect without extension of its Term; however, the Rent, with respect to the 3rd Floor Premises only, shall not commence until the 3rd Floor Premises are available for occupancy by Tenant. Landlord shall use commercially reasonable efforts to give possession of the 3rd Floor Premises to Tenant before December 1, 2008. If delay in possession is due to work, changes or decorations being made by or for Tenant, or is otherwise caused by Tenant, there shall be no rent abatement and the Rent shall commence on the date specified in this Lease. The provisions of this Article are intended to constitute an “express provision to the contrary” within the meaning of Section 223(a), New York Real Property Law.

ARTICLE 18

QUIET ENJOYMENT

18.01     Landlord covenants that as long as this Lease is in effect, Tenant may peaceably and quietly enjoy the Premises, subject to the terms, covenants and conditions of this Lease and to the ground leases, underlying leases and mortgages hereinbefore mentioned to which this Lease is subject.

ARTICLE 19

RIGHT OF ENTRY

19.01     Tenant shall permit Landlord to erect, construct and maintain pipes, conduits and shafts in and through the Premises provided that they are concealed, erected along perimeter walls wherever possible and are installed in a manner which does not interfere with Tenant’s use of the Premises or materially reduce the usable area of the Premises. Landlord or its agents shall have the right to enter or pass through the Premises at reasonable times, upon reasonable advance notice to Tenant (which may be given in person or by telephone) and, in the event of an emergency, by master key, by reasonable force or otherwise, to examine the same, and to make such repairs, alterations or additions as it may deem necessary or desirable to the Premises or the Building, and to take all material into and upon the Premises that may be required therefor. Such entry and work shall not constitute an eviction of Tenant in whole or in part, shall not be grounds for any abatement of Rent,

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and shall impose no liability on Landlord by reason of inconvenience or injury to Tenant’s business. Landlord shall use reasonable efforts to minimize interference with Tenant’s normal business activities within the Premises provided, however, that Tenant acknowledges and agrees that at, Landlord ’s election, all such work shall be performed on normal business days during normal business hours, unless Tenant requests and pays Landlord incremental difference in cost for overtime or premium labor. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Tenant, to change the arrangement and/or location of entrances or passageways, windows, corridors, elevators, stairs, toilets, or other public parts of the Building provided that same has no material adverse effect on Tenant, and to change the designation of rooms and suites and the name or number by which the Building is known.

ARTICLE 20

INDEMNITY

20.01     Tenant shall indemnify, defend and save Landlord harmless from and against any liability, loss, claims, demands, damages or expenses (including reasonable attorneys’ fees, disbursements and court costs) in connection with third party claims arising from the use or occupation of the Premises by Tenant, or anyone on the Premises with Tenant’s permission, or from any breach of this Lease, or from any negligent act or omission of Tenant or any one claiming through or under Tenant and any of their agents, contractors, employees, servants, licensees or visitors (unless caused by the negligence or willful misconduct of Landlord). The provisions of this Section shall survive the Expiration Date or sooner termination of the Term.

ARTICLE 21

LANDLORD’S LIABILITY, ETC.

21.01     This Lease and the obligations of Tenant hereunder shall not in any way be affected because Landlord is unable to fulfill any of its obligations or to supply any service, by reason of strike or other cause not within Landlord’s control except as otherwise expressly provided herein. Landlord shall have the right, without incurring any liability to Tenant, upon reasonable advance notice to Tenant (which may be given in person or by telephone), to stop any service because of accident or emergency, or for repairs, alterations or improvements, necessary or desirable in the reasonable judgment of Landlord, until such repairs, alterations or improvements shall have been completed. Landlord shall use reasonable efforts to minimize interference with Tenant’s normal business activities within the Premises provided, however, that Tenant acknowledges and agrees that at, Landlord’s election, all such repairs, alterations or improvements shall be performed on normal business days during normal business hours, unless Tenant requests and pays Landlord incremental difference in cost for overtime or premium labor. Landlord shall not be liable to Tenant or anyone else, for any loss or damage to person, property or business; nor shall Landlord be liable for any latent defect in the Premises or the Building. Neither the partners, entities or individuals

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comprising the Landlord, nor the agents, directors, or officers or employees of any of the foregoing shall be liable for the performance of the Landlord’s obligations hereunder. Tenant agrees to look solely to Landlord’s estate and interest in the land and Building, or the lease of the Building or of the land and Building, and the Premises, and any sale proceeds derived there from, for the satisfaction of any right or remedy of Tenant for the collection of a judgement (or other judicial process) requiring the payment of money by Landlord, and in the event of any liability by Landlord, no other property or assets of Landlord or of any of the aforementioned parties shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant’s use and occupancy of the Premises or any other liability of Landlord to Tenant.

21.02     If Landlord fails to make any repair or :furnish any service Landlord is obligated to provide under this Lease and such failure persists for five (5) consecutive business days after notice from Tenant (or, in the event such repair cannot be commenced and completed in such five (5) consecutive business day period; then provided Landlord has not commenced and continued to diligently prosecute such repair within said five (5) consecutive business day period) and, as a result of such failure by Landlord, Tenant shall be unable to use and shall have discontinued its use and occupancy of all or any affected portion of the Premises, then Tenant shall be entitled to an abatement of fixed annual rent allocable to such portion of the Premises which is not usable and is not used or occupied for each day after said five (5) consecutive business day period until said repair is substantially completed by Landlord provided further, however, that Tenant shall not be entitled to an abatement of rent in the event that such failure results from (i) any installation, alteration or improvement which is not performed by Tenant in a good workmanlike manner; (ii) default by Tenant under the terms of this Lease; (iii) reasons beyond Landlord’s reasonable control; or (iv) the negligence, tortious conduct or willful misconduct of Tenant, its employees, servants, representatives or invitees.

ARTICLE 22

CONDITION OF PREMISES

22.01     A. The parties acknowledge and agree that Tenant currently occupies the Existing Premises pursuant to preexisting lease agreements therefore, each of which is being cancelled of even date herewith by separate agreement between the parties, and that Tenant is, therefore, fully familiar with the physical condition of the Building and the Existing Premises and Tenant agrees to accept the Existing Premises at the commencement of the Term in its then “as is” condition, except to the extent expressly provided for in this Article 22.

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B. Tenant acknowledges and agrees that Tenant has inspected the 3rd Floor Premises, is fully familiar with the physical condition thereof and agrees to accept possession of the 3rd Floor Premises vacant, free of personal property, broom clean and otherwise in “as is” condition as of the 3rd Floor Commencement Date; provided however, Landlord shall seal all openings and penetrations in connection therewith the passageway between the 250 Building (as defined in Article 56 herein) and the 3rd Floor Premises (“Landlord’s 3rd Floor Work”).

C. Tenant acknowledges and agrees that Landlord shall have no obligation to do any work in or to the Premises in order to make it suitable and ready for occupancy and use by Tenant under this Lease, except to the extent otherwise expressly provided for in this Article 22.

22.02      Subject to the provisions of this Article, Landlord shall perform the work to the Building set forth on the schedule annexed hereto as Exhibit E in a building standard manner using building standard materials in all instances unless expressly specified (“Landlord’s Existing Premises Work”), Landlord’s 3rd Floor Work and Landlord’s Existing Premises Work being collectively referred to herein as “Landlord’s Work”), subject to delay by causes beyond its control or by the action or inaction of Tenant. Landlord, or Landlord’s designated agent, shall perform Landlord’s Work with reasonable dispatch, ·subject to delay by causes beyond its control or by the action or inaction of Tenant, or by Force Majeure (as defined in Article 55 hereof). Tenant acknowledges and agrees that the performance of Landlord’s Work is expressly conditioned upon compliance by Tenant with all the terms and conditions of (i) this Article (including, without limitation, Section 22.03 hereof) and, (ii) the Lease, including payment of Rent.

22.03      Tenant acknowledges and agrees that (a) Landlord’s Work will be performed while Tenant remains in occupancy of the Premises and that such work shall not constitute an eviction of Tenant in whole or in part, constructive or actual, and shall not be a ground for any abatement of rent and shall not impose liability on the Landlord by reason of any inconvenience, injury to Tenant’s business or otherwise and (b) in order to facilitate the performance by Landlord of Landlord’ s Work without delay and/or additional expense to Landlord, Tenant shall promptly upon request and at its sole cost and expense relocate to other areas of the Premises all materials, personalty, furnishings, personal property, fixtures, trade fixtures and equipment presently located therein as reasonably designated by Landlord. Landlord shall use reasonable efforts to minimize interference with Tenant’s normal business activities while performing Landlord’s Work provided, however, that Tenant acknowledges and agrees that all work shall be performed on normal business days during normal business hours. Notwithstanding the foregoing, in the event that Tenant requests that Landlord perform Landlord’s Work during times other than ordinary business hours, and such labor is then available, Tenant shall be responsible for the cost of such overtime or premium labor charges as the case may be.

22.04      Landlord’s Work shall be deemed to be substantially completed notwithstanding that (i) minor or non-material details of construction, mechanical adjustment or decoration remain to be performed, provided, that said “Punch List Items” shall be completed by Landlord within a reasonable time thereafter or (ii) a portion of Landlord’s Work is incomplete because construction scheduling requires that such work be done after incomplete finishing or after

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other work to be done by or on behalf of Tenant is completed.

ARTICLE 23

CLEANING

23.0l      Tenant shall, at Tenant’s expense, keep the Premises, including the windows, clean and in order, to the reasonable satisfaction of Landlord, and for that purpose shall employ a reputable contractor, or other person or persons, or corporation approved by the Landlord. Tenant shall, at its sole cost and expense, remove all rubbish from the Premises and the Building on a regular basis consistent with good practice in office buildings of similar age, size and character in midtown Manhattan and in compliance with all applicable laws, codes, rules and regulations, by means of duly licensed professionals subject to the prior written consent of Landlord, which shall not be unreasonably withheld provided that such cleaning contractor does not employ any labor or materials in the Premises which would create any difficulty with other contractors or labor engaged by Tenant or Landlord or others in the construction, maintenance or operation of the Building or any part thereof, and further subject, however, to Landlord’s right to revoke such approval in the event that (A) there occurs any negative experience beyond a de minimis extent with such contractor (including, without limitation, that they: (i) fail to prosecute work in a manner consistent with good business or trade practice, (ii) default on their obligations to Landlord, Tenant or other tenants of the Building, or (iii) conduct themselves in an unprofessional or disreputable manner in or about the Building) or (B) reasonable concerns arise regarding the financial stability of, or any criminal proceedings pending against, any such contractors or licensed professionals.

ARTICLE 24

JURY WAIVER

24.01      Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim involving any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises or involving the right to any statutory relief or remedy. Tenant will not interpose any counterclaim of any nature (other than a compulsory counterclaim) in any summary proceeding.

ARTICLE 25

NO WAIVER, ETC.

25.01      No act or omission of Landlord or its agents shall constitute an actual or constructive eviction, unless Landlord shall have first received written notice of Tenant’s claim and shall have had a reasonable opportunity to meet such claim. In the event that any payment herein provided for by Tenant to Landlord shall become overdue for a period in excess of seven (7) days,

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then at Landlord’s option, a “late charge” shall become due and payable to Landlord, as Additional Rent, equal to five (5%) percent of the then outstanding balance of unpaid Fixed Annual Rent and Additional Rent; provided further that in the event that Tenant fails to pay the “late charge” and the unpaid Fixed Annual Rent and Additional Rent by the twentieth (20th) day of the calendar month which such payment was first due, Tenant shall pay to Landlord, as Additional Rent, an additional fee, which shall not be or be deemed a penalty, but instead shall be deemed reasonably calculated to compensate Landlord, in part, for costs or expenses paid or incurred by Landlord resulting from Tenant’s failure to make timely payment under this Lease (both parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely pay Fixed Annual Rent and Additional will be substantial due to Tenant’s occupancy of the entire rentable office space within the Building, and will be impossible of accurate measurement}, at the following rates: a rate (the “Interest Rate”) equal to two (2%) percent above the prime rate of interest charged by JP Morgan Chase, New York, (or the successor thereto) at the time such payment first becomes due and compounding on the twentieth (20Th) day of each calendar month thereafter until paid in full. No act or omission of Landlord or its agents shall constitute an acceptance of a surrender of the Premises, except a writing signed by Landlord. The delivery or acceptance of keys to Landlord or its agents shall not constitute a termination of this Lease or a surrender of the Premises. Acceptance by Landlord of less than the Rent herein provided shall at Landlord’s option be deemed on account of earliest Rent remaining unpaid. No endorsement on any check, or letter accompanying Rent, shall be deemed an accord and satisfaction, and such check may be cashed without prejudice to Landlord. No waiver of any provision of this Lease shall be effective, unless such waiver be in writing signed by the party to be charged. In no event shall Tenant be entitled to make, nor shall Tenant make any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord had unreasonably withheld, delayed or conditioned its consent or approval to any request by Tenant made under a provision of this Lease. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance or declaratory judgment, except as otherwise provided in Section 21 above. Tenant shall comply with the rules and regulations contained in this Lease, and any reasonable modifications thereof or additions thereto. Landlord shall not be liable to Tenant for the violation of such rules and regulations by any other tenant. Failure of Landlord to enforce any provision of this Lease, or any rule or regulation, shall not be construed as the waiver of any subsequent violation of a provision of this Lease, or any rule or regulation. This Lease shall not be affected by nor shall Landlord in any way be liable for the temporary closing, darkening or bricking up of windows in the Premises, for any reason, including as the result of construction on any property of which the Premises are not a part or by Landlord’s own non-negligent acts. Landlord agrees that it shall not permanently close, darken or bricken up windows in the Premises unless required by law, rule, regulation or code of any governmental authority having jurisdiction.

ARTICLE 26

OCCUPANCY AND USE BY TENANT

26.01      If this Lease is terminated because of Tenant’s default hereunder, then, in

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addition to Landlord’s rights of re-entry, restoration, preparation for and rerental, and anything elsewhere in this Lease to the contrary notwithstanding, at Landlord’s election, all Rent and Additional Rent reserved in this Lease from the date of such breach to the expiration date of this Lease shall become immediately due and payable to Landlord and Landlord shall retain its right to judgment on and collection of Tenant’s aforesaid obligation to make a single payment to Landlord of a sum equal to (i) the amount by which (x) the Fixed Annual Rent and Additional Rent payable hereunder for the period to the Expiration Date from the date of such breach, exceeds (y) the then fair and reasonable rental value of the Premises for the same period, both discounted at the prime rate of interest charged by JP Morgan Chase, New York, (or the successor thereto) on the date of such breach to present worth, and (ii) all reasonable out-of-pocket expenses of Landlord in obtaining possession of, and in effecting the reletting of the Premises including, without limitation, alteration costs, commissions, concessions and legal fees. In no event shall Tenant be entitled to a credit or repayment for rerental income which exceeds the sums payable by Tenant hereunder or which covers a period after the original Term of this Lease.

ARTICLE 27

NOTICES

27.01 Any bill, notice or demand from Landlord to Tenant, may be delivered personally at the Premises or sent by registered or certified mail or by any nationally recognized overnight delivery service and addressed to Tenant at the Premises or at the address first set forth herein, Attn: Chief Financial Officer. A copy of any notice of default given to Tenant hereunder shall also be sent for informational purposes only to Tenant at the Premises, Attn: General Counsel and to Davis & Gilbert LLP, 1740 Broadway, New York, NY 10019, Attn: Jeffrey Morass, Esq., provided, however, that Landlord’s failure to do so shall not affect in any way the validity or effectiveness of any such notice. Such bill, notice or demand shall be deemed to have been given at the time of delivery, if delivered by hand, three (3) business days after mailing or receipt by such delivery, if sent by registered or certified mail, or the next business day after mailing or receipt of such delivery, if sent by overnight delivery. Notwithstanding the foregoing, bills sent from Landlord in the ordinary course of business to Tenant may be sent through regular mail and shall be deemed to have been given two (2) business days after mailing or receipt by such delivery. Any notice, request or demand from Tenant to Landlord must be sent by registered or certified mail to the last address designated in writing by Landlord and shall be deemed to have been given three (3) business days after mailing or receipt. Either party may designate a different address for which notices are to be sent by delivering such designation to the other party in accordance with the provisions of this Article.

ARTICLE 28

WATER

28.01       Landlord shall permit Tenant to obtain water service to the Premises through

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the presently existing water facilities servicing the Premises to the extent presently available and safely capable of providing such service, subject to the provisions of this Article. Tenant shall pay the amount of Landlord’s cost for all excessive water used by Tenant for any purpose other than ordinary lavatory, cleaning and pantry uses, and any sewer rent or tax based thereon. Landlord may install a water meter to measure Tenant’s water consumption for all purposes and Tenant agrees to pay for the installation and maintenance thereof and for any such excess water consumption as shown on said meter at Landlord’s cost therefor plus Landlord’s actual meter reading charge. If water is made available to Tenant in the Building or the Premises through a meter which also supplies other Premises, or without a meter, then Tenant shall pay to Landlord a reasonable charge per month for any such excess water. Landlord reserves the right to discontinue water service to the Premises in the case of emergency, or if required by law, rule, regulation or code of any governmental authority having jurisdiction without releasing Tenant from any liability under this Lease and without Landlord or Landlord’s agent incurring any liability for any damage or loss sustained by Tenant by such discontinuance of service.

ARTICLE 29

SPRINKLER SYSTEM

29.01      If there shall be a “sprinkler system” in the Premises for any period during this Lease, and if such sprinkler system is damaged by any act or omission of Tenant or its agents, employees, licensees or visitors, Tenant shall restore the system to good working condition at its own expense. If the New York Board of Fire Underwriters, the New York Fire Insurance Exchange, the Insurance Services Office, or any governmental authority requires the installation of, or any alteration to a sprinkler system in the Premises by reason of Tenant’s particular manner of occupancy or use of the Premises, including any alteration necessary to obtain the full allowance for a sprinkler system in the fire insurance rate of Landlord, or for any other reason, Tenant shall make such installation or alteration promptly, and at its own expense.

ARTICLE 30

HEAT, ELEVATOR, ETC.

30.01      Tenant shall have access to the Premises twenty-four (24) hours a day, three hundred sixty-five (365) days a year, subject to the provisions of this Lease and to causes beyond the reasonable control of Landlord. Landlord shall provide normal elevator service during Tenant’s business hours (i.e., Monday to Friday, excluding holidays, between the hours of 8:00 a.m. and 9:00 pm) and including Saturdays from 8:00 a.m. until p.m., except on Sundays, State holidays, Federal holidays, or Building Service Employees Union Contract holidays. Notwithstanding the foregoing, Landlord shall provide a minimum of one (1) passenger elevator from the lobby of the Building to the Premises twenty-four (24) hours per day, seven (7) days per week, subject to all other applicable provisions of the Lease. If the elevators in the Building are manually operated, Landlord may convert to automatic elevators at any time, without in any way affecting Tenant’s obligations

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hereunder.

30.02      Landlord shall furnish heat to the Premises during normal business days (i.e., Monday through Friday) from 8:00 a.m. until 6:00 p.m. during the cold season in each year. In the event Tenant shall require heat to the Premises other than on the above referenced days and hours, but during the cold season, Landlord shall furnish such heat provided that written notice is hand delivered to Landlord at Landlord’s office in the Building, or such other· address designated by Landlord, not less than twenty-four (24) hours prior to the date for which such service is requested and shall use reasonable efforts to supply such requested service if less notice is give to Landlord. Tenant shall reimburse Landlord, as Additional Rent, within fifteen (15) days of Landlord’s demand, $3,000.00 per month during the months of November through April for such after hour heat service.

ARTICLE 31

SECURITY DEPOSIT

31.01      Landlord and Tenant acknowledge that Tenant is the tenant under that certain lease agreements (the “Existing Leases”) between Landlord and Tenant, covering the Existing Premises. Landlord and Tenant acknowledge and agree that Tenant previously deposited with Landlord, by Tenant, the sum of$1,125,000.00 (the “Security”) as and for its security deposit under the Existing Lease and Tenant hereby authorizes Landlord and Landlord agrees to retain said Security subject to and in accordance with the terms of Article 31 of this Lease, for the performance by Tenant of the terms of this Lease. Landlord may use any part of the Security to satisfy any default of Tenant and any expenses arising from such default, including but not limited to late fees, legal fees and any damages or rent deficiency before or after re-entry by Landlord. Tenant shall, upon demand, deposit with Landlord the full amount so used, and/or any amount not so deposited by Tenant, in order that Landlord shall have the full Security deposit on hand at all times during the term of this Lease. If Tenant shall comply fully with the terms of this Lease, the Security shall be returned to Tenant after the date fixed as the end of the Lease. In the event of a sale or lease of the Building containing the Premises, Landlord may transfer the Security to the purchaser or tenant, and Landlord shall thereupon be released from all liability for the return of the Security. This provision shall apply to every transfer or assignment of the Security to a new Landlord. Tenant shall have no legal power to assign or encumber the Security herein described.

31.02      (a) Within five (5) business days of execution and delivery of this Lease and Tenant’s receipt of the executed SNDA by the Senior Interest Holder, Tenant shall deliver into escrow to Escrowee, as and for security hereunder a clean, irrevocable and unconditional letter of credit in an amount equal to $1,250,000.00 (the “LOC”) as a replacement for the above cash deposit (the “Cash Security’’) which shall comply and conform in all material respects with the form annexed hereto and made apart hereof as “Exhibit F.” In the event that Tenant fails to strictly and timely comply with the provisions hereof, Tenant shall no longer have the right to replace the Cash Security with the LOC and shall immediately, without demand, deposit with Landlord as additional Security under the Lease, the sum of $125,000.00 (the “Additional Cash Security’’), so that the total amount of the Cash Security held by Landlord under the Lease shall be$1,250,000.00 and Landlord shall continue

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to hold the Cash Security for its intended purposes.

(b)      Upon Tenant’s delivery of the LOC to Escrowee and within sixty (60) days of the date on which the Senior Interest Holder approves of the Lease and executes and delivers the SNDA to Landlord, Landlord shall return to Tenant the amount of Cash Security deposited with Landlord, and upon Landlord’s return of the Cash Security to Tenant, Escrowee shall promptly release the Letter of Credit from escrow and deliver same to Landlord.

(c)      In the event that Tenant has delivered the Letter of Credit to Escrowee and Landlord does not deliver to Tenant the Cash Security within the sixty (60) day period referenced above, and provided that (i) Tenant gives both Landlord (Attn: Ralph Sitt) and Escrowee notice thereof, and (ii) Landlord fails to so reimburse Tenant within twenty (20) days thereafter, and (iii) provided that at all relevant times Tenant is not in default of this Lease after notice (in which event Tenant’s rights under this Section 31.02(c)shall be suspended until the earlier of(a) Tenant’s timely and full cure of the default alleged in such notice, at which time Tenant’s rights hereunder shall be reinstated, and (b) the expiration of Tenant’s time in which to cure such default without curing the same, at which time Tenant’s offset rights hereunder shall be extinguished, but without forfeiture of Tenant’s interest in the Cash Security or right to judicially recover the same or credit therefor from Landlord), Tenant may offset amount of Cash Security in six (6) equal monthly installments as against the next accruing six (6) monthly installments of Fixed Annual Rent due under this Lease. No earlier than thirty (30) days before the last day of the six (6) month period referenced above, but no later than five (5) days after the last day of the six (6) month period referenced above, time being of the essence, Tenant shall give notice to Escrowee authorizing the release of the LOC from escrow and delivery of same to Landlord. Tenant’s failure to strictly and timely comply with the provisions of the immediately proceeding sentence within three (3) business days notice from Landlord shall constitute a material default under this Lease for failure to replenish Security and, further, notwithstanding anything to the contrary set forth in Article 5 of this Lease, there shall be no additional notice of default or cure period afforded Tenant for such default. Tenant’s notice to Landlord (and Escrowee) requesting delivery of the Cash Security hereunder shall state in bold, uppercase letters on the first (1st) page thereof, the following:

TENANT SHALL HAVE THE RIGHT TO OFFSET THE AMOUNT SPECIFIED HEREIN AGAINST THE FIXED ANNUAL RENT NEXT BECOMING DUE UNDER THE LEASE IN THE EVENT YOU FAIL TO DELIVER SUCH AMOUNT TO TENANT WITHIN TWENTY (20) DAYS AFTER THIS NOTICE SHALL HAVE BEEN GIVEN TO YOU.

Notwithstanding anything to the contrary set forth above, Tenant shall not have any offset right against Fixed Annual Rent as set forth in this Section 31.02(c), in the event and to the extent that Landlord shall give notice to Tenant within said twenty (20) day period that such successor landlord disputes such release of Cash Security, accompanied by a reasonably detailed description of the basis for such dispute.

(d)      Landlord and Tenant agree jointly to defend (by attorneys selected by Escrowee), indemnify and hold Escrowee harmless from and against any claim, judgment, loss,

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liability, damages, penalties, fines, cost or expense resulting from any dispute or litigation arising out of or concerning Escrowee’s duties or services under this Article 32. This indemnity includes, without limitation, disbursements and reasonable attorneys’ fees either paid to retain attorneys or representing the fair value of legal services rendered by Escrowee on its own behalf.

(e)      Escrowee shall not be liable, and Landlord and Tenant both hereby release Escrowee from liability, for any error in judgment or for any act undertaken or omitted by it in good faith, or for any mistake of fact of law, except for Escrowee’s own gross negligence or willful misconduct.

(f)      Landlord and Tenant acknowledge that Escrowee is merely a stakeholder charged with duties hereunder which are purely ministerial in nature. Notwithstanding its position as Escrowee hereunder, Escrowee shall be entitled to continue to represent Landlord or its designee or successor in any and all matters including those pertaining to the Premises, and this Lease and the enforcement thereof.

ARTICLE 32

TAX ESCALATION

32.01     Tenant shall pay to Landlord, as Additional Rent, tax escalation in accordance with this Article. For purposes of this Lease, Landlord and Tenant acknowledge and agree that the rentable square foot area of the Premises shall be deemed to be 130,900 square feet, until the 3rd Floor Commencement Date, 143,800 square feet thereafter. For the purpose of this Article, the following definitions shall apply:

(i)          The term “Tenant’s Share”, for purposes of computing tax escalation, shall mean, until the 3rd Floor Commencement Date eighty six percent (86%), and thereafter, ninety four percent (94%).

(ii)         The term the “Building Project” shall mean the aggregate combined parcel of land on a portion of which are the improvements of which the Premises form a part (and there are no other improvements on such land as of the date hereof), with all the improvements thereon, said improvements being a part of the block and lot for tax purposes which are applicable to the aforesaid land.

(iii)        The “Base Tax Year” shall mean the New York City Real Estate Tax Year commencing July 1, 2006 and ending June 30, 2007.

(iv)        The term “Comparative Year” shall mean the twelve (12) month period following the Base Tax Year, and each subsequent period of twelve (12) months thereafter.

(v)         The term “Real Estate Taxes” shall mean the total of all taxes and special or other assessments levied, assessed or imposed at any time by any governmental authority upon or against

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the Building Project including, without limitation, any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said Building Project to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against said Building Project. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the Real Estate Taxes, or in lieu of additions to or increases of said Real Estate Taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of “Real Estate Taxes” for the purposes hereof. Provided, however, that except to the extent expressly includable hereunder, the following shall be excluded from “Real Estate Taxes” for purposes of this Article: (i) income, estate, gift, succession, inheritance, transfer, mortgage, gains, unincorporated business, commercial rent and franchise taxes imposed upon Landlord, (ii) any assessment payable in connection with the financing or conveyance of all or a portion of the Building, increases in taxes due to improvements dedicated to occupants of the Building other than Tenant, or its permitted assigns and subleasees, (iii) any interest or penalties incurred by Landlord by reason of a late payment of Real Estate Taxes, and (iv) water, sewer, vault and sales taxes, rents and/or charges.

(vi)        Where more than one assessment is imposed by the City of New York for any tax year, whether denominated an “actual assessment” or a “transitional assessment” or otherwise, then the phrases herein “assessed value” and “assessments” shall mean whichever of the actual, transitional or other assessment is designated by the City of New York as the taxable assessment for which Real Estate Taxes are payable by Landlord for that tax year.

32.02     In the event that the Real Estate Taxes payable for any Comparative Year shall exceed the amount of the Real Estate Taxes payable during the Base Tax Year, Tenant shall pay to Landlord, as Additional Rent for such Comparative Year, an amount equal to Tenant’s Share of the excess. Before or after the start of each Comparative Year, Landlord shall furnish to Tenant a statement of the Real Estate Taxes payable during the Comparative Year, along with a copy of the applicable tax bill(s) provided that they are then in the possession of Landlord. If the Real Estate Taxes payable for such Comparative Year exceed the Real Estate Taxes payable during the Base Tax Year, Additional Rent for such Comparative Year, in an amount equal to Tenant’s Share of the excess, shall be due from Tenant to Landlord, and such Additional Rent shall be payable by Tenant to Landlord within thirty (30) days after receipt of the aforesaid statement; provided that Tenant pay in the same number of installments as Landlord. The benefit of any discount for any early payment or prepayment of Real Estate Taxes shall accrue solely to the benefit of Landlord, and such discount shall not be subtracted from the Real Estate Taxes payable for any Comparative Year. In addition to the foregoing, Tenant shall pay to Landlord, within ten (10) days of demand, as Additional Rent, a sum equal to Tenant’s Share of any business improvement district assessment payable by the Building Project. Upon Landlord’s receipt of a written request from Tenant, Landlord shall provide Tenant with copies of the applicable Real Estate Tax bills for a specified Comparison Year provided that they are then in the possession of Landlord.

32.03     Should the Real Estate Taxes payable during the Base Tax Year be reduced by final determination of legal proceedings, settlement or otherwise, then, the Real Estate Taxes payable

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during the Base Tax Year shall be correspondingly revised, the Additional Rent theretofore paid or payable hereunder for all Comparative Years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord as Additional Rent, within ten (10) days after being billed therefor, any deficiency between the amount of such Additional Rent as theretofore computed and the amount thereof due as the result of such recomputations.

32.04     If, after Tenant shall have made a payment of Additional Rent under Section 32.02, Landlord shall receive a refund of any portion of the Real Estate Taxes payable for any Comparative Year after the Base Tax Year on which such payment of Additional Rent shall have been based, as a result of a reduction of such Real Estate Taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall within ten (10) days after receiving the refund pay to Tenant Tenant’s Share of the refund less Tenant’s Share of expenses (including reasonable attorneys’ and appraisers’ fees) incurred by Landlord in connection with any such application or proceeding. In addition to the foregoing, Tenant shall pay to Landlord, as Additional Rent, within ten (10) days after Landlord shall have delivered to Tenant a statement therefor, Tenant’s Share of all reasonable expenses incurred by Landlord in reviewing or contesting the validity or amount of any Real Estate Taxes or for the purpose of obtaining reductions in the assessed valuation of the Building Project prior to the billing of Real Estate Taxes, including without limitation, the fees and disbursements of attorneys, third party consultants, experts and others. Landlord agrees that during the Term and any extensions or renewals thereof, Landlord shall review and, as appropriate, contest the validity of Real Estate Taxes for the purpose of obtaining reductions in the assessed valuation of the Building Project, in a manner consistent with that undertaken by other prudent landlords of office buildings in midtown Manhattan of similar age, size and class.

32.05     The statements of the Real Estate Taxes to be furnished by Landlord as provided above shall be certified by Landlord and shall constitute a final determination as between Landlord and Tenant of the Real Estate Taxes for the periods represented thereby, unless Tenant within thirty (30) days after they are furnished shall give a written notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate. If Tenant shall so dispute said statement then, pending the resolution of such dispute, Tenant shall pay the Additional Rent to Landlord in accordance with the statement furnished by Landlord.

32.06     In no event shall the fixed Annual Rent under this Lease be reduced by virtue of this Article.

32.07     If the Commencement Date of the Term of this Lease is not the first day of the first Comparative Year, then the Additional Rent due hereunder for such first Comparative Year shall be a proportionate share of said Additional Rent for the entire Comparative Year, said proportionate share to be based upon the length of time that the lease Term will be in existence during such first Comparative Year. Upon the date of any expiration or termination of this Lease (except termination because of Tenant’s default) whether the same be the date hereinabove set forth for the expiration of the Term or any prior or subsequent date, a proportionate share of said Additional Rent for the Comparative Year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed

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and paid. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such Comparative Year. Landlord shall promptly cause statements of said Additional Rent for that Comparative Year to be prepared and furnished to Tenant. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing.

32.08     Landlord’s and Tenant’s obligations to make the adjustments referred to in Section 32.07 above shall survive any expiration or termination of this Lease. Any delay or failure of Landlord in billing any tax escalation hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such tax escalation hereunder. Landlord shall deliver to Tenant the final statement for the adjustment hereunder no later than twenty-four (24) months after the expiration of the Term of this Lease or twenty-four (24) months following the sooner termination of this Lease and any sums due hereunder and not set forth by Landlord in a statement delivered within said twenty-four (24) month period shall be deemed waived by Landlord.

ARTICLE 33

RENT CONTROL

33.01     In the event the Fixed Annual Rent or Additional Rent or any part thereof provided to be paid by Tenant under the provisions of this Lease during the Term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any Federal, State, County or City rent control or similar law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, code or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private (a “Legal Requirement”), then Tenant shall enter into such agreements and take such other steps as Landlord may reasonably request to enable Landlord to collect the maximum rents which, are thereafter and from time to time lawful (but not in excess of the rentals then reserved under this Lease). Upon the termination of such Legal Requirement, (a) Rent shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant promptly shall pay in full to Landlord, unless expressly prohibited by law, an amount equal to (i) the Rents which would have been paid pursuant to this Lease but for such Legal Requirement less (ii) the Rents paid to Landlord during the period such Legal Requirement was in effect.

ARTICLE 34

SUPPLIES

34.0 I     Only Landlord or any one or more persons, firms, or corporations authorized in writing by Landlord shall be permitted to furnish laundry, linens, towels, water coolers, ice and other similar supplies and services to tenants and licensees in the Building such authorization not to be unreasonably withheld. Landlord may fix, in its own reasonable discretion, from time to time, the hours during which and the regulations under which such supplies and services are to be furnished.

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34.02     Only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord shall be permitted to sell, or furnish any food or beverages whatsoever for consumption within the Premises or elsewhere in the Building such authorization not to be unreasonably withheld. Landlord further expressly reserves the right to exclude from the Building any person, firm or corporation attempting to deliver or purvey any such food or beverages, but not so authorized by Landlord. It is understood, however, that Tenant or its regular office employees may personally bring food or beverages into the Building for consumption within the Premises by the said employees, but not for resale or for consumption by any other tenant.

ARTICLE 35

AIR CONDITIONING

35.01     Tenant shall be permitted to exclusively use the equipment presently supplying air-conditioning service to Building (the “Existing HVAC Equipment”) subject to and in accordance with the provisions of this Article. Tenant acknowledges and agrees that air-conditioning service to the Building shall be supplied through equipment operated, maintained, repaired and replaced (as necessary) by Tenant and that Landlord has no obligation to operate, maintain, repair or replace the said equipment or to supply air-conditioning service to the Building, except for the equipment presently supplying air-conditioning service to the 3rd Floor Premises for the period prior to the 3rd Floor Commencement Date and except for the Lobby HVAC. The Existing HVAC Equipment and all other air conditioning systems, equipment and facilities hereafter located in or servicing the lobby of the Building or the Premises(the “Supplemental Systems”) including, without limitation, the ducts, dampers, registers, grilles and appurtenances utilized in connection with both the Existing HVAC Equipment and the Supplemental Systems (collectively hereinafter referred to as the “HVAC System”), shall be operated, maintained, repaired and replaced (as necessary) by Tenant in compliance with all present and future laws and regulations relating thereto at Tenant’s sole cost and expense. Tenant shall pay for all electricity consumed in the operation of the HVAC System, and Tenant’s proportionate share of the electric current (and/or water, gas and steam) for the production of chilled and/or condenser water and its supply to the Premises, if applicable, which shall become the obligation of Tenant subject to the terms of Article 41 of this Lease. Tenant shall pay for all parts and supplies necessary for the proper operation of the HVAC System (and any restoration or replacement by Tenant of all or any part thereof shall be in quality and class at least equal to the original work or installations); provided, however, that Tenant shall not alter, modify, remove or replace the HVAC System, or any part thereof, without Landlord’s prior written consent.

35.02     Without limiting the generality of the foregoing, Tenant shall, at its own cost and expense, (a) cause to be performed all maintenance of the HVAC System, including all repairs and replacements thereto, and (b) commencing as of the date upon which Tenant shall first occupy the Premises for the conduct of its business, and thereafter throughout the Term of the Lease, maintain in force and provide a copy of same to Landlord a reasonable and customary air conditioning service repair and full service maintenance contract covering the HVAC System with a reputable air conditioning contractor or servicing organization reasonably approved by Landlord. The HVAC System is and shall at all times remain the property of Landlord, and at the expiration or

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sooner termination of the Lease, Tenant shall surrender to Landlord the HVAC System in good working order and condition, subject to normal wear and tear and shall deliver to Landlord a copy of the service log. In the event that Tenant fails to obtain the contract required herein or perform any of the maintenance or repairs required hereunder, Landlord shall have the right, but not the obligation, to procure such contract and/or perform any such work and charge the Tenant as Additional Rent hereunder the cost of same plus an administrative fee equal to fifteen (15%) percent of such cost which shall be paid for by Tenant on demand.

35.03     ln the event that Tenant shall require air conditioning service other than during normal business hours (i.e., Monday through Friday from 8:00 a.m. to 6:00 p.m.), Landlord shall furnish after hours air conditioning service through the Existing HVAC Equipment at no additional charge to Tenant. provided that written notice is given to Landlord by Tenant’s not less than six (6) hours prior to the time for which such service is requested or prior to 1:00 p.m. on business days preceding weekends and the aforementioned holidays.

ARTICLE 36

SHORING

36.01     Tenant shall permit any person authorized to make an excavation on land adjacent to the Building containing the Premises to do any work within the Premises necessary to preserve the wall of the Building from injury or damage, and Tenant shall have no claim against Landlord for damages or abatement of rent by reason thereof. Landlord shall endeavor to use commercially reasonable efforts to minimize interference with Tenant’s permitted use of the Premises during the course of said excavations and shoring.

ARTICLE 37

EFFECT OF CONVEYANCE, ETC.

37.01     If the Building containing the Premises shall be sold, transferred or leased, or the lease thereof transferred or sold, Landlord shall be relieved of all future obligations and liabilities hereunder and the purchaser, transferee or tenant of the Building shall be deemed to have assumed and agreed to perform all such obligations and liabilities of Landlord hereunder. In the event of such sale, transfer or lease, Landlord shall also be relieved of all existing obligations and liabilities hereunder, provided that the purchaser, transferee or tenant of the Building assumes in writing such obligations and liabilities.

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ARTICLE 38

RIGHTS OF SUCCESSORS AND ASSIGNS

38.01     This Lease shall bind and inure to the benefit of the heirs, executors, administrators, successors, and, except as otherwise provided herein, the assigns of the parties hereto. If any provision of any Article of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of that Article, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of said Article and of this Lease shall be valid and be enforced to the fullest extent permitted by law.

ARTICLE 39

CAPTIONS

39.01     The captions herein are inserted only for convenience, and are in no way to be construed as a part of this Lease or as a limitation of the scope of any provision of this Lease.

ARTICLE 40

BROKERS

40.01     Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent in connection with the consummation of this Lease other than Sitt Leasing LLC and Colliers ABR (collectively, the “Brokers”) and Tenant covenants and agrees to defend, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent with respect to this Lease or the negotiation thereof.

40.02     Landlord represents and warrants to Tenant that it did not consult or negotiate with any broker, finder, or consultant with regard to the Premises other than the Brokers, and that no other broker, finder or consultant participated with Landlord in procuring this Lease. Landlord hereby indemnifies and agrees to defend and hold Tenant, its agents, servants and employees harmless from any suit, action, proceeding, controversy, claim or demand whatsoever at law or in equity that may be instituted against Tenant by anyone with whom Landlord has dealt for recovery of compensation or damages for procuring this Lease. Landlord shall pay commissions due the Brokers in connection with this Lease, if any, pursuant to the terms of separate agreements.

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ARTICLE 41

ELECTRICITY

41.0 I     Landlord and Tenant agree that Landlord shall furnish electricity to Tenant on a redistributed basis. For purposes of this Article 41, the Premises shall be deemed to be, until the 3rd Floor Commencement Date, eighty six (86%), and thereafter, ninety four percent (94%) of the Building and Tenant agrees that Tenant’s share of the Building electric current shall be, until the 3rd Floor Commencement Date, eighty six (86%), and thereafter, ninety four percent (94%) (“Tenant’s Electric Percentage”) of the entire Building’s electric current (excluding the retail portions of the Building).

41.02     Tenant agrees that Tenant shall pay, as Additional Rent in accordance with the provisions hereof, Tenant’s Electric Percentage of any and all sums billed to Landlord by any and all public utility and/or other service providers of electricity and electrical service to the Building(excluding the retail portions of the Building). Electricity and electric service, as used herein, shall mean any element affecting the generation, transmission, and/or distribution or redistribution of electricity, including but not limited to services which facilitate the distribution of service.

41.03     Bills shall be rendered at such times as Landlord may elect, and the amount, as computed from meters, shall be deemed to be, and shall be paid as Additional Rent. If any tax is imposed upon Landlord’s receipt from the resale of electrical energy to Tenant by any Federal, State or Municipal authority, Tenant covenants and agrees that, where permitted by law, Tenant’s share of such taxes based upon its usage and demand shall be passed on to, and shall be included in the bill of, and shall be paid by Tenant to Landlord, without duplication. Where more than one meter measures the service of Tenant in the Building, the KWH and KW recorded by each meter shall be computed and billed separately in accordance with rates set forth herein.

41.04     Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the building or the risers or wiring installation. If Tenant shall require any additional riser or risers, feeders or other equipment or service proper or necessary to supply Tenant’s electrical requirements, upon written request of Tenant, the same will be installed by Landlord, at the sole cost and expense of Tenant if, in Landlord’s reasonable judgment, the same are necessary, and to the extent that Tenant or anyone claiming through Tenant does not occupy the entire rentable square footage of the Building, will not result in a diminution in the amount of electrical power available to other tenants or occupants in the building and provided that same is then available and will not cause damage or injury to the building or Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or unreasonably disturb other tenants or occupants in the building. In addition to any such installation, Landlord will also, at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith, subject to the aforesaid terms and conditions.

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41.05     In the event that all or part of the meters, or system which measures Tenant’s consumption of electricity (the “Submetering System”),shall malfunction, (a) Landlord, through an independent, electrical consultant selected by Landlord, shall reasonably estimate the readings that would have been yielded by said Submetering System as if the malfunction had not occurred, on the basis of Tenant’s prior usage and demand and the lightning and equipment installed within the Premises and (b) Tenant shall utilize such estimated readings and the bill rendered based thereon shall be binding and conclusive on Tenant unless, within thirty (30) days after receipt of such a bill, Tenant challenges, in writing to Landlord, the accuracy or method of computation thereof If within thirty (30) days of Landlord’s receipt of such a challenge, the parties are unable to agree on the amount of the contested bill, the controlling determination of same shall be made by an independent electrical consultant agreed upon by the parties or, upon their inability to agree, as selected by the American Arbitration Association. The determination of such electrical consultant shall be final and binding on both Landlord and Tenant and the expenses of such consultant shall be divided equally between the parties. Pending such controlling determination, Tenant shall timely pay additional rent to Landlord in accordance with the contested bill. Tenant shall be entitled to a prompt refund from Landlord, or shall make prompt additional payment to Landlord, in the event that the electrical consultant determines that the amount of a contested bill should have been other than as reflected thereon.

41.06     If all or part of the Additional Rent payable in accordance with this Article becomes uncollectible or reduced or refunded by Virtue of any law, order or regulation, the parties agree that, at Landlord’s option, in lieu thereof, and in consideration of Tenant’s use of the building’s electrical distribution system and receipt of redistributed electricity and payment by Landlord of consultants’ fees and other redistribution costs, in lieu of the charges set forth in Section 41.02 above, the fixed annual rental rate(s) to be paid under this Lease shall be increased by an “alternative charge” which shall be a sum equal to $3.00 per year per rentable square foot of the Premises, changed in the same percentage as any increase in the cost to Landlord for electricity for the entire Building subsequent to the date hereof, because of electric rate, service classification or market price changes, such percentage change to be computed as in Section 41.04-provided.

41.07     Landlord reserves the right to terminate the furnishing of redistributed electricity, upon thirty (30) days’ written notice to Tenant, in which event Tenant shall make application directly to the public utility for Tenant’s entire separate supply of electric current and Landlord shall permit its risers, feeders, meters, wires and conduits, to the extent available and safely capable, to be used for such purpose. Any meters, risers or other equipment or connections necessary to enable Tenant to obtain electric current directly from such utility shall be installed at Tenant’s sole cost and expense. Only rigid conduit or electricity metal tubing (EMT) will be allowed. Landlord, upon the expiration of the aforesaid thirty (30) days’ written notice to Tenant, may discontinue furnishing the redistributed electric current and Tenant shall purchase electric service directly from the public utility for Tenant’s separate supply of electric current (and the provisions of Sections 41.01, 41.02, 41.03, 41.05 and 41.06 shall not apply), but this Lease shall otherwise remain in full force and effect. Notwithstanding the foregoing, provided that Tenant promptly applies for such direct service and diligently pursues such application to completion, Landlord shall not so discontinue such redistributed service until Tenant obtains electric service

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directly from the public utility, unless required by law.

41.08     Intentionally deleted.

41.09     Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements. Any riser or risers to supply Tenant’s electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord’s sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions.

ARTICLE 42

LEASE SUBMISSION

42.01     Landlord and Tenant agree that this Lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way unless and until (i) Tenant has duly executed and delivered duplicate originals thereof to Landlord and (ii) Landlord has executed and delivered one of said originals to Tenant.

ARTICLE 43

INSURANCE

43.0I.     Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office buildings in the Borough of Manhattan., City of New York and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as hereinafter provided for) or which would result in insurance companies of good standing refusing to insure the building or any of such property in amounts reasonably satisfactory to Landlord.

43.02     Tenant covenants to provide on or before the earlier to occur of (i) the Commencement Date, and (ii) ten (10) days from the date of this Lease, and to keep in force during the term hereof the following insurance coverage which coverage shall be effective on the Commencement Date:

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(a)     A comprehensive policy of liability insurance naming Landlord and its designees as additional insureds protecting Landlord, its designees and Tenant against any liability whatsoever occasioned by accident on or about the Premises or any appurtenances thereto. Such policy shall have limits of liability of not less than Ten Million ($10,000,000.00) Dollars combined. single limit coverage on a per occurrence basis, including property damage. Such insurance may be carried under a blanket policy covering the Premises and other locations of Tenant, if any, provided such a policy contains an endorsement (i) naming Landlord and its designees as additional insureds, (ii) specifically referencing the Premises; and (iii) guaranteeing a minimum limit available for the Premises equal to the limits of liability required under this Lease;

(b)     Fire and extended coverage in an amount adequate to cover the cost of replacement of all personal property, fixtures, furnishings, equipment, improvements and installations located in the Premises.

43.03     All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best’s Insurance Reports or any successor publication of comparable standing and carrying a rating of A VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be canceled or materially modified unless Landlord and any additional insured are given at least thirty (30) days prior written notice of such cancellation or modification.

43.04     Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the expiration of any such policies, Tenant shall deliver to Landlord certificates evidencing such insurance, together with evidence of payment for the policy. Tenant’s failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant’s default. In addition, in the event Tenant fails to provide and keep in force the insurance required by this Lease, at the times and for the durations specified in this Lease, Landlord shall have the right, but not the obligation, at any time and from time to time, and without notice, to procure such insurance and/or pay the premiums for such insurance in which event Tenant shall repay Landlord within five (5) days after demand by Landlord, as Additional Rent, all sums so paid by Landlord and any costs or expenses incurred by Landlord in connection therewith without prejudice to any other rights and remedies of Landlord under this Lease.

43.05     Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage policy obtained by it and covering the Building, the Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises in accordance with the terms of this Lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then, except as provided in the following two paragraphs, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party

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obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

43.06     In the event that Landlord shall be unable at any time to obtain one of the provisions referred to above in. any of its insurance policies, at Tenant’s option, Landlord shall cause Tenant to be named in such policy or policies as one of the insureds, but if any additional premium shall be imposed for the inclusion of Tenant as such an insured, Tenant shall pay such additional premium upon demand. In the event that Tenant shall have been named as one of the insureds in any of Landlord’s policies in accordance with the foregoing, Tenant shall endorse promptly to the order of Landlord, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Tenant hereby irrevocably waives any and all rights in and to such proceeds and payments.

43.07     In the event that Tenant shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Tenant shall cause Landlord to be named in such policy or policies as one of the insureds, but if any additional premium shall be imposed for the inclusion of Landlord as such an insured, Landlord shall pay such additional premium upon demand or Tenant shall be excused from its obligations under this paragraph with respect to the insurance policy or policies for which such additional premiums would be imposed.

43.08     Subject to the foregoing provisions of this Article, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the Term of this Lease.

43.09     If, by reason of a failure of Tenant to comply with the provisions of this Lease, the rate of fire insurance with extended coverage on the building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on the part of Tenant.

43.10.     Landlord may, from time to time but not more than three (3) times during the original Term of this Lease, require that the amount of the insurance to be provided and maintained by Tenant hereunder be increased so that the amount thereof adequately protects Landlord’s interest, but in no event in excess of the amount that would be required of other tenants in other similar office buildings in the borough of Manhattan.

43.11    A schedule or make up of rates for the building or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

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43.12      Each policy evidencing the insurance to be carried by Tenant under this Lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance. Landlord agrees that at all times during the Term it shall maintain in force and effect for the Building casualty and liability insurance coverage with underwriters, of a scope, and having policy limits, which are comparable to those maintained by prudent landlords of office buildings in midtown Manhattan of similar age, size, character and location.

ARTICLE 44

SIGNAGE

44.01      Tenant shall be permitted to affix a sign or plaque on or adjacent to the entrance door to the Premises, subject to the prior written approval of Landlord which shall not be unreasonably withheld subject to the other provisions of this Article, with respect to location, design, size, materials, quality, coloring, lettering and shape thereof, and subject, also, to compliance by Tenant, at its expense, with all applicable legal requirements or regulations. All such signage shall be consistent and compatible with the design, aesthetics, signage and graphics as other signage at the Building and shall not diminish or impair the character or reputation of the Building or Landlord. Landlord may remove any sign installed in violation of this provision, and Tenant shall pay the cost of such removal and any restoration costs.

44.02      Notwithstanding anything to the contrary contained in this Article, the tenant named on the first page of this Lease (the “Named Tenant”) may affix signs at the same locations, in the same manner and of the same size as those which are currently maintained by Tenant pursuant to its prior tenancy at the Building, to which Landlord hereby consents subject to their compliance in each instance with the applicable provisions of Section 44.01, above, and this Lease and provided that at or before the Expiration Date or sooner termination of the Term, Tenant removes all such signs and repairs any resulting damage to the Premises or the Building immediately thereafter at Tenant’s sole cost and expense in a good and workmanlike manner using materials that are of a quality equal or superior to those which were damaged and otherwise in compliance with the applicable provisions of this Lease:

(i)	at the left of the front faҫade of the Building; and
(ii)	on the lobby wall between the two {2) existing passenger elevators; and
(iii)	above the existing brass entry doors of the lobby from the street; and
(iv)	on the existing brass entry doors of the lobby from the street; and
(v)	on the roof of the Building, above the penthouse portion of the Premises.

44.03      Notwithstanding anything to the contrary contained herein, for so long as the Tenant or anyone claiming through the Tenant occupies at least seventy five (75%) percent of the entire rentable portion of the Building, from the date hereof, Landlord shall (i) restrict all future retail tenants of the Building (and to the extent that the retail leases of existing retail tenants of the Building prohibit the same) from installing external signage, blade signs and/or storefront signs

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which are not in keeping with the first class standard and character of the Building, or are otherwise detrimental to the reputation and image of the Building, (ii) prohibit said retail tenants from installing any flashing and/or neon signage on their respective storefronts unless such signage is required by law, rule, regulation or code of any governmental authority having jurisdiction, and (iii) restrict said retail tenants from installing any signage which blocks Tenant’s second (2nd) floor windows unless required by law, rule, regulation or code of any governmental authority having jurisdiction.

ARTICLE 45

INTENTIONALLY DELETED

ARTICLE 46

FUTURE CONDOMINIDM CONVERSION

46.01      Tenant acknowledges that the Building and the land of which the Premises form a part may be subjected to the condominium form of ownership prior to the end of the Term of this Lease. Tenant agrees that if, at any time during the Term, the Building and the land shall be subjected to the condominium form of ownership, then, this Lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to any condominium declaration and any other documents (collectively, the “Declaration”) which shall be recorded in order to convert the Building and the land of which the Premises form a part to a condominium form of ownership in accordance with the provisions of Article 9-B of the Real Property Law of the State of New York or any successor thereto, provided that Tenant’s obligations under this Lease shall not be materially increased (and there shall be no increase in Tenant’s monetary obligations) and Tenant’s rights are not diminished as a result thereof. If any such Declaration is to be recorded, Tenant, upon request of Landlord, shall enter into an amendment of this Lease in such respects as shall be necessary to conform to such condominiumization, including, without limitation, appropriate adjustments to Real Estate Taxes payable during the Base Tax Year, Base Year, and Tenant’s Share, as such terms are defined in Article 32 hereof, provided that Tenant’s obligations under this Lease shall not be materially increased (and there shall be no increase in Tenant’s monetary obligations) and Tenant’s rights are not diminished as a result thereof.

ARTICLE 47

MISCELLANEOUS

47.0 I    This Lease represents the entire understanding between the parties with regard to the matters addressed herein and may only be modified by written agreement executed by all parties hereto. All prior understandings or representations between the parties hereto, oral or written, with regard to the matters addressed herein are hereby merged herein. Tenant acknowledges that

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neither Landlord nor any representative or agent of Landlord has made any representation or warranty, express or implied, as to the physical condition, state of repair, layout, footage or use of the Premises or any matter or thing affecting or relating to Premises except as specifically set forth in this Lease. Tenant has not been induced by and has not relied upon any statement, representation or agreement, whether express or implied, not specifically set forth in this Lease. Landlord shall not be liable or bound in any Manner by any oral or written statement, broker’s “set-up”, representation, agreement or information pertaining to the Premises, the Building or this Agreement furnished by any real estate broker, agent, servant, employee or other person, unless specifically set forth herein, and no rights are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this agreement to be drafted.

ARTICLE 48

INTENTIONALLY OMITTED

ARTICLE 49

INTENTIONALLY OMITTED

ARTICLE 50

OPERATING EXPENSE ESCALATION

50.01      Tenant shall pay to Landlord, as Additional Rent, operating expense escalations in accordance with this Article.

50.02      For the purposes of this Article, the following definitions shall apply:

(i)        The term “Base Year” as herein after set forth for the determination of operating expense escalation, shall mean the calendar year 2009 for the Existing Premises and the calendar year on which the 3rd Floor Commencement Date occurs for the 3rd Floor Premises, and the term “Base Insurance Expenses” year shall mean the calendar year 2009 for the Existing Premises and for the 3rd Floor Premises, the calendar year on which the 3rd Floor Commencement Date occurs.

(ii)       The term the “Percentage”, for purposes of computing operating expense escalations hereunder, shall mean eighty six (86%) percent until the 3rd Floor Commencement Date, and thereafter, ninety four (94%) percent. The Percentage has been computed on -the basis of a fraction, the numerator of which is the rentable square foot area of the presently demised premises and the denominator of which is the total rentable square foot area of the office space in the Building.

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(iii)      The term the “Building Project” for purposes of this Article shall mean the aggregate combined parcel of land on a portion of which is the Building of which the Premises form a part, with all the improvements and appurtenances thereon, said improvements being a part of the block and lot for tax purposes which are applicable to the aforesaid land.

(iv)      The term “Comparative Year” for purposes of this Article shall mean the twelve (12) months following the Base Year, and each subsequent period of twelve (12) months, and the term “Comparative Insurance Year” for purposes of this Article shall mean the twelve (12) month period commencing as of January 1, 2010, and each subsequent period of twelve (1 2) months.

(v)       The term “Building Insurance Expenses” shall mean the total of all the customary costs and expenses incurred or borne by Landlord with respect to procuring and maintaining in respect of the Building Project: comprehensive all risk insurance on the Building Project and the personal property of Landlord contained therein or thereon; commercial general liability insurance against claims for personal injury, bodily injury, death or property damage, occurring upon, in or about the Building Project; extended coverage, boiler and machinery, sprinkler, apparatus, rental, business income and plate glass insurance; owner’s contingent or protective liability insurance; workers’ compensation and employer’s liability insurance; insurance against acts of terrorism (including, without limitation, bio-terrorism), and any insurance required by a mortgagee;

(vi)      The term “Expenses” shall mean the total of all the costs and expenses incurred or borne by Landlord with respect to the operation and maintenance of the Building Project and the services provided tenants therein, including, but not limited to, the costs and expenses incurred for and with respect to: steam and any other fuel; water rates and sewer rents; Building air-conditioning; mechanical ventilation; heating; cleaning, by contract or otherwise; window washing (interior and exterior); elevators, escalators; parking areas and facilities; porters and matron service; protection and security; Building electric current*; lobby decoration; repairs, replacements and improvements which are appropriate for the continued operation of the Building as a first-class building; maintenance; painting of non-tenant areas; supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting employees of the Building up to and including the building manager; uniforms and working clothes for such employees and the cleaning thereof and expenses imposed pursuant to law or to any collective bargaining agreement with respect to such employees; workmen’s compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; and association fees or dues.

Provided, however, that the foregoing Expenses shall exclude or have deducted from them, as the case may be and as shall be appropriate:

*i.e. Building electric current shall be deemed to mean all electricity purchased for the Building except that which is redistributed to Tenant and/or is paid for by Tenant pursuant to Article41 hereof; the parties acknowledge and agree that six percent (6%) of the Building’s payment to the public utility for the purchase of electricity shall be deemed to be payment for Building electric current.

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(a)       Taxes and transfer, gains, franchise, inheritance, estate, occupancy, succession, gift, corporation, unincorporated business, gross receipts, profit and income taxes payable by Landlord,

(b)       mortgage interest and amortization,

(c)       all leasing costs, including, without limitation, leasing and brokerage commissions and similar fees,

(d)       the cost of electricity furnished to the Premises or any other space in the Building leased, or available for lease, to tenants or for which Tenant pays separately (including Tenant’s payment of Tenant’s Electric Percentage (as defined in Article 41),

(e)       the cost of tenant installations and decorations incurred in connection with preparing space for a tenant’s occupancy, and any other contribution by Landlord to the cost of a tenant’s improvements,

(f)       salaries, fringe benefits and other compensation of Landlord’s personnel above the grade of building manager; or other off-site personnel,

(g)       ground rent or any other payments paid under Superior Leases (other than in the nature of rent consisting of Taxes or Operating Expenses and other payments which, independent of a Superior Lease, would constitute an Operating Expense hereunder),

(h)       depreciation and amortization, except as provided herein, (i) financing and refinancing costs and bad debt loss,

(g)       except as otherwise expressly provided herein, the cost of any improvement, repair, alteration, addition, change, replacement or other item which under generally accepted accounting principles (consistently applied) is properly classified as a capital expenditure,

(k)       lease takeover or take back costs incurred by Landlord in connection with leases in the Building,

(l)       legal fees, expenses and disbursements (including, without limitation, those incurred in connection with leasing, sales, financing or refinancing or disputes with current or prospective tenants), except such fees as are reasonably incurred in connection with the operation of the Property or are incurred to abate a nuisance which benefits substantially all the tenants of the Building, provided that, in each case, (x) such action would reasonably be taken by a prudent owner of a comparable first-class office building, (y) the same do not result directly or indirectly from any negligent act or omission or willful misconduct on the part of Landlord,

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(m)       amounts otherwise includable in Operating Expenses but reimbursed to Landlord directly by Tenant or other tenants (other than through provisions similar to this Article 50),

(n)       to the extent any costs includable in Operating Expenses are incurred with respect to both the Building and other properties (including, without limitation, salaries, fringe benefits and other compensation of Landlord’s personnel who provide services to both the Building and other properties), there shall be excluded from Operating Expenses a fair and reasonable percentage thereof which is properly allocable to such other properties,

(o)       the cost of providing any service provided by first-class managing agents of comparable office buildings in Manhattan which is customarily included in the management fees,

(p)       the cost of acquiring or replacing any separate electrical submeter Landlord may provide to any of the tenants in the Building,

(q)       any interest, fine, penalty or other late charges payable by Landlord and incurred as a result of late payments, except to the extent the same was incurred with respect to a payment, part or all of which, was the responsibility of Tenant hereunder and with respect to which Tenant did not make a payment in a timely fashion or did not make same at all,

(r)        any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord,

(s)       costs of acquiring, leasing, insuring, restoring, ·removing or replacing (a) sculptures (other than planters and benches), (b) paintings and (c) other objects of art located within or outside the Building, except for the cost of routine maintenance of such objects in the public areas in the Building,

(t)       costs incurred to remedy violations of legal requirements that arise by reason of Landlord’s negligent or willful failure to construct, maintain or operate the Building or any part thereof in compliance with such legal requirements (excluding the costs of permits and approvals required to comply with legal requirements in the ordinary course of the operation of the Property),

(u)       expenses allocable directly and solely to the retail space of the Building (including, without limitation, plate glass insurance for retail space),

(v)       the cost of repairs or replacements or restorations by reason of fire or other casualty or condemnation,

(w)       the cost paid or incurred in connection with the removal, replacement, enclosure, encapsulation or other treatment of any Hazardous Materials in the Building, other than the cost of customary office cleaning materials and supplies and materials and supplies used in connection with operation of the Building Systems which, in each case, used and stored in

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compliance with all applicable Requirements and the removal of Hazardous Materials installed by Tenant,

(x)       costs incurred by Landlord for the performance of any sundry services to a particular tenants,

(y)       costs (including, without limitation, any taxes or assessments) of any revenue generating signs or other tenant’s or occupant’s signs,

(z)       expenditures for repairing and/or replacing any defect in any work performed by Landlord pursuant to the provisions of this Lease,

(aa)     insurance premiums, but only if and to the extent that Landlord is specifically entitled to be reimbursed therefor by Tenant pursuant to this Lease (other than pursuant to this Article) or by any other tenant or other occupant of the Building pursuant to its lease (other than pursuant to an operating expenses escalation clause contained therein),

(bb)     the cost of any item for which Landlord is reimbursed by insurance or otherwise compensated including reimbursement by any tenant, or for which Landlord would have been reimbursed had Landlord carried such insurance (provided that such insurance was required by the terms of this Lease), less any deductible commensurate with such insurance policy,

(cc)     payments of any amounts to any person seeking recovery for negligence or other torts committed by Landlord,

(dd)     costs to perform work or to provide services for any tenant of the Building, but only if and to the extent that the same is in excess of that which Landlord furnishes generally (with no additional expense) to the tenants (including Tenant) of the Building,

(ee)     the costs of any expansions to the rentable area of the Building after the date of this Lease and any costs arising therefrom and the costs (including the increased Operating Expenses related thereto) of any additions to the Building, such as the addition of floors thereto, excluding or other structures adjoining the Building, or connecting or disconnecting the Building to other structures adjoining the Building,

(ff)      any costs incurred in connection with the transfer or sale of any interest in the Building, Land or any Underlying Lease, including any transfer, deed, mortgage recording or gains taxes payable by Landlord,

(gg)     legal fees incurred in the enforcement of any leases in the Building or in defending any suits brought by tenants in the Building and other legal fees (other than legal fees incurred in connection with the maintenance or operation of the Building or Land),

(hh)     the cost of any work or services performed or other expenses incurred in connection with installing, operating and maintaining any special service or facility in other than a public

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or common area. of the Building, such as an observatory, broadcasting facility or any luncheon, athletic or recreational club; provided, however, that this exclusion shall not apply to the cost of heat, cleaning or other services furnished to an area of space leased to a tenant (other than Landlord or an affiliate of Landlord) and used by such tenant for such purposes unless Tenant cleans or pays separately for such service,

(ii)       costs incurred by Landlord in connection with Landlord’s breach of any of Landlord’s covenants, agreements or indemnities expressly made in this Lease,

(jj)       any amount incurred to a company or other entity affiliated with Landlord to the extent that the same exceeds the amount which would have been incurred on a fair market basis in the absence of such affiliation; and

(kk)       Building Insurance Expenses.

50.03       If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Expenses, then the costs for same shall be included in Expenses. The costs of capital equipment or capital expenditures are so to be included in Expenses for the Comparative Year in which the costs are incurred and subsequent Comparative Years, on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Expenses are expected to equal Landlord’s costs for such capital equipment or capital expenditure, with an interest factor equal to the prime rate of JP Morgan Chase, New York, (or the successor thereto) at the time of Landlord’s having incurred said costs. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Expenses for the comparative year in which they were incurred.

50.04       If during all or part of the Base Year or any Comparative Year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an Expense hereunder) to portions of the Building Project due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant of such portion such tenant is itself obtaining and providing such item of work or service, or for other reasons, then, for the purposes of computing the Additional Rent payable hereunder, the amount of the Expenses for such item for such period shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the Building Project provided Landlord furnishes such item or service for Tenant.

50.05       If the Expenses for any Comparative Year shall be greater than the Expenses for the Base Year, Tenant shall pay to Landlord, as Additional Rent for such Comparative Year, in the manner hereinafter provided, an amount equal to the Percentage of the excess of the Expenses for such Comparative Year over the Expenses for the Base Year (such amount being hereinafter called the “Expense Payment”). If the Building Insurance Expenses for any Comparative Insurance Year shall be greater than the Base Insurance Expenses, Tenant shall pay to Landlord, as Additional Rent for such Comparative Insurance Year, in the manner hereinafter provided, an amount equal to the Percentage of

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the excess of the Building Insurance Expenses for such Comparative Insurance Year over the Base Insurance Expenses (such amount being hereinafter called the “Insurance Expense Payment”).

50.06       Following the expiration of each Comparative Year and Comparative Insurance Year, and after receipt of necessary information and computations from Landlord’s certified public accountant, Landlord shall submit to Tenant no later than May 1 following each Comparative Year a certified statement or statements, as hereinafter described, setting forth the Expenses for the preceding Comparative Year, and the Expense Payment, if any, due to Landlord from Tenant for such Comparative Year, and a statement setting forth the Base Insurance Expenses and the Insurance Expense Payment, if any, due to Landlord from Tenant for such Insurance Comparative Year. The rendition of any such statement to Tenant shall constitute prima facie proof of the accuracy thereof and, if such statement shows an Expense Payment and/or Insurance Expense Payment due from Tenant to Landlord, or a refund from Landlord to Tenant, as the case may be, with respect to the preceding Comparative Year and/or Comparative Insurance Year, then (i) Tenant shall make payment of any unpaid portion thereof within thirty (30) days after receipt of such statement, or in the case of a refund to Tenant, Landlord shall credit any overpayment by Tenant towards the next monthly installment of Rent accruing under the Lease (unless the Lease term has expired and Tenant has vacated the Premises in compliance with the terms and conditions of this Lease, then Landlord shall make any refund payment within the said thirty (30) day period); and (ii) Tenant shall also pay Landlord, as Additional Rent within thirty (30) days after receipt of such statement, an amount equal to the product obtained by multiplying the Expense Payment and/or Insurance Expense Payment for the Comparative Year or the Comparative Insurance Year, as the case may be, by a fraction, the denominator of which shall be 12 and the numerator of which shall be the number of months of the current Comparative Year or Comparative Insurance Year, as the case may be, which shall have elapsed prior to the first day of the month immediately following the rendition of such statement; and (iii) Tenant shall also pay to Landlord, as Additional Rent, commencing as of the first day of the month immediately following the rendition of such statement and on the first day of each month thereafter until a new statement is rendered an amount equal to l/12th of the total Expense Payment for the preceding Comparative Year and/or l /12th of the total Insurance Expense Payment for the preceding Comparative Insurance Year. The aforesaid monthly payments based on the total Expense Payment for the preceding Comparative Year or the total Insurance Expense Payment for the preceding Comparative Insurance Year, as the case may be, shall from time to time be adjusted to reflect, if Landlord can reasonably so estimate not to exceed one hundred and five percent (105%) of such prior year’s Expense payment, known increases in rates or cost, for the current Comparative Year or the current Comparative Insurance Year, as the case may be, applicable to the categories involved in computing Expenses or Building Insurance Expenses, whenever such increases become known prior to or during such current Comparative Year or the current Comparative Insurance Year, as the case may be. The payments required to be made under (ii) and (iii) above shall be credited toward the Expense Payment or the Insurance Expense payment due from Tenant for the then current Comparative Year or the current Comparative Insurance Year, as the case may be, subject to adjustment as and when the statement for such current Comparative Year or the current Comparative Insurance Year is rendered by Landlord.

50.07       A.       The statements of the Expenses and the Building Insurance Expenses to be furnished by Landlord as provided above shall be certified by Landlord, and shall be prepared in reasonable detail and based on information and computations made for the Landlord by a Certified

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Public Accountant (who may be the CPA now or then employed by Landlord for the audit of its accounts):said Certified Public Accountant may rely on Landlord’s allocations and estimates wherever operating cost allocations or estimates are needed for this Article. The statements thus furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the Expenses for the periods represented thereby, unless Tenant within one hundred and eighty (180) days after they are furnished shall give notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate or, in the event that such statement does not itemize or provide reasonable supporting documentation for the increase in such Expenses and Building Insurance Expenses, then such notice shall be accompanied by a statement from an independent, third party real estate professional with at least ten (10) years experience in commercial office leasing and/or management in midtown Manhattan, indicating with reasonable detail the basis under the circumstances for such dispute such as, for example, a comparison of those Expenses or Building Insurance Expenses to those of various other Buildings of comparable age, class and character in midtown Manhattan. Pending the resolution of any such dispute, Tenant shall pay the Additional Rent to Landlord in accordance with the statements furnished by Landlord.

B.       Provided that (a) notice is given by Tenant in a timely fashion under Section A, above that Tenant desires to review Landlord’s Records (as defined below), and (b) all Additional Rent is timely and fully paid by Tenant to Landlord in accordance with the statements furnished to Tenant under this Article; Landlord shall grant an independent certified public accountant retained by Tenant reasonable access to so much of Landlord’s books and records as may be reasonably required (the ’‘Records”) for the purposes of verifying the Expenses and the Building Insurance Expenses incurred for the Comparative Year or the Comparative Insurance Year then just ended, as the case may be, (hereinafter, an “Audit”) during normal business hours at the place where they are regularly maintained in New York, New York, for a period of forty five (45) days from the date notice is given by Tenant under Section A of this Article. Tenant and its independent certified public accountant shall execute a confidentiality agreement prepared by Landlord prior to the time access to the Records is given.

C.       In the event that Tenant, after having reasonable opportunity to examine the Records (but in no event more than one hundred eighty (180) days from the date on which the Tenant sends to Landlord notice of such dispute), shall disagree with the Landlord’s Statement, then Tenant may send a written notice (“Tenant’s Statement”) to Landlord of such disagreement, specifying in reasonable detail the basis for Tenant’s disagreement and the amount of Expense Payment or Building Insurance Expense Payment, as the case may be, Tenant claims is due. Landlord and Tenant shall attempt to adjust such disagreement. If they are unable to do so within thirty (30) days, and provided that the amount Tenant claims is due is substantially different from the amount Landlord claims is due (the term “substantially” as used herein, shall mean a variance of five (5%) percent or more) Landlord and Tenant shall together designate an independent, third party certified public accountant (the “Arbiter”) whose determination made in accordance herewith shall be binding upon the parties; it being understood that if the amount Tenant claims is due is not substantially different from the amount Landlord claims is due, then Tenant shall have no right to further dispute or protest such amount and shall pay the amount that Landlord claims is due to the extent not theretofore paid. If the determination of Arbiter shall substantially confirm the determination of Landlord, then Tenant shall pay the cost of the Arbiter. If the Arbiter shall

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substantially confirm the determination of Tenant, then Landlord shall pay the cost of the Arbiter. In all other events, the cost of the Arbiter shall be borne equally by Landlord and Tenant. The Arbiter shall be a member of an independent certified public accounting firm having at least three (3) accounting professionals and having at least ten (10) years of experience in real estate accounting for commercial office buildings in midtown Manhattan. In the event that Landlord and Tenant shall be unable to agree upon the designation of the Arbiter within thirty (30) days after receipt of notice from the other party requesting agreement as to the designation of the Arbiter, which notice shall contain the names and addresses of two or more such certified public accountants who are acceptable to the party sending such notice (any one of whom, if acceptable to the party receiving such notice as shall be evidenced by notice given by the receiving party to the other party within such thirty (30) day period, shall be the agreed upon Arbiter), then either party shall have the right to request the AAA or any successor thereto to designate as the Arbiter in accordance with the foregoing required qualifications, whose determination made in accordance herewith shall be conclusive and binding upon the parties, and the cost charged by the AAA or any successor thereto for designating such Arbiter shall be borne equally by Landlord and Tenant Landlord and Tenant hereby agree that any determination made by an Arbiter designated pursuant to this Article shall not exceed the amount(s) as determined to be due in the first instance by Landlord’s Statement, nor shall such determination be less than the amount(s) claimed to be due by Tenant’s Statement, and that any determination which does not comply with the foregoing shall be null and void and not binding on the parties. In rendering such determination such Arbiter shall not add to, subtract from or otherwise modify the provisions of this Lease, including the immediately preceding sentence. Notwithstanding the foregoing provisions of this section, Tenant, pending the resolution of any contest pursuant to the terms hereof, shall continue to pay all sums as determined to be due in the first instance by such Landlord’s Statement and upon the resolution of such contest, suitable adjustment shall be made in accordance therewith with appropriate refund to be made promptly thereafter by Landlord to Tenant (or credit extended to Tenant promptly thereafter against the monthly installments of Fixed Annual Rent next becoming due under this Lease until such credit is exhausted) if required thereby.

50.08       In no event shall the Fixed Annual Rent under this Lease be reduced by virtue of this Article.

50.09       Landlord’s and Tenants obligation to make adjustments as provided for above in this Article shall survive any expiration or termination of this Lease.

50.10.      Any delay or failure of Landlord in billing any escalation hereinabove provided shall not constitute a waiver of or in way impair the continuing obligation of Tenant to pay such escalation hereunder. Landlord shall deliver to Tenant the final statement of the Expenses and the Building Insurance Expenses hereunder no later than twenty-four (24) months after the expiration of the Term of this Lease or twenty-four (24) months following the sooner termination of this Lease and any sums due hereunder and not set forth by Landlord in a statement delivered within said twenty-four (24) month period shall be deemed waived by Landlord.

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ARTICLE 51

RETAIL SPACE USE IN THE BUILDING

51.01       For so long as this Lease shall remain in full force and effect, Landlord shall not permit any of the retail space in the Building to be used for (i) the sale or display of merchandise of obscene or pornographic material, or for live nude or semi-nude performances, nude modeling, rap sessions, or as a so-called “rubber goods” store, or as a sex club of any sort, or as a “massage parlor”; (ii) a gambling or gaming establishment or casino (i.e., OTB); (iii) a barber or beauty shop; (iv) a school of any kind or an employment or placement agency; (v) a funeral parlor; (vi) medical or psychiatric offices or medical care clinic; (vii) nightclub or fraternal organizations; or (viii) any immoral or illegal purpose. Pornographic material is defined as any written or pictorial matter with prurient appeal or any objects or instruments that are primarily concerned with lewd or prurient sexual activity. Obscene material shall have the same meaning ascribed to i t under Penal Law Section 235.00.

ARTICLE 52

RENEWAL OPTION

52.01       Tenant shall have the option (the “Renewal Option”) to extend the term of this Lease for one (l) renewal term of five (5) years (the “Renewal Term”) which shall commence on the date immediately succeeding the expiration of the Term, provided that on the Renewal Notice Date (as hereinafter defined) and on the commencement date of the Renewal Term (i) this Lease shall be in full force and effect; and (ii) Tenant shall not be in default of this Lease after notice (in which event Tenant’s rights under this Article shall be suspended until the earlier of (a) Tenant’s timely and full cure of the default alleged in such notice, at which time Tenant’s obligations hereunder shall be reinstated, and (b) the expiration of Tenant’s time in which to cure such default, at which time Tenant’s rights hereunder shall be extinguished). The Renewal Option may be exercised with respect to the entire Premises only and shall be exercisable by the Tenant delivering to Landlord a notice (the “Renewal Notice”) no later than the date (the “Renewal Notice Date”) that is one hundred eighty (180) days prior to the expiration of the Term. In the event that Tenant fails to give the Renewal Notice by the Renewal Notice Date, the Named Tenant shall be deemed to have waived its Renewal Option. Time is of the essence with respect to the giving of the Renewal Notice. Landlord shall have the right, in its sole discretion, to waive any or all of the foregoing conditions to Tenant’s exercise of the Renewal Option. Upon the giving of the Renewal Notice or in the event that the Renewal Option shall be waived, or deemed waived pursuant to the terms hereof, the Tenant shall have no further right or option to extend or renew the term of this Lease.

52.02       If Tenant exercises the Renewal Option, the Renewal Term shall be upon the same terms, covenants and conditions as those contained in this Lease, except that (i) the Fixed Annual Rent shall be determined pursuant to Section 52.03 hereof, (ii) the Base Tax Year as set forth in Article 32 shall mean the New York City Real Estate Tax Year during which occurs the first day of the Renewal Term, and (iii) the Base Year as set forth in Article 50 shall mean the calendar year during which occurs the first day of the Renewal Term, and (iv) the provisions of Articles 22, 52, 54, and 55 shall not be applicable during the Renewal Term.

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52.03       Fixed Annual Rent during the Renewal Term shall be based upon the Fair Market Rent for the Premises, determined as follows. For purposes of determining the fair market rent payable per annum for each Renewal Term (“Fair Market Rent”), the following procedure shall apply:

(1)       the Fair Market Rent shall be determined on the basis of the annual rent that an unrelated third party (a “Third Party Tenant”) would be willing to pay for the Premises for a term commencing on the first day of such Renewal Term and expiring five (5) years thereafter, assuming that (i) the Premises are free and clear of all leases and tenancies (including this Lease), that (ii) the Premises are available in the then rental market for comparable office buildings in Manhattan, (iii) Landlord has had a reasonable time to locate a Third Party Tenant who rents with the knowledge of the uses.to which the Premises can be adopted, (iv) neither Landlord nor such Third Party Tenant is under any compulsion to rent; (v) Landlord shall not be obligated to perform any work in the Premises to prepare the same for such Third Party Tenant’s occupancy; (vi) such Third Party Tenant shall not be entitled to any work contribution, cash allowance, moving allowance, free rent period, or any other tenant inducement, notwithstanding the fact that one or more of such tenant inducements may commonly be available to prospective tenants at such time, (vii) such Third Party Tenant shall not have any renewal or expansion rights, (viii) such Third Party Tenant shall accept the Premises in their then “as is” condition with the existing leasehold improvements and layout to be inherited by such Third Party Tenant, (ix) the fact that Landlord would be required to pay one full brokerage commission to an outside broker and.one-half brokerage commission to its managing agent in connection with such leasing to a Third Party Tenant and (x) that Additional Rent for all escalations under the Lease shall continue to be paid by Tenant during such Renewal Term.

(2)       Landlord, no less than ninety (90) days prior to the date set for the commencement of the Renewal Term shall deliver to Tenant a notice setting forth Landlord’s determination of the fair market rent for the Premises (“Landlord’s Determination”). If Landlord shall refuse to give such notice as aforesaid, Landlord’s Determination shall be deemed to be equal to the Fixed Annual Rent payable by Tenant as of the expiration of the term of this Lease immediately prior thereto. Tenant, within thirty (30) days after its receipt of Landlord’s Determination, or Landlord’s refusal to give Landlord’s Determination, shall give a notice to Landlord setting forth Tenant’s determination of the fair market rent for the Premises (“Tenant’s Determination”). If neither Landlord nor Tenant shall deliver a determination as aforesaid, the Fixed Annual Rent for the Premises shall be deemed to be equal to the Fixed Annual Rent payable by Tenant on the day prior to the Expiration Date. If Landlord’s Determination and Tenant’s Determination are not equal, Landlord and Tenant shall attempt to agree upon the Fair Market Rent for the Premises. If Landlord and Tenant shall mutually agree upon the determination of the Fair Market Rent, their determination (the “Mutual Determination”) shall be the Fixed Annual Rent for the Premises and shall be final and binding upon the parties.

(3)       If Landlord and Tenant shall be unable to reach a Mutual Determination within thirty (30) days after delivery of each of their respective Determinations to the other Party, Landlord and Tenant shall jointly select an independent real estate appraiser (the “Appraiser”) whose fee shall be borne equally by Landlord and Tenant. In _the event that Landlord and Tenant shall be unable to jointly agree on the designation of the Appraiser within five (5) days

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after they are requested to do so by either party, then the parties agree to allow the AAA, or any successor organization to designate the Appraiser in accordance with the rules, regulations and/or procedures then obtaining of the AAA or any successor organization. Landlord and Tenant shall, within five (5) days after the designation of the Appraiser, submit to the Appraiser in sealed envelopes, their respective determinations of the Fair Market Rent for the Premises (“Landlord’s Arbitration Determination” and “Tenant’s Arbitration Determination”, respectively). Neither Landlord nor Tenant shall be bound by Landlord’s Determination or Tenant’s Determination and Landlord’s Determination and Tenant’s Determination shall not be revealed to or taken into account by the Appraiser. The Appraiser shall not open the sealed envelopes and/or reveal to either party Landlord’s Arbitration Determination or Tenant’s Arbitration Determination until the Appraiser bas received both Landlord’s Arbitration Determination and Tenant’s Arbitration Determination.

(4)       The Appraiser shall conduct such hearings and investigations as be may deem appropriate and shall, within thirty (30) days after the date of designation of the Appraiser, issue a written report delivered to both Landlord and Tenant selecting either Landlord’s Arbitration Determination or Tenant’s Arbitration Determination and setting forth the rationale for such choice, and such choice by the Appraiser shall be conclusive and binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article. The Appraiser appointed pursuant to this Article shall be an independent real estate appraiser with at least ten (10) years experience in leasing and valuation of properties which are similar in character to the Building, with an MAI designation and a member of the American Institute of Appraisers of the National Association of Real Estate Boards and a ·member of the Society of Real Estate Appraisers. The Appraiser shall not have the power to add to, modify or change any of the provisions of this Lease.

(5)       It is expressly understood that any determination of the Fair Market Rent shall be based on the criteria stated in this Article.

ARTICLE 53

RIGHTS OF PURCHASE

53.01       (a)       In the event that during the original Term hereof, Landlord shall make the Building available for purchase to the general public (each such instance, during the original Term, for which Landlord’s entire interest in the Building is available to the general public continuously and without interruption for purchase being an “Availability Period”), then Landlord have the recurring obligation during each Availability Period to give notice to the Named Tenant of such availability and shall offer the Building to Named Tenant at a purchase price determined by Landlord, in Landlord ’s sole discretion (the “ROFO Notice”). In the event that the ROFO Notice is given by Landlord, and provided that (1) Tenant is not in default of any of its material obligations under this Lease after notice (in which event Tenant’s rights under this Article shall be suspended until the earlier of (i) Tenant’s timely and full cure of the default alleged in such notice, at which time Tenant’s obligations hereunder shall be reinstated, and (ii) the expiration of Tenant’s time in which to cure such default, at which time Tenant’s rights hereunder with respect to Artic1e 53 shall

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be extinguished) (a) as of the date of the giving of the ROFO Notice, or (b) at the time of exercise of Tenant’s rights under this Article; and (2) the Named Tenant shall occupy no less than seventy five (75%) percent of the Premises for the conduct of its business (as opposed to mere lawful possession) in accordance with and subject to Article 2 hereof, then the Named Tenant shall have the right to purchase the Building on the terms and in strict compliance with the conditions set forth below and at the purchase price set forth in the ROFO Notice and on such additional terms as shall be negotiated by the parties in good faith (the “ROFO Purchase Option”). Notwithstanding anything to the contrary set forth above, Landlord shall have the right, in its sole discretion, to waive any conditions to the ROFO Purchase Option under the provisions of this Article.

(b)       Subject to the other provisions of this Article, Named Tenant shall give Landlord notice of its election to exercise its ROFO Purchase Option hereunder no later than fourteen (14) days following the date upon which Landlord’s First Offer to the Named Tenant. Time shall be of the essence in. connection with the exercise by Named Tenant of its ROFO Purchase Option.

(c)       In the event Tenant shall fail to timely and properly notify Landlord of its election to exercise the ROFO Purchase Option within the time period as provided in Section 53.0l(b) above, Named Tenant shall be deemed conclusively to have waived its rights to purchase the Building hereunder during that particular Availability Period and Tenant shall not have any further rights under this Article for that particular Availability Period or be entitled to any right, remedy or relief under this Lease as a consequence thereof including, without limitation, any right of set-off, credit, abatement or termination in connection with such ROFO Purchase Option or Availability Period. Named Tenant agrees upon request of Landlord to confirm such waiver and non-exercise in writing; however, failure to do so by Named Tenant shall not operate to revive any rights of Named Tenant under this Article. Notwithstanding anything to the contrary contained in this Article, Tenant shall retain its rights under this Article to purchase the Building for any subsequent Availability Periods.

53.02       (a)       In the event that Named Tenant has rejected its ROFO Purchase Option, and Landlord receives a bona fide offer from an independent, qualified, third party during the Term of this Lease and during an Availability Period, which is more than ten (10%) percent below the purchase price set forth in the ROFO Notice for that particular Availability Period (the “3rd Party Offer”) and which is acceptable to Landlord for the purchase of the Building, Landlord agrees to give notice to Named Tenant of such 3rd Party Offer (the “ROFR Notice”). Landlord and Tenant acknowledge and agree that Landlord shall not be required to give Tenant notice of any bona fide offer from a third party during the Term of this Lease and during an Availability Period, which is within ten (10%) percent of the purchase price set forth in the ROFO Notice for the applicable Availability Period. In the event that a ROFR Notice is given by Landlord, and provided that (1) Tenant is not in default of any of its material obligations under this Lease after notice (in which event Tenant’s rights under this Article shall be suspended until the earlier of (i) Tenant’s timely and full cure of the default alleged in such notice, at which time Tenant’s obligations hereunder shall be reinstated, and (ii) the expiration of Tenant’s time in which to cure such default, at which time Tenant’s rights hereunder with respect to Article 53 shall be extinguished) (a) as of the date of the giving of the ROFR Notice, or (b) at the time of exercise of Tenant’s rights under this Article; and

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(2) the Named Tenant shall occupy no less than seventy five (75%) percent of the Premises for the conduct of its business (as opposed to mere lawful possession) in accordance with and subject to Article 2 hereof, then Named Tenant shall have the right to purchase the Building on the terms, covenants and conditions identical to those contained in the ROFR Notice and on the terms and in strict compliance with the conditions set forth below and o.n such additional terms as shall be negotiated by the parties in good faith (the “ROFR Purchase Option”). Notwithstanding anything to the contrary set forth above, Landlord shall have the right, in its sole discretion, to waive any conditions to the ROFR Purchase Option under the provisions of this Article.

(b)       Subject to the other provisions of this Article, Named Tenant shall give Landlord notice of its election to exercise its ROFR Purchase Option hereunder no later than fourteen (14) days following the date upon which Landlord’s ROFR Notice to Named Tenant is given. Time shall be of the essence in connection with the exercise by Named Tenant of its ROFR Purchase Option.

(c)       In the event Tenant shall fail to timely and properly notify Landlord of its election to exercise the ROFR Purchase Option within the time period as provided in Section 53.02(b) above, Named Tenant shall be deemed conclusively to have waived its rights to purchase the Building hereunder during that particular Availability Period and Tenant shall not have any further rights under this Article for that particular Availability Period or be entitled to any right, remedy or relief under this Lease as a consequence thereof including, without limitation, any right of set-off, credit, abatement or termination ROFR Purchase Option or Availability Period. Named Tenant agrees upon request of Landlord to confirm such waiver and non-exercise in writing; however, failure to do so by Named Tenant shall not operate to revive any rights of Named Tenant under this Article. Notwithstanding anything to the contrary contained in this Article, Tenant shall retain its rights under this Article to purchase the Building for any subsequent Availability Periods.

53.03       In the event that Named Tenant properly and timely exercises its ROFO Purchase Option or ROFR Purchase Option, as the case may be, under this Article, then within twenty (20) days thereafter, Landlord and Named Tenant shall each exercise diligent efforts to negotiate in good faith a contract of sale, to be prepared by Landlord’s counsel, for the purchase of the Building by Named Tenant at the purchase price set forth in the ROFO Notice or the ROFR Offer, as the case may be, and upon such other terms as are contained in this Article and on such additional terms as shall be negotiated by the parties in good faith.

53.04       1n the event that notwithstanding the exercise of diligent efforts and good faith negotiation by Landlord and Named Tenant, they cannot agree on all material terms of a contract of sale hereunder acting reasonably and in good faith within said twenty (20) day period, then the ROFO Purchase Option or the ROFR Purchase Option, as the case may be, shall be of no further force and effect, and Landlord shall be under no obligation to make the Building available for sale to Named Tenant pursuant to the provisions of this Article or otherwise, Landlord shall be free to sell the Building to anyone or no one at any and all times thereafter, in its sole discretion, and upon such terms as Landlord may determine, in its sole discretion, and Tenant shall not have any further rights under this Article or be entitled to any right, remedy or relief under this Lease as a consequence thereof including, without limitation, any right of set-off, credit, abatement or termination

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53.05       In the event that Landlord and Named Tenant shall timely and successfully negotiate and agree upon all material terms of a contract of sale in accordance with the provisions of this Article, then Landlord shall proceed in good faith to sell to Named Tenant, and Named Tenant shall proceed in good faith to purchase from Landlord, the Building in accordance with and pursuant to the terms, covenants and conditions of such contract of sale.

ARTICLE 54

COMMUNICATIONS DISH OPTION

54.01       Landlord agrees that, at all times subject to and in compliance with all laws, ordinances, statutes, rules and regulations of all governmental, quasi-governmental and public authorities and agencies having jurisdiction thereof, and further subject to the conditions and limitations hereinafter stipulated, during the term of this Lease Tenant shall be entitled to install (hereinafter called the “Communications Dish Option”), on a portion of the rooftop of the Building and thereafter maintain, repair, and operate one (1) communications dish and a customary and reasonably required support structure (hereinafter referred to collectively as the “Communications Dish”), which Communications Dish is intended to receive and/or send signals on the roof of the Building incident to the conduct of Tenant’s permitted use of the Premises, provided and on condition that: (i) at the time that Tenant shall exercise the Communications Dish Option, there shall be available on the roof a location appropriate, in Landlord’s reasonable judgment, for the Communications Dish, which shall not then be encumbered by any option or right given by Landlord to any other third parties to use or occupy such space, and which is not intended for the installation of any equipment by Landlord, and which location would not, after the installation of the Communications Dish, interfere with the installation, operation or maintenance of any other antenna, dishes or equipment theretofore installed on the roof of the Building (such location is hereinafter called the “Communications Dish Area”), it being understood and agreed that if, in Landlord’s reasonable judgment, no such appropriate location exists, then Landlord shall give Tenant notice upon the next availability of a Communications Dish Area, and Tenant shall have the right to thereafter install a Communications Dish in accordance with the provisions hereof; (ii) the size and dimensions of the Communications Dish as well as the location of the portion of the rooftop for such installation shall be subject to Landlord’s prior written consent, such consent not to be unreasonably withheld or delayed; (iii) the Communications Dish shall not extend higher than the parapet of the roof of the Building; (iv) the Communications Dish shall be placed within the Communications Dish Area; (v) the installation, maintenance and position of such Communications Dish shall comply with laws, ordinances, statutes, rules and regulations of all governmental, quasi-governmental and public authorities and agencies having jurisdiction thereof; (vi) the installation of any electrical or communications lines (“Wiring”) in connection with the installation and operation of the Communications Dish, as well as the manner and location (i.e., routing) of all Wiring in connection therewith shall (a) be at Tenant’s sole cost and expense, and (b) be subject to Landlord’s prior written consent, such consent not to be unreasonably withheld or delayed; (vii) the Communications Dish, Communications Dish Area and Wiring shall be maintained, operated and kept in good repair by Tenant, at Tenant’s sole cost and expense; and (viii) Tenant shall not install the Communications

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Dish without Landlord’s prior written approval of (a) the manner of such installation and (b) detailed plans and specifications for such installation, such approval not to be unreasonably withheld or delayed. The parties agree that Tenant’s use of the rooftop of the Building is a nonexclusive use and Landlord may permit the use of any other portion of the roof to any other individual or entity for any reasonable use whatsoever.

54.02       Tenant shall exercise the Communications Dish Option by giving Landlord written notice thereof (hereinafter called “Tenant’s C.D. Option Notice”) at any time during the term of this Lease. Such notice shall include specifications for the Communications Dish and the proposed manner of mounting same in the Communications Dish Area. Landlord shall reasonably promptly thereafter give Tenant notice of whether or not a Communications Dish Area is then available. In the event that a Communications Dish Area is available for Tenant, or when such Communications Dish Area next becomes available, then the following provisions of this Article shall apply.

54.03       There shall be no Fixed Annual Rent or Additional Rent payable by Tenant in connection with the exercise by Tenant of the Communications Dish Option.

54.04       For the purpose of installing, servicing and/or repairing the Communications Dish and related equipment, Tenant shall have access to the rooftop of the Building upon prior reasonable request to Landlord. All access by Tenant to the rooftop of the Building shall be subject to the supervision and control of Landlord and to Landlord’s reasonable safeguards for the security and protection of the Building, the Building equipment and installations and equipment of other tenants of the Building as may be located on the rooftop of the Building. Landlord shall have the right to assign a Building representative to be present during the duration of Tenant’s access to the rooftop and Tenant shall pay the Landlord’s reasonable, actual out of pocket charges therefor within twenty (20) days of demand as Additional Rent under this Lease.

54.05       Tenant, at its sole cost and expense, agrees to promptly obey, observe and comply with all laws, ordinances, regulations, requirements and rules of all governmental, quasi-governmental and public authorities and agencies having jurisdiction over Tenant’s use of said rooftop as to the installation, repair, maintenance and operation of any support structures, the Communications Dish and the Wiring erected or installed by Tenant pursuant to the provisions of this Article. Tenant, at its sole cost and expense, shall secure and thereafter maintain all permits and licenses required for the installation and operation of the Communications Dish including, without limitation, any approval, license or permit required from the Federal Communications Commission. In no event shall the maximum level of microwave emissions from the Communications Dish exceed an amount equal to Tenant’s proportionate share of the total microwave emissions allowable for the Building as determined by the governmental, quasi-governmental and public authorities and agencies having jurisdiction thereof.

54.06       Tenant agrees that Tenant shall pay for all electrical service required for Tenant’s use of the Communications Dish and related equipment erected or installed by Tenant pursuant to the provisions of this Article, in accordance with Article 41 of this Lease, and Tenant further agrees that such electric service shall feed off the supply of electrical energy furnished to the

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Premises or by other available means of Landlord as provided in Article 41 of this Lease.

54.07        The Communications Dish and all Wiring installed by Tenant in collection with the installation and operation of the Communications Dish shall be Tenant’s personal property, and upon the expiration or earlier termination of this Lease, shall be removed by Tenant at Tenant’s sole cost and expense. Tenant, at its sole cost and expense, shall promptly repair any and all damage to the rooftop of the Building and to any other part of the Building caused by or resulting from the installation, maintenance and repair, operation or removal of the Communications Dish and Wiring erected or installed by Tenant pursuant to the provisions of this Article and shall promptly restore said affected areas to their condition as existed prior to the installation of the Communications Dish.

54.08        Tenant agrees that Landlord shall not be required to provide any services whatsoever to the rooftop of the Building.

54.09        Tenant covenants and agrees that all installations made by Tenant on the rooftop of the Building or in any other part of the Building pursuant to the provisions of this Article shall be at the sole risk of Tenant, and neither Landlord nor Landlord’s agents or employees shall be liable for any damage or injury thereto caused in any manner, unless the same shall proximately result from the negligence or willful misconduct of Landlord, its agents and employees.

54.10       Tenant hereby indemnifies and agrees to save Landlord harmless from and against: (i) any and all claims; reasonable counsel fees, demands, damages, expenses or losses by reason of any liens, orders, claims or charges resulting from any work done, or materials or supplies furnished, in connection with the fabrication, erection, installation, maintenance and operation of the Communications Dish and Wiring installed by Tenant pursuant to the provisions of this Article; and (ii) any and all claims, costs, demands, expenses, fees or suits arising out of accidents, damage, injury or loss to any and all persons and property, or either, whomsoever or whatsoever resulting from or arising in collection with the erection, installation, maintenance and operation and repair of the Communications Dish and Wiring installed by Tenant pursuant to the provisions of this Article; except to the extent caused by the negligence or willful misconduct of Landlord, or its agents or employees. Tenant shall obtain and thereafter maintain throughout the term of this Lease and any renewals or extensions thereof, insurance coverage naming Landlord as an additional insured in such amount and of such type as Landlord may reasonably require subject to the limitations containing in Article 43 hereof.

54.11       All plans and specifications of Tenant’s work and installations to be performed by Tenant pursuant to the provisions of this Article shall be subject to the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed, and shall be further subject to inspection and reasonable supervision by Landlord.

54.12       Tenant covenants and agrees that the Communications Dish and Wiring shall not interfere with or adversely affect any equipment, installations, lines or machinery of the Building or, in the event that Tenant (including anyone claiming through Tenant) no longer occupies the entire rentable portion of the Building, any other tenant or occupant of the Building, or user of the rooftop

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including, without limitation, any other pre-existing communications equipment in, on top of or otherwise outside the Building, or access thereto for maintenance, repair or removal.

54.13       Tenant acknowledges being advised by Landlord that Landlord may have granted and may be granting to third parties various rights and licenses to utilize various portions of the Building and rooftop thereof for the installation of microwave dishes, satellite communications equipment, whip communications dishes and other communications equipment and related equipment (hereinafter all of the foregoing are collectively referred to as “Other Communications Equipment”), provided that, so long as Tenant is not in default under the Lease, such Other Communications Equipment installed after Tenant’s Dish shall not interfere with Tenant’s Communications Dish or access thereto, and that, inasmuch as Landlord’s ability to facilitate the installation and operation of such Other Communications Equipment will be of paramount importance to Landlord, Landlord shall have the right, at any time and from time to time, during the term of this Lease, upon thirty (30) days’ prior written notice to Tenant, to relocate, at Landlord’s sole cost and expense, the Communications Dish to other areas of the rooftop, as Landlord in its sole discretion may determine so as to accommodate such Other Communications Equipment on the roof of the Building and so as to eliminate, or avoid, problems of interference with respect to or between Other Communications Equipment now, or in the future, installed on the roof or other areas of the Building. Such relocation shall, to the extent practicable, be performed during hours other than Tenant’s regular business hours so as to minimize any disruption of Tenant’s normal business activities and except for such downtime such relocation shall not prevent Tenant from using its Communications Dish for its original intended purpose. Tenant shall cooperate with Landlord to effectuate the relocation of Tenant’s Communications Dish, support structures and related equipment, as shall be required by Landlord.

54.14       Tenant shall not be permitted to assign or transfer all or any portion of the rights granted to Tenant pursuant to this Article except in connection with an assignment of this Lease to its permitted assigns in accordance with the terms of this Lease.

ARTICLE 55

LANDLORD’S CONTRIBUTION

55.01       Tenant shall have prepared by a registered architect and/or a licensed professional engineer, at its sole cost and expense, and submit to Landlord for its approval in accordance with the applicable provisions of the Lease, final and complete dimensioned architectural, mechanical, electrical and structural drawings and specifications (“Cooling Tower Plans”) in a form ready for use as construction drawings for the removal of the existing cooling tower serving the eight (8th) through twelfth (12th) floors and penthouse portions of the Premises (the “‘Existing Cooling Tower”) and the installation of a new cooling tower in its place (“Tenant’s Cooling Tower Work”); provided however, that Tenant shall not be required to submit such Cooling Tower Plans to Landlord for its approval, provided that the new cooling tower shall be identical in size, height, weight and tonnage, footprint, location, connection and manner of affixation to the roof of the Building as the Existing Cooling Tower. The Cooling Tower Plans, if required, and all such work shall be effected in accordance with all applicable provisions of the Lease at Tenant’s sole cost and expense. If and so long as Tenant is not in default under the Lease, after notice and the expiration of the cure period

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applicable to such default hereunder, if any, subject to and in accordance with the provisions of this Article, Landlord shall contribute up to the sum of $100,000.00 (“Landlord’s Contribution”) to the cost of labor and materials for the portion of the Tenant’s Cooling Tower Work which constitutes Qualified Renovations. “Qualified Renovations” shall be defined as the labor and materials used by Tenant to effect Tenant’s Cooling Tower Work in compliance with this Lease after the date hereof and prior February 1, 2007. Without limitation, for purposes of this Article, Qualified Renovations shall be deemed not to include and Landlord’s Contribution shall not be applied to the cost of interest, late charges, trade fixtures, furniture, furnishings, equipment, professional fees, workstations, work surfaces (whether or not affixed to walls and/or convector covers), related cabinetry, moveable business equipment or any personal property whatsoever, or to the cost of labor, materials or services used to furnish or provide the same. Notwithstanding anything to the contrary contained herein, in the event that Tenant shall be prevented from performing or timely completing Tenant’s Cooling Tower Work in accordance with the terms, covenants and conditions of the Lease on or before February 1, 2007, by reason of strikes, lockouts, job actions, shortage or unavailability of supplies, governmental laws or regulations, riots, terrorism, insurrections, wars, acts of war or Acts of God (collectively “Force Majeure”), then, if and so long as Tenant, in good faith, uses reasonable efforts to comply with and with due diligence proceeds to perform Tenant’s Cooling Tower Work and meet all such obligations and requirements hereof, provided that Tenant gives to Landlord prompt written notice of both (i) its inability to perform and complete Tenant’s Cooling Tower prior to February 1, 2007, and (ii) the restoration of Tenant’s ability to perform Tenant’s Cooling Tower, then the period set forth in this Agreement for the performance of Tenant’s Cooling Tower Work shall be extended by one (1) day for each day of a delay solely caused. by any such Force Majeure until Tenant is no longer so prevented to perform Tenant’s Cooling Tower Work.

55.02       “Requisition” shall mean a request by Tenant for payment from Landlord for Qualified Renovations and shall consist of an AIA 0702/703 form or other such documents and information from Tenant as Landlord may reasonably require to substantiate the completion of, and payment for, such Qualified Renovations to which the Requisition relates (the “Work Cost”) and shall include, without limitation, the following: an itemization of Tenant’s total construction costs, detailed by contractor, subcontractors, vendors and materialmen; bills, receipts, lien waivers and releases from all contractors, subcontractors, vendors and materialmen; architects’ and Tenant’s certification of completion, payment and acceptance, and all governmental approvals and confirmations of completion for the portion of the Tenant’s. Cooling Tower Work theretofore completed and for which Tenant seeks payment.

55.03       From time-to-time, but not more than once a month, Tenant may give Landlord a Requisition for so much of the Work Cost as arose since the end of the period to which the most recent prior Requisition related, or, with respect to the first Requisition, for the initial Work Cost.

55.04       A. If Tenant is not in default under this Lease, after notice and the expiration of the cure period applicable to such default hereunder, if any, and provided that all documents and information required by Landlord have been provided, within thirty (30) days after Landlord receives a Requisition, Landlord shall pay Tenant eighty five percent (85%) of the Work Cost reflected in such Requisition (the “Reimbursement”) and shall withhold the remaining fifteen

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percent (15%) of Work Cost (the “Retainage”); and provided that Tenant is not in default under this Lease, after notice and the expiration of the cure period applicable to such default hereunder, if any, within thirty (30) days after Tenant furnishes Landlord with (x) a final, stamped set of “as-built” plans for the Premises which demonstrates that Tenant’s Cooling Tower Work has been completed in accordance with plans and specifications first approved by Landlord and (y) its final Requisition which demonstrates that Tenant’s Initial Alteration Work has been completed and paid for in full by Tenant and (z) all documents and information required by Landlord, Landlord shall pay Tenant all the Retainages.

B.       In the event that Landlord shall refuse or fail to reimburse Tenant, within thirty (30) days after the date upon which such Reimbursement is due, for any installment of Landlord’s Contribution to which Tenant is entitled hereunder, and provided that (i) Tenant gives Landlord (Attn: Ralph Sitt) notice thereof, and (ii) Landlord fails to so reimburse Tenant within twenty (20) days thereafter, and (iii) provided that at all relevant times Tenant is not in default of this Lease after notice (in which event Tenant’s rights under this Section 55.04B shall be suspended until the earlier of (a) Tenant’s timely and full cure of the default alleged in such notice, at which time Tenant’s rights hereunder shall be reinstated, and (b) the expiration of Tenant’s time in which to cure such default without curing same, at which time Tenant’s offset rights hereunder shall be extinguished, but without forfeiture of Tenant’s rights and interest in Landlord’s Contribution or the right to judicially recover the same or credit therefor from Landlord), Tenant may offset the amount of such Reimbursement against Fixed Annual Rent next becoming due under this Lease until such Reimbursement is exhausted, provided further that Tenant’s notice to Landlord requesting Reimbursement hereunder shall state in bold, uppercase letters on the first (1st) page thereof, the following:

TENANT SHALL HAVE THE RIGHT TO OFFSET THE AMOUNT SPECIFIED HEREIN AGAINST THE FIXED ANNUAL RENT NEXT BECOMING DUE UNDER THE LEASE IN THE EVENT YOU FAIL TO REIMBURSE SUCH AMOUNT TO TENANT WITHIN TWENTY (20) DAYS AFTER TIDS NOTICE SHALL HAVE BEEN GIVEN TO YOU.

Notwithstanding anything to the contrary set forth above, Tenant shall not have any offset right against Fixed Annual Rent as set forth in this Section 55.04, in the event and to the extent that Landlord shall give notice to Tenant within said twenty (20) day period that such successor landlord disputes such request for Reimbursement, accompanied by a reasonably detailed description of the basis for such dispute.

55.05       It is expressly understood and agreed that if the amount of Landlord ’s Contribution is less than the cost of Tenant’s Cooling Tower Work, Tenant shall remain solely responsible for the payment and completion of, and in all events shall complete, at its sole cost and expense, Tenant’s Cooling Tower Work on or before February 1, 2007, subject to Force Majeure. Any portion of Landlord’s Contribution not disbursed shall be retained by Landlord.

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ARTICLE 56

EXISTING PASSAGES TO 250 WEST 40TH STREET

56.01       Landlord and Tenant acknowledge and agree that there currently exist passageways between the ninth (9th), tenth (l0th), eleventh (11th), twelfth (12th) and penthouse portions of the Premises and the corresponding floors in the building (the “250 Building”) at 250 West 40th Street, New York, New York (the “250 Passageways”) which Tenant may use for ingress and egress to and from the 250 Building provided that (i) the 250 Passageways and Tenant use thereof shall at all times be compliant with all applicable laws, ordinances, directions, rules and regulations of governmental authorities having jurisdiction, (ii) Tenant shall indemnify and hold harmless Landlord, its directors, officers, members, partners, employees, agents, and their respective successors and assigns from and against any and all claims, demands, costs, expenses, awards and judgments arising out of, or resulting from Tenant’s use and maintenance of the 250 Passageways, (iii) the landlord of the 250 Building permits Tenant such ingress and egress to and from the 250 Building, and (iv) in the event that Tenant is no longer lawfully permitted to use the 250 Passageways, Tenant shall have no right to any abatement, credit or set-off against Rent or to terminate this Lease. Tenant shall maintain, close or repair the 250 Passageways at anytime as Tenant deems necessary, throughout the term of the Lease as well as install, maintain and repair wiring, cabling piping, conduit and other communications and life safety equipment so that the adjacent premises in the 250 Building are connected to the Premises, provided that Tenant shall:(i) comply with all laws, orders and regulations of any governmental authority having or asserting jurisdiction over the Premises which shall impose any violation, order or duty upon Landlord or Tenant with respect to the 250 Passageways or the use or occupancy thereof and (ii) perform all work in a good and workman like manner and in compliance with all applicable provisions of this Lease. Tenant shall, at its sole cost and expense, maintain 250 Passageways in good condition and repair, in a good and workmanlike manner (reasonable wear and tear excepted), using materials of a quality equal or superior to that which existed prior to the maintenance or repair, by means of duly licensed professionals and otherwise in accordance with the provisions of this Article and this Lease. Tenant shall not be entitled to construct any additional passageways to 250 West 40th Street, New York, New York other than the 250 Passageways as they exist as of the date of this Lease.

56.02       On or before the Expiration Date or sooner termination of the Term, Tenant shall, at its sole cost and expense, remove the 250 Passageways, seal all openings and penetrations in connection therewith and repair and restore the affected portions of the Building and 250 West 40th Street, New York, New York to the condition that existed before the construction of the 250 Passageways (ordinary wear and tear excepted), in a good and workmanlike manner, using materials of a quality equal or superior to that which existed prior to the construction of the 250 Passageways, by means of duly licensed professionals and otherwise in accordance with the provisions of this Article and this Lease.

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ARTICLE 57

TENANT’S ANNUAL STATEMENTS

57.01       At Landlord’s request, from time to time, but not more than once in any given calendar year, Tenant shall furnish Landlord with copies of the most recent unaudited annual profit and loss statement and balance sheet (and any interim internal financial statements prepared by Tenant) which are to be certified by an officer of Tenant to be true and correct with respect to the information contained therein, within thirty (30) days after the preparation of such statement(s). In the event Tenant fails to timely and fully comply with the requirements of this Article, Tenant shall have a period of fifteen (15) days in which to cure such default (which fifteen (15) day cure period shall be in lieu of the cure period otherwise provided for in Section 5.01 hereof), in failure of which Landlord shall have such rights as are provided for at law, in equity and in said Section 5.01 of this Lease.

ARTICLE 58

ROOF USE

58.01       Landlord hereby grants to Tenant a license for the use of the portion of the roof of the Building delineated by horizontal lines and the term ’‘New Fireproof Wood Deck” the location plan annexed hereto and made a part hereof as “Exhibit G” (the “Roof Deck”) on an exclusive basis subject to the rights of Landlord or its designee(s) as set forth hereinafter and subject to the express terms and conditions of this Article and otherwise upon those terms and conditions contained in this Lease (“Tenant’s Roof Deck Rights”,).

58.02       Notwithstanding anything to the contrary contained elsewhere in this Lease, Tenant shall maintain, repair and, if necessary replace, at Tenant’s sole cost and expense (i) the Roof Deck except to the extent that the requirement for such maintenance, repair or replacement shall arise from the negligence or willful misconduct of Landlord, and (ii) the roof of the Building to the extent that the requirement for such maintenance, repair or replacement shall arise as a result of the use of the Roof Deck by Tenant or anyone claiming through Tenant. Tenant shall furnish Landlord with reasonable prior written notice before commencing any such maintenance, repair or replacements, all of which shall be performed in accordance with the applicable provisions of this Lease. Tenant shall maintain at all times during the term of this Lease insurance coverage for the Roof Deck of a nature, in such amounts and having such deductibles as shall be reasonably required by Landlord. Tenant hereby indemnifies and agrees to defend and hold harmless Landlord, its directors, officers, members, shareholders, partners, employees, agents, representatives, successors and assigns from and against any and all claims, demands, actions, proceedings, damages, liabilities, judgments, orders, awards, fines, penalties, costs and expenses (including, without limitation, reasonable attorneys’ fees) arising from Tenant’s Roof Deck Rights and/or from the use of the roof of the Building by Tenant or anyone claiming through Tenant. The provisions of the foregoing indemnity shall survive the expiration or sooner termination of the license contained herein or of this Lease.

58.03       Tenant, at Tenant’s sole cost and expense, shall at all times during the term of this Lease promptly and faithfully obey, observe and comply with all laws, codes, rules and regulations of any (i) governmental or quasi-governmental authority or agency having jurisdiction or any (ii) insurance underwriter or authority having jurisdiction or (iii) the New York Board of Fire

74

Underwriters, in any manner affecting or relating to Tenant’s Roof Deck Rights and shall be responsible, at Tenant’s sole cost and expense, for obtaining and maintaining any and all permits and licenses necessary in connection with Tenant’s Roof Deck Rights. Landlord shall, at Tenant’s sole cost and expenses, reasonably cooperate with Tenant’s efforts in obtaining any necessary permits provided that Landlord shall not be obligated to incur any cost or expense or liability of any kind in connection therewith as determined by Landlord in its reasonable discretion. Tenant’s failure or inability to maintain Tenant’s Roof Deck Rights shall not entitle Tenant to any abatement, credit or set-off against Rent or to terminate this Lease. Tenant agrees that Landlord shall not be required to provide any services whatsoever to the Roof Deck or to the roof of the Building.

58.04       Tenant shall not, from and after the date hereof, install any items or perform any alterations or improvements to the Roof Deck or to the roof of the Building without Landlord’s prior consent which may be withheld in Landlord’s sole discretion.

58.05       Notwithstanding anything to the contrary contained elsewhere in this Lease, Tenant shall have no right to assign, sublet, license or otherwise convey or transfer Tenant’s Roof Deck Rights whatsoever or to permit the use of the roof of the Building by third parties for any purpose whatsoever, except Affiliates and invitees of Tenant, which Affiliates and invitees of Tenant shall be accompanied at all times by Tenant.

58.06       Tenant shall not use or permit the use of the Roof Deck for any purpose which is not in keeping with the character of a first-class office building in midtown Manhattan. In the event that Landlord shall give Tenant notice that any use of the Roof Deck violates the provisions of this Article or the Lease, Tenant shall immediately cease such violative use. If Landlord shall notify Tenant of a violation of the provisions of this Article or the Lease more than two (2) times during the Term, then such violations shall constitute a default which is deemed incapable of cure and, in addition to all other rights and remedies under this Lease, Landlord may revoke the license granted herein, without otherwise terminating this Lease, upon fourteen (14) days prior notice, and thereafter Tenant shall have no further rights in and to the Roof Deck or the roof of the Building under this Article, and Tenant shall not be entitled to any abatement, credit or set-off against Rent or to terminate this Lease as a result thereof.

58.07       Tenant acknowledges and agrees that Tenant’s Roof Rights are hereby expressly made subject to the right of Landlord or Landlord’s designee(s) to enter upon the Roof Deck, upon reasonable prior notice to Tenant, for the purpose of (i) maintaining, and making inspections, repairs, alterations and improvements to, the Building and Building systems, and (ii) any other legitimate purpose, and (iii) erecting and maintaining each year shortly prior to and throughout the Jewish holiday of Succoth (Tabernacles), a Succah (ritual hut) on the Roof Deck, which Succah shall be dismantled and removed in each instance within five (5) business days after the last day of the holiday and in connection with Succoth, Landlord shall use reasonable efforts to minimize interference with Tenant’s use of the roof. Tenant shall ensure that in no event shall Tenant’s use of Tenant’s Roof Rights in any manner interfere with or in any manner compromise the safety, security or integrity of any such installations made by Landlord or Landlord’s designee(s). Notwithstanding the foregoing, Landlord agrees that, for so long as (i) Tenant is not in default under this Lease after notice and beyond the expiration of any applicable cure period, and (ii) the Named Tenant and/or Affiliates shall occupy at least seventy five (75%) percent of the Premises for the conduct of its

75

business (as opposed to mere lawful possession), Landlord shall not lease or license any space on the roof of the Building to any third party other than for purposes of permitting the installation and maintenance of equipment which supports Premises in the Building occupied by such third party.

ARTICLE 59

TENANT’S SECURITY MEASURES

59.01       Tenant acknowledges and agrees that Landlord shall not be responsible to, and currently does not intend to, staff, station or maintain any (i) electronic security or surveillance systems or (ii) manned security, doormen, porters or concierge, in or about the lobby, stairwells, elevators, or common areas of the Building. Tenant may, at Tenant’s sole cost and expense, station or install, operate and maintain, as the case may be, at the lobby, stairwells and common areas of the Building, as well as at the Premises, (a) professional, duly qualified and licensed security personnel, and/or (b) a security identification and screening system which may include, without limitation, passes or identification cards, video cameras or electronic surveillance; provided that all of the foregoing are comparable or better than the existing system. Notwithstanding anything to the contrary contained in this Article, (x) Tenant shall not station at the Building any security personnel who are not employed by Tenant, without the prior written notice to Landlord in each instance, and (y) Landlord’s prior approval shall not be required in the event that Tenant enters into any agreement with or retain any third party security, provided that (i) Landlord is given prior notice thereof, (ii) Tenant delivers to Landlord a copy of the executed agreement within fourteen (14) days of the execution thereof, and (iii) such agreement expires or is terminable on or before the Expiration Date of this Lease. With reasonable promptness after demand by Landlord, Tenant shall promptly replace any security personnel referenced above in the event that hereinafter there occurs any negative experience with such security personnel or security service (in that they:(i) fail to provide security service in a manner consistent with good business or trade practice and such failure persists for a period of thirty (30) days after notice from Landlord, or (ii) conduct themselves in an unprofessional or disreputable manner in or about the Building and such failure persists for a period of thirty (30) days after notice from Landlord) or Landlord has reasonable concerns regarding the financial stability of, or any criminal proceedings pending against, any such security personnel or security service. Tenant acknowledges that the foregoing is a material inducement to Landlord to permit Tenant to station at the Building the security personnel referenced above, and that Tenant’s failure to timely and fully comply with the foregoing provisions shall constitute a default of the terms of this Lease. Tenant hereby indemnifies and agrees to defend and hold Landlord, its members, partners, directors, officers, employees, representatives, servants and invitees, harmless from and against any and all claims, demands, suits, actions, proceedings, awards, judgments, orders, damages, fines, penalties, costs, fees, expenses, and liabilities whatsoever, arising out of the acts or omissions of Tenant, its members, partners, directors, officers, employees, representatives and servants stationed at the Building, acting or presumed to be acting pursuant to the provisions of this Article. Notwithstanding the provisions of this Article, at all times (1) Ralph Tawil, Sr., Saul Tawil, Ralph Tawil, Jr., Ralph Sitt, Eddie Sitt, David Sitt and Jack Sitt, shall be permitted access to the Building and the Premises consistent with the other provisions of this Lease without the necessity of any

76

Building pass or other Building security identification, provided that they have previously provided Tenant with their photographs so that they might be reasonably identified by any security personnel stationed at the Building or Premises by Tenant pursuant to this Article; and (2) Landlord, its designated members, partners, directors, officers, employees, representatives, servants and invitees shall be permitted access to the Building and the Premises consistent with the other provisions of this Lease, and Tenant’s reasonable security requirements upon presentation of a current and valid form of any pass or other security identification method then maintained by Tenant at the Building, provided however, that Tenant shall promptly issue to Landlord upon request from time to time, such passes or other security identification.

ARTICLE 60

FREIGHT ELEVATOR SERVICE

60.01       No heavy or bulky materials including, but not limited to furniture, office equipment, packages, or merchandise (“Freight Items”) shall be received in the Premises or Building by Tenant or removed from the Premises or Building by Tenant except on Mondays through Fridays between the hours of 8:00 a.m. and 7:30p.m. and on Saturdays from 8:00 a.m. through 3:00 p.m. (“Freight Hours”) and by means of the freight elevators only, which shall be available on a first come, first served basis, free of charge. Landlord shall be required to provide a freight elevator operator during all Freight Hours other than on Saturdays. In the event that Tenant requires additional freight elevator service on days or at hours other than those set forth above, Tenant shall provide Landlord with at least twenty four (24) hours prior notice in each instance, which notice may be given by fax, Attn: Elliot Rackman; provided Landlord shall use commercially reasonable efforts to comply with such request on less than twenty four (24) hours prior notice. In such event, Landlord shall make available a freight elevator operator to Tenant at the Building, and Tenant shall pay to Landlord, as Additional Rent within twelve (12) days of demand, the Building charges for such freight service at the rate of $75.00 per hour or portion thereof (with a four (4) hour minimum for overtime weekend use), plus sales tax, if applicable, subject to future increases, which increases shall be based on a “Consumer Price Index” increase. Notwithstanding the foregoing, upon at least twenty four (24) hours prior notice, Landlord shall furnish over time freight elevator service to Tenant without charge in connection with the performance by Tenant in the Premises of Alterations (as defined in Article 8.01) requiring the issuance of a building permit. Landlord shall provide Tenant with keys to the freight elevator, at no additional charge to Tenant, for Tenant’s use in operating the freight elevators only: (i) on ’Saturdays during Freight Hours, (ii) if Landlord fails to provide a freight elevator operator during Freight Hours, Monday through Friday, as required by the provisions of this Article, or (iii) in the event of an emergency and no Building freight operator is at the Building. Any damage done to the Building or Premises by Tenant, its employees, agents, servants, invitees, representatives and/or contractors in the course of moving any Freight Items shall be paid by Tenant as Additional Rent within thirty (30) days after demand. Tenant hereby indemnifies and agrees to defend and hold Landlord, its members, partners, directors, officers, employees, representatives, servants and invitees, harmless from and against any and all claims, demands, suits, actions, proceedings, awards, judgments, orders, damages, fines, penalties, costs, fees, expenses, and liabilities whatsoever, arising out of the acts or omissions of Tenant, its

77

members, partners, directors, officers, employees, representatives and servants in connection with Tenant’s use of the freight elevators.

REMAINDER OF PAGE INTENTIONALLY BLANK

78

IN WITNESS WHEREOF, the said Landlord, and the Tenant have dul y executed this Lease as of the day and year first above written.

240 WEST 40™ LLC

By.
Name:
Title:

WITNESS:

Name:
Title:

THE DONNA KARAN COMPANY LLC

	By:	/s/ Patricia Kalberer
Name: Patricia Kalberer
Title: Chief Financial Officer

WITNESS:

/s/ Susan Wagner
Name: Susan Wagner
Title:

79

ARTICLE 61

RULES AND REGULATIONS
MADE A PART OF TIDS LEASE

1. No animals, birds, bicycles or vehicles shall be brought into or kept in the Premises. The Premises shall not be used for manufacturing or commercial repairing or for sale of merchandise to the public or as a lodging place, or for any immoral or illegal purpose, nor shall the Premises be used for a public stenographer or typist; barber or beauty shop; telephone, secretarial or messenger service; employment, travel or tourist agency; school or classroom; commercial document reproduction except in connection with Tenant’s business; or for any business other than specifically provided for in the Tenant’s lease. Tenant shall not cause or permit in the Premises any disturbing noises which may interfere with occupants of this or neighboring Buildings, any cooking (except microwave) or objectionable odors, or any nuisance of any kind, or any inflammable or explosive fluid, chemical or substance. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall cooperate so as to prevent the same.

2. The toilet rooms and other water apparatus shall not be used for any purposes other than those for which they were constructed, and no sweepings, rags, ink, chemicals or other unsuitable substances shall be thrown therein. Tenant shall not place anything out of doors, windows or skylights, or into hallways, stairways or elevators, nor place food or objects on outside window sills. Tenant shall not obstruct or cover the halls, stairways and elevators, or use them for any purpose other than ingress and egress to or from Tenant’s Premises or as otherwise provided in this Lease, nor shall skylights, windows, doors and transoms that reflect or admit light into the Building be covered or obstructed in any way. All drapes and blinds installed by Tenant on any exterior window of the Premises shall conform in style and color to the Building standard.

3. Tenant shall not place a load upon any floor of the Premises in excess of the load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, file cabinets and filing equipment in the Premises. Business machines (except desk top computers, fax machines and other ordinary office machines) and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, only with Landlord’s consent and in settings approved by Landlord to control weight, vibration, noise and annoyance. Smoking or carrying lighted cigars, pipes or cigarettes in the elevators of the Building is prohibited.

4. Tenant shall not move any heavy or bulky materials into or out of the Building or make or receive large deliveries of goods, furnishings, equipment or other items, except in compliance with all applicable laws, ordinances, directions, rules and regulations of governmental authorities having jurisdiction. If any material or equipment requires special handling, Tenant shall employ only persons holding a Master Rigger’s License to do such work, and all such work shall comply with all legal requirements. Landlord reserves the: right to inspect all freight to be brought into the Building, and to exclude any freight which violates any rule, regulation or other provision of this Lease.

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5. No sign, advertisement, notice or thing shall be inscribed, painted or affixed on any part of the Building visible from outside the Building or from common areas shared with uU1er tenants of the Building, without the prior written consent of Landlord, subject to the terms of the Lease. Landlord may remove anything installed in violation of this provision, and Tenant shall pay the cost of such removal and any restoration costs. Interior signs on doors and directories shall be inscribed or affixed by Landlord at Tenant’s expense. Landlord shall have the right to approve the color, size, style and location of all signs, advertisements and notices visible to the public from the lobby or from outside the Building. No advertising of any kind by Tenant shall refer to the Building, unless first approved in writing by Landlord.

6. Intentionally Omitted.

7. No existing entry door locks shall be changed, nor shall any additional locks or bolts of any kind be placed upon any door or window by Tenant, without the prior written consent of Landlord. Two (2) sets of keys to all exterior and interior locks shall be furnished to Landlord . At the termination of this Lease, Tenant shall deliver to Landlord all keys for any portion of the Premises or Building. Before leaving the Premises at any time, Tenant shall close all windows and close and lock all doors.

8. No Tenant shall purchase or obtain for use in the Premises any towels, bootblacking, barbering or other such service furnished by any company or person not reasonably approved by Landlord. Any necessary exterminating work in the Premises shall be done at Tenant’s expense, at such times, in such manner and by such company as Landlord shall reasonably require. In the event that Tenant or anyone claiming through Tenant no longer occupies the entire rentable portion of the Building, Landlord reserves the right to exclude from the Building, from 6:00p.m. to

8:00 am., and at all hours on Sunday and legal holidays, all persons who do not present a pass to the Building signed by Landlord. Tenant shall be responsible for the acts of all persons to whom passes are issued at Tenant’s request.

9. Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord’s consent or approval, Tenant agrees to pay Landlord as Additional Rent, within fourteen (14) days after demand, the reasonable out-of-pocket third party fees of any architect, engineer or attorney employed by Landlord to review said plan, agreement or document.

10. The use in the Premises of auxiliary beating devices, such as portable electric heaters, heat lamps or other devices whose principal function at the time of operation is to produce space heating, is prohibited.

11. Tenant shall keep all doors from the hallway to the Premises closed at all times except for use during ingress to and egress from the Premises. Tenant acknowledges that a violation of the terms of this paragraph may also constitute a violation of codes, rules or regulations of governmental authorities having or asserting jurisdiction over the Premises, and Tenant agrees to indemnify Landlord from any fines, penalties, claims, action or increase in fire insurance rates which might result from Tenant’s violation of the terms of this paragraph.

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12. Intentionally Omitted.

13. Tenant will be entitled to its pro rata share of listings on the Building lobby directory board, without charge. Any additional directory listing (if space is available), or any change in a prior listing, with the exception of a deletion, will be subject to a fourteen ($14.00) dollar service charge, payable as Additional Rent.

14. In case of any conflict or inconsistency between any provisions of this Lease and any of the rules and regulations as originally or as hereafter adopted, the provisions of this Lease shall control.

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Exhibit A-1

PLAN DELINEATING THE EXISTING PREMISES

See attached. (The location and dimensions of walls, partitions, columns, stairs and openings are approximate and subject to revisions due to mechanical work, job conditions, and requirements of governmental departments and authorities. If the space as actually partitioned shall differ in any de minimis respect from this sketch, the actual area as partitioned shall in all events control. No such resulting deviation or discrepancy shall affect the rent or Tenant’s obligations under this Lease).

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240 West 40th Street - Basement Exhibit A-1

40TH ST.
ENGINEER'S OFFICE
BOILER ROOM
(SUB-BASEMENT)
B-3
B-2
B-1
ELEV.
PIT
ELEV
PIT
ELEV.
PIT
FE
DN
UP
DN
UP
STORAGE
MAIL ROOM
SHIPPING AND RECEIVING
B-5
COPY CENTER

Wednesday, August 02,2006 (16).max

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240 West 40th Street- Floor 02 : Exhibit A-1

NORTH
40TH ST.
DN
UP
FE
FE
0200
PE
PE
UP
DN
Women's
Men's
Mech
Room

Wednesday, August 02,2006 (16).max

85

240 West 40th Street - Floor 04 . Exhibit A-1

NORTH
40TH ST.
DN
UP
FE
FE
JC
Women's
Men's
Mech. Room
0400
PE
PE
UP
DN

Wednesday, August 02,2006 (16).max

86

240 West 40th Street - Floor 05 : Exhibit A-1

40TH ST.
NORTH
DN
UP
FE
FE
JC
Men's
Women's
0500
PE
PE
UP
DN
Mec/l.
Room

Wednesday, August 02,2006 (16).max

87

240 West 40th Street- Floor 06 : Exhibit A-1

40TH ST.
NORTH
DN
UP
FE
FE
0600
Women's
Men's
Mech.
Room
PE
PE
UP
DN

Wednesday, August 02,2006 (16).max

88

Exhibit A-1

240 West 40th Street - Floor 07 :

NORTH
40TH ST.
DN
UP
FE
FE
JC
Women's
Men's
Mech.
Room
0700
PE
PE
UP
DN

 Wednesday, August 02,2006 (16).max

89

240 West 40th Street - Floor 08 : Exhibit A-1

40TH ST.
NORTH
DN
UP
FE
FE
JC
Women's
Men's
Mech. Room
0800
FE
FE
UP
DN

 Wednesday, August 02,2006 (16).max

90

Exhibit A-1

240 West 40th Street - Floor 09 : .

NORTH
40TH ST.
0900
DN
UP
FE
FE
JC
Women's
Men's
PE
PE
UP
DN

 Wednesday, August 02,2006 (16).max

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240 West 40th Street - Floor 10

Exhibit A-1

40TH ST.
Connection To Adjacent Bldg.
DN
UP
FE
FE
1000
JC
Women's
Men's
PE
PE
UP
DN

92

Wednesday, August 02,2006 (16).max

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240 West 40th Street - Floor 11 Exhibit A-1

NORTH
40TH ST.
Connection To Adjacent Bldg.
DN
UP
FE
FE
JC
Women's
Men's
1100
PE
PE
UP
DN

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240 West 40th Street - Floor 12 : Exhibit A-1

NORTH
40TH ST.
Connection To Adjacent Bldg.
DN
UP
FE
FE
1200
JC
Women's
PE
PE
UP
UP
DN

Wednesday, August 02,2006 (16).max

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240 West 40th Street - Penthouse : Exhibit A-1

401H ST.
NORTH
Connection
To
Adjacent
Bldg.
DN
Elevator
Machine
Room
(West)
Boilers
Mech.
Bulkhead
PH
DN
DN
Elevator
Machine
Room
(East)

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Exhibit A-2

PLAN DELINEATING THE 3rd FLOOR PREMISES

See attached. (The location and dimensions of walls, partitions, columns, stairs and openings are approximate and subject to revisions due to mechanical work, job conditions, and requirements of governmental departments and authorities. If the space as actually partitioned shall differ in any de minimis respect from this sketch, the actual area as partitioned shall in all events control. No such resulting deviation or discrepancy shall affect the rent or Tenant’s obligations under this Lease).

97

Exhibit A-2

Wednesday, August 02,2006 (7).max

98

Exhibit B-1

(Memorandum of Lease)

99

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE is made as of the ____ day of _____________, 2006 by and between 240 WEST 40TH LLC, a New York limited liability company with an address of c/o Sitt Asset Management LLC, P.O. Box 2300, New York, NY 10116 (“Landlord”) and THE DONNA KARAN COMPANY LLC, a New York limited liability company having an address at 240 West 40th Street, New York, NY 10018 (“Tenant”).

PRELIMINARY RECITALS:

A.      Landlord and Tenant have entered into a certain lease of even date herewith (the

“Lease”).

B.       Landlord and Tenant have agreed to enter into this Memorandum of Lease for purposes of giving notice of said Lease and certain of its terms, covenants and conditions.

AGREEMENTS:

1.       Demised Premises. Pursuant to the Lease, Landlord has leased and demised to. Tenant the entire rentable portion of the basement, second through twelfth floors and penthouse (the “Premises”) in the building located at 240 West 40th Street, New York, NY (the “Building”),

2.       Property. The land upon which the Building is located is more particularly described in Exhibit A attached hereto:

3.        Term. The term of the Lease for all but the 3rd Floor Premises shall commence on August 1, 2006 (the “Commencement Date”) and shall expire (unless sooner terminated or extended as set forth in the Lease) on July 31, 2016 (the “Expiration Date”).

4.        Extension of Term. The original term of the Lease may be extended, for one period of five (5) years. The renewal option must be exercised by Tenant one hundred eighty (180) days prior to the Expiration Date and is subject to the terms and conditions of the Lease.

5.       Retail Restrictions. Articles 44 and 51 of the Lease contains certain provisions restricting the permitted use of retail tenants and signage relating to the ground floor retail tenants of the Building.

6.       Right of First Offer. Pursuant to Article 53 of the Lease, if, during the term of the Lease, Landlord shall desire to sell the Building, then Landlord shall first offer same to Tenant, subject to and in accordance with the terms of the Lease.

7.       Miscellaneous. This Memorandum of Lease has been executed for recording purposes only, and shall not be deemed to amend, supplement or interpret the Lease or any of the terms, provisions, covenants or conditions thereof. In the event of any conflict between the provisions of this Memorandum of Lease and the provisions of the Lease, the provisions of the Lease shall prevail.

100

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Lease as a sealed instrument as of the date and year first above set forth.

LANDLORD:

240 WEST 40TH LLC

By:
Name:
Title

TENANT:

THE DONNA KARAN COMPANY LLC

By:

Title:

101

STATE OF NEWYORK	)
)
SS.: COUNTY OF NEW YORK	)

On the ____ day of __________________, 2006, before me personally appeared _________________, who, being by me duly sworn, did depose and say that he/she resides at _______________________________________; that he/she is the _______________of 240 West 40th LLC, a New York limited liability company described in and which executed the above instrument; and the said _________________ acknowledged the foregoing instrument to be his/her free act and deed in such capacity and the free act and deed of said limited liability company.

Notary Public
My commission expires:

STATE OF NEW YORK	)
) SS.:
COUNTY OF NEW YORK	)

On the _____ day of ______________, 2006, before me personally appeared _________________________________to me known, who, being by me duly sworn, did depose and say that he/she resides at ______________________________________________________: that he/she is the______________ __of The Donna Karan Company, the New York limited liability company described in and which executed the above instrument; and the said __________________ acknowledged the foregoing instrument to be the free act and deed of said company.

Notary Public
My commission expires:

102

EXHIBIT A

LEGAL DESCRIPTION

103

Exhibit B-2

(discharge of memorandum of lease)

104

DISCHARGE OF MEMORANDUM OF LEASE

This DISCHARGE OF MEMORANDUM OF LEASE, made and executed as of the ____________ day of _____ 2006, by and between 240 WEST 40TH LLC having an office c/o Sitt Asset Management LLC, P.O. Box 2300, New York, New York 10116-2300, hereinafter referred to as “Landlord”, and THE DONNA KARAN COMPANY LLC, a New York limited liability company, having an office at 240 West 40th Street, New York, New York, Attn: Chief Financial Officer, hereinafter referred to as “Tenant”.

WHEREAS, Landlord and Tenant have entered into a certain written Lease, dated as of August _____, 2006 (the “Lease”), whereby Landlord leased to Tenant and Tenant hired from Landlord that certain premises more particularly described on Exhibit A-1 and Exhibit A-2 annexed hereto and made a part hereof.

WHEREAS, the parties executed a certain Memorandum of Lease dated as of August _____, 2006 with respect to the Lease, which Memorandum was recorded on _________________, 2006 in the Office of the Clerk of Manhattan County, New York in Deed Book_________ at page ________ et seq.; and

WHEREAS, all rights of Tenant under the Lease have terminated, and the parties now desire to cancel and discharge of record the said Memorandum of Lease.

NOW THEREFORE, the Clerk of Manhattan County, New York is hereby authorized and directed to cancel and discharge of record the said Memorandum of Lease.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

105

IN WITNESS WHEREOF, Landlord and Tenant have executed this Discharge of Memorandum of Lease as of the date hereof.

240 WEST40TH LLC

By:

Name
Title

THE DONNA KARAN COMPANY LLC

By:
Name:
Title:

State of New York	)
):ss
County of	)

On the __ day of ___________________ in the year 2006, before me, the undersigned, a Notary Public in and for said state, personally appeared _________________________ personally known to me or proved to me on the basis or satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Notary Public

State of New York	)
):ss
County of	)

On the __ day of ___________________in the year 2006, before me, the undersigned, a Notary Public in and for said state, personally appeared _________________________ personally known to me or proved to me on the basis or satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Notary Public

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EXHIBIT C-1

FIXED ANNUAL RENT SCHEDULE

Tenant shall pay Fixed Annual Rent for the Existing Premises at the following rates per annum:

DATES	FIXED ANNUAL RENT	MONTHLY INSTALLMENT

From the Commencement Date through and including July 31, 2009	$4,581,500.00	$381,791.67

From August 1, 2009 through and including July 31, 2112	$5,055,358.00	$421,279.83

From August 1, 2112 through and including July 31, 2115	$5,186,258.00	$432,188.17

From August 1, 2115 through and including the Expiration Date	$5,204,584.00	$433,715.33

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EXHIBIT C-2

FIXED ANNUAL RENT SCHEDULE

Tenant shall pay Fixed Annual Rent for the 3rd Floor Premises at the following rates per annum:

DATES	FIXED ANNUAL RENT	MONTHLY INSTALLMENT

From the 3rd Floor Commencement Date through and including the Expiration Date.	$419,250.00	$34,937.50

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Exhibit D

(SNDA Agreement)

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EXHIBIT E

LANDLORD’S WORK

•	Obtain and furnish Tenant with an ACP-5 Certificate for the Premises based upon the configuration of the Premises as of the Commencement Date.

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EXHIBIT F

FORM STANDBY LEITER OF CREDIT

AUGUST 4, 2006

IF THIS LANGUAGE FOR THB STANDBY LETTER OF CREDIT IS TO BB USBD THBN THB OBLIGOR/APPLICANT MUST SIGNIFY THBIR APPROVAL BY SIGNING-OFF ON THIS EXHIBIT.

APPROVED AS ISSUED
COMPANY:
By: X
	AUTHORIZED SIGNATURE OF OBLIGOR/APPLICANT		DATE

BENEFICIARY:

240 WEST 401ll LLC (LANDLORD)

C/O SITT ASSET MANAGEMENT LLC

P.0. BOX 2300

NEW YORK, NY 10116-2300

LETTER OF CREDIT NO. XXXXXXXX

GENTLEMEN:

BY ORDER OF OUR CLIENT, THE DONNA KARAN COMPANY, LLC, 550 7TH AVENUE, NEW YORK, NY 10017, WE HEREBY ESTABLISH OUR IRREVOCABLE, UNCONDITIONAL STANDBY LETTER OF CREDIT NO. XXXXXXX IN YOUR FAVOR FOR AN AMOUNT NOT TO EXCEED IN AGGREGATE USD $1,250,000.00 (ONE MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 U.S. DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING AT OUR OFFICE LOCATED AT CITIBANK N.A. C/0 ITS SERVICER CITICORP NORTII AMERICA INC., 3800 CITIBANK CENTER, BUILDING B, 3RD FLOOR, TAMPA, FL 33610, ATTN: U.S. STANDBY DEPT. WITH THE CLOSE OF BUSINESS ON JULY 31,2007.

FUNDS HEREUNDER ARE AVAILABLE TO YOU OR YOUR TRANSFEREE AGAINST PRESENTATION OF YOUR SIGHT DRAFT(S), DRAWN ON US, MENTIONING THEREON THIS LETTER OF CREDIT NO. XX:XX:XXXX, WHICH MAY BE EXECUTED ON YOUR BEHALF BY YOUR AGENT OR ON BEHALF OF YOUR TRANSFEREE(S) BY ITS AGENT(S), WITHOUT PRESENTATION OF ANY OTHER DOCUMENTS, STATEMENTS OR AUTHORIZATIONS.

IN ADDITION, PRESENTATION OF SUCH DRAFT AND CERTIFICATE MAY ALSO BE MADE BY FAX TRANSMISSION TO FAX NO. 813-604-7187 OR SUCH OTHER FAX NUMBER IDENTIFIED BY CITIBANK IN A WRITTEN NOTICE TO YOU. TO TIIE EXTENT A PRESENTATION IS MADE BY FAX TRANSMISSION, YOU MUST (I) PROVIDE TELEPHONE NOTIFICATION THEREOF TO CITIBANK (PHONE NO.813-604-7101) PRIOR TO ORSIMULTANEOUSLYWITHTHESENDING OF SUCH FAX TRANSMISSION AND (II) SEND THE ORIGINAL OF SUCH DRAFT AND CERTIFICATE TO CITIBANK BY OVERNIGHT COURIER, AT THE ADDRESS PROVIDED ABOVE FOR PRESENTATION OF DOCUMENTS, PROVIDED HOWEVER, THAT CITIBANK’S RECEIPT OF SUCH TELEPHONE NOTICE OR ORIGINAL DOCUMENTS SHALL NOT BE A CONDITION TO PAYMENT HEREUNDER.

THIS LETTER OF CREDIT SHALL BE DEEMED AUTOMATICALLY EXTENDED, WITHOUT AMENDMENT, FOR ADDITIONAL PERIOD(S) OF ONE (1) YEARS FROM THE CURRENT EXPIRATION DATE HEREOF AND EACH SUCCESSIVE EXPIRATION DATE, THE LAST RENEWAL OF WHICH SHALL BE FOR A TERM SET TO EXPIRE NOT EARLIER THAN (90 days after expiration of lease please fill this date in), UNLESS WE NOTIFY YOU AT LEAST SIXTY (60) DAYS PRIOR TO THEN APPLICABLE EXPIRATION·DATE HEREOF THAT WE ELECT TO CONSIDER THIS LETTER OF CREDIT RENEWED

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FOR SUCH ADDITIONAL PERIOD(S). IN ORDER TO BE EFFECTIVE, ANY SUCH NOTICE OF NON-RENEWAL MUST BE SENT BY REGISTERED MAIL (RETIJRN RECEIPT REQUESTED) TO YOU AT THE ABOVE ADDRESS (OR TO SUCH OTHER ADDRESS AS YOU OR YOUR TRANSFEREE(S) SHALL DESIGNATE IN WRITING).

IT IS CONDITION OF THIS LETTER OF CREDIT THAT IT IS TRANSFERABLE AND MAY BE TRANSFERRED IN ITS ENTIRETY, BUT NOT IN PART, AND MAY BE SUCCESSIVELY TRANSFERRED BY YOU OR ANY TRANSFEREE HEREUNDER TO A SUCCESSOR TRANSFEREE(S). TRANSFER UNDER THIS LETTER OF CREDIT TO SUCH TRANSFEREE SHALL BE EFFECTED UPON PRESENTATION TO US OF THE ORIGINAL OF THIS LETTER OF CREDIT AND ANY AMENDMENTS HERETO ACCOMPANTED BY A REQUEST DESIGNATING THE TRANSFEREE IN THE FORM OF ANNEX A, ATTACHED HERETO, APPROPRIATELY COMPLETED, ALONG WITH THE PAYMENT OF OUR TRANSFER FEE OF ¼ OF 1% (MlN1MUM $200.00) ON THE OUTSTANDING AMOUNT OF LETTER OF CREDIT, WHICH SHALL BE PAID BY THE BENEFICIARY.

WE HEREBY ENGAGE WITH YOU TO HONOR YOUR DOCUMENT(S) AS SPECIFIED ABOVE, DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS STANDBY, IF PRESENTED AS SPECIFIED HEREIN ON OR BEFORE THE STATED EXPIRIATION DATE.

EXCEPT AS FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY LETTERS OF CREDIT, INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO.500, AND AS TO MATTERS NOT GOVERNED BY THE UCP 500, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE U.S. FEDERAL LAW

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Annex A

Request for Full Transfer

Relinquishing all Rights as Beneficiary

(This form is to be used when the Letter of Credit is to be Transferred in its entirety and , no substitution of invoices is involved and, no rights are to be retained by the undersigned Beneficiary. )

Citicorp North America Inc.,	Date:
As Servicer for Citibank, N.A.
3800 Citibank Center, Bldg.B, 3rd Fl.
Tampa, FL 33610

Re: L/C No.

Issued by: CITIBANK, N.A.

Gentlemen:

Receipt is acknowledged of the original instrument which you forwarded to us relative to the issuance of a Letter of Credit ( herein called the “Credit”) bearing your reference number as above in favor of ourselves and/or Transferees and we hereby request you to transfer the said Letter of Credit, in its entirety, to:

whose address is

(Optional) Please advise Beneficiary through the below indicated Advising Bank:

We are returning the original instrument to you herewith in order that you may deliver it to the Transferees together with your customary letter of transfer.

It is understood that any amendments to the Letter of Credit which you may receive are to be advised by you directly to the Transferees and that the drafts and documents of the Transferees, if issued in accordance with the conditions of the Letter of Credit, are to be forwarded by you directly to the party for whose account the credit was opened (or any intermediary) without our intervention.

(continued on page 2 )

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Page 2	Request for Full Transfer Relinquishing all Rights as Beneficiary

Citibank, N.A. reference__________________

We understand that the Transfer charge is 1/4 of 1% on the amount being transferred (minimum $200.00) and in addition thereto we agree to pay to you on demand any expenses that may be incurred by you in connection with this transfer.

__ We enclose our check for $ ________________to cover your charges.

(Note : Payment of charges must be in the form of a certified check if not drawn on Citibank, N.A.)

_ We authorize you to charge our Citibank N.A. account No. _____________________________

SIGNATURE GUARANTEED	Sincerely yours,

The First Beneficiary’s signature(s) with title(s) conforms with that on me with us and such is/are authorized for the execution of this instrument.

(Name of Bank)	(Name of First Beneficiary)

(Bank Address)	(Telephone Number)

(City, State, Zip Code)	(Authorized Name and Title)

(Telephone Number)	(Authorized Signature)

(Authorized Name and Title)	(Authorized Name and Title)
(If applicable)

(Authorized Signature)	(Authorized Signature)
(If applicable)

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Exhibit G

PLAN DELINEATING THE ROOF DECK

See attached. (The location and dimensions of walls, partitions, columns, stairs and openings are approximate and subject to revisions due to mechanical work, job conditions, and requirements of governmental departments and authorities. If the space as actually partitioned shall differ in any de minimis respect from this sketch, the actual area as partitioned shall in all events control. No such resulting deviation or discrepancy shall affect the rent or Tenant’s obligations under this Lease).

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WEST STAIR
New Guardrail, Stairs, Landing
New Vestibule
New Vest.
Existing BULKHEAD WEST (elev. equip.)
New Stair & Landing
Extend Shaft
BOILERS
WH
New Mechanical Bulkhead AHU-12 - 4,000#
COOLING TOWER (existing)
New Fireproof Wood Deck
WP GFI
New STORAGE
PANTRY
MODELS
Existing BULKHEAD SOUTH (tanks for domestic water, sprinkler & standpipe)
FIRE PUMP
250 GALLON WATER TANK
TOTAL MAX. WEIGHT
ACCESS VIA NEW ROLLING DOOR
PUMP ON INERTIA BASE
New Stair to 12th Floor
Existing BULKHEAD EAST (elev. equip.)
Exist'g EAST STAIR
New Stair
E
F

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LEASE MODIFICATION AGREEMENT

LEASE MODIFICATION AGREEMENT (this “Agreement”) dated as of the 28th day of May 2008 between 240 WEST 40TH LLC, having an office c/o Sitt Asset Management LLC, One Penn Plaza, New York, New York 10119 (hereinafter referred to as “Landlord”), and THE DONNA KARAN COMPANY LLC, a New York limited liability company, having an office at 240 West 40th Street, New York, New York, Attn: Chief Financial Officer (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord, as landlord, and Tenant, as tenant, entered into that certain agreement of lease dated as of August 1, 2006 (the “Lease”) covering those certain premises located on and comprising the entire rentable portion of the basement, the second (2nd) floor, the fourth (4th) through twelfth (12th) floors and the penthouse (collectively, the “Existing Premises”) and the entire rentable portion of the third (3rd) floor (the “3rd Floor Premises;” the Existing Premises and 3rd Floor Premises being hereinafter collectively referred to as the “Premises”), as more particularly described in the Lease, in the building known as and located at 240 West 40th Street, New York, New York (the “Building”) for a term scheduled to expire on July 31, 2016 (the “Expiration Date”) under the terms, covenants and conditions contained therein; and

WHEREAS, pursuant to the Lease, the 3rd Floor Premises is to be added to the Premises under all of the applicable terms, covenants and conditions of the Lease, for a term which shall commence ten (10) days following the date on which Landlord gives Tenant written notice that the 3rd Floor Premises is available for occupancy, and shall end on the Expiration Date or on such earlier date upon which the term of the Lease shall expire, be canceled or terminated pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law, but in no event shall the 3rd Floor be added to the Premises: (i) before May 1, 2007, or (ii) after July 1, 2008; and

WHEREAS, Landlord and Tenant wish to amend the Lease to provide, inter alia, that the 3rd Floor Premises shall be added to the Premises on the earlier to occur of: (i) that day which is (10) ten days after notice from Landlord to Tenant of the date on which Landlord’s 3rd Floor Work (as such term is defined in the Lease) is estimated to be Substantially Completed (as defined in Paragraph 3(b), below), but not earlier than the date on which Landlord shall deliver possession of the 3rd Floor Premises to Tenant with Landlord’s 3rd Floor Work Substantially Completed; or (ii) the day on which Tenant or anyone claiming through Tenant shall occupy or otherwise accept possession of the 3rd Floor Premises; (the “3rd Floor Commencement Date”), but in no event earlier than May 1, 2008 or later than July 1, 2008, subject to the terms and conditions set forth in the Lease and this Agreement; and

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WHEREAS, Landlord has agreed to permit Tenant to add the 3rd Floor Premises to the Premises on the 3rd Floor Commencement Date, subject to the terms, covenants and conditions of the Lease, as modified by this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Term.

Effective as of the date hereof, the Lease shall be amended to provide that the 3rd Floor Premises shall be added to the Premises under all the applicable terms, covenants and conditions of the Lease, except as modified herein, for a term which shall commence on the 3rd Floor Commencement Date and which shall end and expire on the Expiration Date or on such earlier date upon which the term of the Lease shall expire, be canceled or terminated pursuant to any of the conditions or covenants of the Lease or pursuant to law.

2.	Fixed Annual Rent, Tax Escalation, Electricity and Operating Expenses.

(a)          Tenant acknowledges and agrees that from and after the 3rd Floor Commencement Date, in addition to paying Fixed Annual Rent at the rates provided for in Exhibit C-1 of the Lease, Tenant shall pay to Landlord Fixed Annual Rent at the rates provided for in Exhibit C-2 of the Lease in accordance with Article 3 of the Lease.

(b)          Tenant acknowledges and agrees that Tenant shall pay to Landlord, as Additional Rent, tax escalation in accordance with Article 32 of the Lease. For the purposes of the Lease, Landlord and Tenant acknowledge and agree that from and after the 3rd Floor Commencement Date:

(i)	the rentable square foot area of the Premises shall be deemed to be 143,800 square feet, and

(ii)	the term “Tenant’s Share,” for purposes of computing tax escalation, shall mean ninety-four percent (94%).

(c)          Tenant acknowledges and agrees that Tenant shall pay to Landlord, as Additional Rent, in accordance with Article 41 of the Lease, Tenant’s Electric Percentage (as defined below) of any and all sums billed to Landlord by any and all public utility and/or other service providers of electricity and electrical service to the Building (excluding the retail portions of the Building). For the purposes of the Lease, Landlord and Tenant acknowledge and agree that from and after the 3rd Floor Commencement Date, the term “Tenant’s Electric Percentage” shall be deemed to be ninety-four percent (94%).

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(d)       Tenant acknowledges and agrees that Tenant shall pay to Landlord, as Additional Rent, operating expense escalations in accordance with Article 50 of the Lease. For the purposes of the Lease, Landlord and Tenant acknowledge and agree that from and after the 3rd Floor Commencement Date, the term the “Percentage” for the purposes of computing operating expense escalations shall be deemed to be ninety four percent (94%).

3.	Condition of 3rd Floor Premises.

(a)       Tenant shall accept possession of the 3rd Floor Premises on the 3rd Floor Commencement Date free of personal property, broom clean and otherwise in its “as-is” condition, and Tenant acknowledges and agrees that Landlord shall have no obligation to do any work in or to the 3rd Floor Premises in order to make it suitable and ready for occupancy and use by Tenant other than to perform Landlord’s 3rd Floor Work, as expressly set forth in Article 22 of the Lease. Effective as of the date hereof, the Lease shall be amended to provide that Landlord shall perform the following items of additional work: (i) replace the roof of the Building; (ii) re-point the faҫade of the Building; (iii) scrape, re-plaster and re-paint the interior perimeter wall located on the 40th Street side of the 12th floor of the Building; and (iv) scrape, re-plaster and re-paint the walls located in the models’ dressing room located on the 12th floor of the Premises (items (i) through (iv), above, collectively “Landlord’s Additional Work”).

(b)       Landlord’s 3rd Floor Work and Landlord’s Additional Work shall be deemed to be substantially completed notwithstanding that: (i) minor or non-material details of construction, mechanical adjustment or decoration remain to be performed, provided that said details (“Punch List Items”) shall be completed by Landlord within a reasonable time thereafter; or (ii) with respect to Landlord’s Additional Work, a portion of Landlord’s Additional Work is incomplete because construction scheduling requires that such work be done after incomplete finishing or after the completion of work other than Landlord’s Additional Work which is to be performed by or on behalf of Tenant.

4.	Early Delivery Consideration.

As consideration for Landlord’s delivery of the 3rd Floor Premises to Tenant, along with the existing fixtures and permanent improvements located within the 3rd Floor Premises as of the 3rd Floor Commencement Date, Tenant shall pay to Landlord the sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the “Early Delivery Consideration”) in three (3) installments as follows:

(i)        $166,666.67 by official bank check, payable to Landlord’s order, on the 3rd Floor Commencement Date (the “First Installment Payment”);

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(ii)        $166,666.67 by official bank check, payable to Landlord’s order, on the twelve (12) month anniversary of the 3rd Floor Commencement Date (the “Second Installment Payment”); and

(iii)       $166,666.66 by official bank check, payable to Landlord’s order, on the twelve (12) month anniversary of the date on which the Second Installment Payment is due and payable, as set forth in sub-clause (ii) above, as modified by the immediately succeeding paragraph (the “Third Installment Payment”).

Notwithstanding anything contained in this Paragraph to the contrary, Tenant shall not be obligated to make the payment set forth in clause (ii), above, on the twelve (12) month anniversary of the 3rd Floor Commencement Date (the “Second Payment Date”) in the event that Landlord shall not have substantially completed all items of Landlord’s Additional Work on or prior to such Second Payment Date; provided, however, that in such event Tenant shall be obligated instead to make the payment set forth in clause (ii), above, five (5) days after notice from Landlord of the substantial completion of all items of Landlord’s Additional Work, and Tenant shall thereafter be obligated to make the payment set forth in clause (iii), above, in a timely manner.

5.	Existing Tenant.

Notwithstanding anything contained herein or in the Lease to the contrary, Tenant acknowledges that it has been informed by Landlord that the 3rd Floor Premises are presently occupied by another tenant, Eden Apparel Group, Inc. (d/b/a “Playknits”) (the “Existing Tenant”), under a lease agreement (the “Existing Lease”) which is to expire by its terms after July 1, 2008. Tenant further acknowledges that it has been informed by Landlord that the Existing Tenant has entered into a Surrender Agreement with Landlord pursuant to which Tenant has agreed to vacate and surrender to Landlord possession of the 3rd Floor Premises prior to July 1, 2008. Landlord and Tenant agree that if the Existing Tenant shall fail to vacate and surrender possession of the 3rd Floor Premises to Landlord on or prior to July 1, 2008, and, solely as a result, Landlord shall be unable to deliver possession of the 3rd Floor Premises to Tenant as required by the Lease and this Agreement on or before July 1, 2008, then Landlord shall not be subject to any liability for such failure and the Lease and this Agreement shall remain in full force and effect without extension of the term; however, in such event, Tenant’s obligation to pay Fixed Annual Rent and Additional Rent under the Lease and hereunder with respect to the 3rd Floor Premises shall not commence until possession of the 3rd Floor Premises is delivered to Tenant in the condition required by the Lease and this Agreement, or on such earlier date, if any, as Tenant or anyone claiming through Tenant shall occupy or accept possession of the Premises. Further, in the event that such Existing Tenant shall fail to vacate and surrender possession of the 3rd Floor Premises to Landlord on or before July 1, 2008, upon Landlord’s recovery of actual and lawful possession of the 3rd Floor Premises, Landlord shall furnish Tenant with prompt notice thereof.

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Notwithstanding anything contained herein to the contrary, in the event that Landlord shall be unable to deliver the 3rd Floor Premises to Tenant with Landlord’s Work Substantially Completed on or before August 1, 2008, then Tenant shall have the right to terminate the Lease, with regard to the 3rd Floor Premises only, on notice (“Tenant’s Termination Notice”) given to Landlord within fourteen (14) days thereafter (the “Termination Notice Period”), in which event the Lease shall terminate as of August 15, 2008 and be of no further force or effect with regard to the 3rd Floor Premises only, except with regard to those provisions hereof that are specifically stated to survive the expiration or termination hereof. However, and notwithstanding anything contained in the immediately preceding sentence to the contrary, in the event that Landlord shall tender delivery of the 3rd Floor Premises to Tenant with Landlord’s Work Substantially Completed during the Termination Notice Period, then Tenant’s Termination Notice shall be null and void and the Lease shall remain in full force and effect with regard to the entire Premises, including, without limitation, the 3rd Floor Premises.

6.	Intentionally Omitted.

7.	Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

8.	Entire Agreement.

The Lease, as modified by this Agreement, represents the entire understanding between the parties with regard to the matters addressed herein and may only be modified by written agreement executed by all parties hereto. All prior understandings or representations between the parties hereto, oral or written, with regard to the matters addressed herein, other than the Lease, are hereby merged herein. Tenant acknowledges that neither Landlord nor any representative or agent of Landlord has made any representation or warranty, express or implied, as to the physical condition, state of repair, layout, footage or use of the 3rd Floor Premises or any matter or thing affecting or relating to the 3rd Floor Premises except as specifically set forth in this Agreement. Tenant has not been induced by and has not relied upon any statement, representation or agreement, whether express or implied, not specifically set forth in this Agreement. Landlord shall not be liable or bound in any manner by any oral or written statement, broker’s “set-up,” representation, agreement or information pertaining to the 3rd Floor Premises or this Agreen1ent furnished by any real estate broker, agent, servant, employee or other person, unless specifically set forth herein, and no rights are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

9.	Effectiveness.

This Agreement shall not be binding upon Landlord and Tenant until executed and delivered by both Landlord and Tenant.

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10.	Ratification.

Except as specifically modified herein, all other terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

11.	No Brokers/Indemnification.

Landlord and Tenant covenant, represent and warrant to each other that they have had no dealings or negotiations with any broker or agent in connection with the consummation of this Agreement other than Sitt Leasing LLC and Colliers ABR (collectively, the “Brokers”), and each party covenants and agrees to defend, hold harmless and indemnify the other party from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent other than the Brokers with respect to this Agreement or the negotiation hereof.

12.	Miscellaneous.

(a)       The captions in this Agreement are for convenience only and are not to be considered in construing this Agreement. This Agreement may not be modified except in a writing signed by Landlord and Tenant.

(b)       This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreen1ent to be drafted.

(c)        Terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Lease.

(d)        If any provision of this Agreement or its application to any person or circumstances is invalid or unenforceable to any extent, the remainder of this agreement, or the applicability of such provision to other persons or circumstances, shall be valid and enforceable to the fullest extent permitted by law and shall be deemed to be separate from such invalid or unenforceable provisions and shall continue in full force and effect.

[The remainder of this page has been intentionally left blank.]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the date first above written.

LANDLORD:	240 WEST 40TH LLC

	By:	/s/ Ralph Sitt
		Name:	Ralph Sitt
		Title:	President

Witness:

/s/ Christine Dehoatch
Name:	Christine Dehoatch
Title:	Leasing Administrator

TENANT:	THE DONNA KARAN COMPANY LLC

	By:	/s/ Patricia Kalberer
	Name:	Patricia Kalberer
	Title:	Chief Financial & Administrative Officer

Witness:

/s/ Dhara V. Patel
Name: Dhara V. Patel
Title: Executive Assistant

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SECOND AMENDMENT OF LEASE

THIS SECOND AMENDMENT OF LEASE (this “Second Amendment”), made as of this 23rd day of November, 2015 (the “Effective Date”), between 240 WEST 40th DELAWARE LLC, a Delaware limited liability company (“Landlord”), having an office at c/o Olmstead Properties, Inc., 575 Eighth Avenue, Suite 2400, New York, New York 10018, and THE DONNA KARAN COMPANY LLC, a New York limited liability company (“Tenant”), having an office at 240 West 40th Street, New York, New York.

WITNESSETH

WHEREAS, 240 West 40th LLC, predecessor in interest to Landlord, and Tenant entered into that certain Lease, dated as of August 1, 2006 (the “Original Lease”), as amended by that certain Lease Modification Agreement, dated as of May 28, 2008 (the “First Amendment”, as further amended hereby, known collectively as the “Lease”), whereby Tenant leased from Landlord premises more particularly described therein in the building known as 240 West 40th Street, New York, New York;

WHEREAS, Landlord and Tenant desire to extend the term of the Lease and modify certain other provisions thereof as more specifically set forth herein;

NOW, THEREFORE, for Ten Dollars, the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Definitions.

Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Lease.

2.	Extended Term.

The term of the Lease is hereby extended for the period (the “Extended Term”) from August 1, 2016 through and including July 31, 2020. All references in the Lease to the “Term” or the “term” shall be deemed to mean the term, as extended by the Extended Term, subject to further extension as herein provided, and all references in the Lease to the “Expiration Date” shall be deemed to mean and refer to July 31, 2020, subject to further extension as herein provided or unless sooner terminated pursuant to the Lease.

3.	Fixed Annual Rent.

During the period from and after January 1, 2016 (the “Adjustment Date”), Fixed Annual Rent (without electric) shall be payable as provided on Exhibit A annexed hereto.

4.	Additional Rent Payments.

Tenant shall continue to make all Additional Rent payments in accordance with the terms of the Lease, except that with respect to the period from and after the Adjustment Date, (i) Tenant shall have no obligation to make any payments pursuant to Article 50 of the Original Lease (and Article 2 of the First Amendment) (including, without limitation, payments for Expenses, Building Insurance Expenses and Base Insurance Expenses), and (ii) the “Base Tax Year” shall be revised to mean the New York City Real Estate Tax Year commencing July 1, 2016 through June 30, 2017.

5.	Security.

A.           Landlord is currently holding, as security for Tenant’s obligations under the Lease, an LOC in the amount of $1,250,000 (the “Initial LOC”). The Security under the Lease is hereby increased to the sum of $1,797,500. All references in the Lease to the “Security” and/or “LOC” shall be deemed to mean and refer to $1,797,500. Contemporaneously herewith, Tenant is delivering to Landlord cash security in the amount of $547,500 (the “Cash Security”), which shall be held by Landlord as part of the Security.

B.           On or prior to the date (the “LOC Delivery Date”) that is fifteen (15) days following the Effective Date, time being of the essence, Tenant shall deliver to Landlord either (i) an amendment to the Initial LOC so as to increase the same to $1,797,500, or (ii) a new LOC in the amount of $1,797,500 (either (i) or (ii) known as the “Amended LOC”). Upon delivery thereof, provided Tenant is then (a) current in Fixed Annual Rent and (b) not in material non-monetary default under the Lease beyond notice and the expiration of any applicable cure period (Tenant’s compliance with both of the foregoing conditions known as “Not in Material Default” and Tenant’s failure to comply with both of the foregoing conditions known as “in Material Default”), Landlord shall provide Tenant with a credit against the next installment(s) of Fixed Annual Rent in the aggregate amount of the Cash Security then held by Landlord (it being agreed that if Landlord shall not provide such credit because Tenant is then so in default under the Lease, upon the curing of such default, Landlord shall provide such credit). In the event this Second Amendment is terminated pursuant to Section 11 below, provided Tenant is not then in Material Default, Landlord shall immediately return any security deposit in excess of the amount of the Initial LOC to Tenant (and, if applicable, Landlord shall consent to an amendment of the Amended LOC so as to reduce the same to the Initial LOC), it being agreed that if Landlord shall not return such security because Tenant is then so in default under the Lease, upon the curing of such default, Landlord shall return such security. Landlord’s obligation in the preceding sentence shall survive termination of this Second Amendment.

6.	Additional Extension Option.

By notice given at any time on or prior to July 31, 2017 (time being of the essence), Tenant shall have the one-time option (the “Additional Extended Term Option”) to extend the Term for the period (the “Additional Extended Term”) from August 1, 2020 through and including July 31, 2030 (the “Additional Extended Term Expiration Date”), whereupon all references in the Lease to the “Term” or the “term” shall be deemed to mean the term, as extended by the Additional Extended Term, and all references in the Lease to the “Expiration Date” shall be deemed to mean and refer to the Additional Extended Term Expiration Date, unless sooner terminated as provided in the Lease, provided, however, that the exercise of such option shall only be effective upon compliance with the following terms and conditions:

(i)          Tenant shall give Landlord written notice (the “Additional Extended Term Notice”) of its election to extend the Term within the time period set forth in Section 6 above. Tenant’s failure to timely give the Additional Extended Term Notice shall be deemed to be a waiver of Tenant’s rights under this Section 6. Any such Additional Extended Term Notice shall be irrevocable upon delivery.

(ii)         The Additional Extended Term Notice shall be given in the manner provided in Article 27 of the Original Lease (as amended hereby), except that it shall state, in bold-faced capitalized letters on the top of the first page thereof: “TENANT HEREBY ELECTS TO EXTEND THE TERM OF THE LEASE PURSUANT TO SECTION 6 OF THE SECOND AMENDMENT OF LEASE”.

(iii)        Tenant may exercise the Additional Extended Term Option only if, at the time of the giving of the Additional Extended Term Notice, (i) Tenant is then Not in Material Default, (ii) Tenant shall have not subleased more than 25% of the Premises (other than to a Related Entity), and (iii) Tenant shall have not assigned the Lease (other than to a Related Entity). Tenant may not exercise the Additional Extended Term Option, and this Section 6 shall be of no force and effect, upon Tenant’s exercise of the Floor Surrender Option (as hereinafter defined).

(iv)        Tenant may exercise the Additional Extended Term Option only if the Additional Extended Term Notice is accompanied by the Guaranty of LVMH Moet Hennessy Louis Vuitton S.E. (the “Guarantor”) in the form attached hereto as Exhibit F (the “Guaranty”), executed by and acknowledged on behalf of the Guarantor and any required agent for service of process. Landlord shall return the LOC to Tenant within thirty (30) days of the delivery of the Guaranty, provided Tenant is then Not in Material Default (it being agreed that if the LOC is not returned to Tenant because Tenant is then so in default under the Lease, upon Tenant curing such default, Landlord shall return the LOC to Tenant).

(v)         In the event Tenant exercises the Additional Extended Term Option, then from and after the date that is six (6) months after the giving of the Additional Extended Term Notice (the “Additional Extended Term Rent Reset Date”), (x) if Landlord shall have not exercised the Floor Surrender Option, the Fixed Annual Rent (without electric) shall be as provided on Exhibit E annexed hereto, and (y) if Landlord shall have previously exercised the Floor Surrender Option, the Fixed Annual Rent (without electric) shall be as provided on Exhibit B annexed hereto.

(vi)        In the event Tenant exercises the Additional Extended Term Option, then provided Tenant is then Not in Material Default, fifty percent (50%) of the Fixed Annual Rent (without electric) payable for each of the first (1st) through twentieth (20th) months of the Term from and after the Additional Extended Term Rent Reset Date shall be abated. If Tenant shall not receive the abatement of any Fixed Annual Rent to which it is otherwise entitled pursuant to this Section 6(vi) as a result of Tenant’s default under the Lease, then upon the curing of such default, any such abatement which Tenant did not receive shall be applied to the next installment(s) of Fixed Annual Rent coming due until such abatement is fully applied.

(vii)       In the event Tenant exercises the Additional Extended Term Option, then Tenant shall be entitled to the Additional Extended Term Work Allowance (as hereinafter defined).

7.	Floor Surrender Option.

By notice given at any time on or prior to January 31, 2017 (time being of the essence), Landlord (subject to the terms of clause (iii) below) and Tenant shall each have the one-time option (the “Floor Surrender Option”) to terminate the Lease with respect to all of the second (2nd), third (3rd) and fourth (4th) floors of the Building only (collectively, the “Surrender Floors”), effective as of the date that is six (6) months following the giving of the Floor Surrender Notice (as hereinafter defined) (such date, the “Floor Surrender Date”), provided, however, that such termination shall only be effective upon compliance with the following terms and conditions:

(i)          Landlord or Tenant shall give the other party written notice (the “Floor Surrender Notice”) of its election to terminate the Lease with respect to the Surrender Floors within the time period set forth in Section 7 above (subject to clause (iii) below). Landlord or Tenant’s failure to timely give the Floor Surrender Notice shall be deemed to be a waiver of Landlord or Tenant’s rights, as applicable, under this Section 7. Any such Floor Surrender Notice shall be irrevocable upon delivery.

(ii)         The Floor Surrender Notice shall be given in the manner provided in Article 27 of the Original Lease (as amended hereby), except that if (a) Tenant gives the Floor Surrender Notice, it shall state, in bold-faced capitalized letters on the top of the first page thereof: “TENANT HEREBY ELECTS TO TERMINATE THE LEASE WITH RESPECT TO THE SURRENDER FLOORS EFFECTIVE AS OF [DATE (i.e., the Floor Surrender Date)] PURSUANT TO SECTION 7 OF THE SECOND AMENDMENT OF LEASE”, and (b) Landlord gives the Floor Surrender Notice, it shall state, in bold-faced capitalized letters on the top of the first page thereof: “LANDLORD HEREBY ELECTS TO TERMINATE THE LEASE WITH RESPECT TO THE SURRENDER FLOORS EFFECTIVE AS OF [DATE (i.e., the Floor Surrender Date)] PURSUANT TO SECTION 7 OF THE SECOND AMENDMENT OF LEASE”.

(iii)        If at any time subsequent to July 31, 2016 but on or prior to January 31, 2017, (w) Tenant shall have not have then exercised the Additional Extended Term Option, (x) neither Landlord nor Tenant shall have previously exercised the Floor Surrender Option, (y) Tenant in good faith seeks to sublease all or a portion of the Surrender Floors, and (z) at the time of the giving of the notice referenced herein, Tenant is then Not in Material Default, Tenant may by written notice to Landlord (which notice shall be addressed to the attention of Mr. Samuel Rosenblatt and shall have written in bold-faced capitalized letters at the top of the first page thereof: “LANDLORD MUST EXERCISE ITS FLOOR SURRENDER OPTION WITHIN THE EARLIER OF NINETY (90) DAYS OF THE GIVING OF THIS NOTICE AND JANUARY 31, 2017 OR LANDLORD SHALL BE DEEMED TO HAVE WAIVED ITS RIGHT TO EXERCISE ITS FLOOR SURRENDER OPTION”) request that Landlord exercise the Floor Surrender Option, provided that such notice is accompanied by either a written agency agreement between Tenant and a recognized brokerage firm for the sublease of the Surrender Floors or a written term sheet submitted by a proposed sublessee (or by Tenant and agreed to by the proposed sublessee) of the Surrender Floors. If Landlord fails to exercise the Floor Surrender Option within the earlier of ninety (90) days of such request and January 31, 2017, then notwithstanding the terms of this Section 7, Landlord shall be deemed to have waived its right to exercise the Floor Surrender Option. Nothing in this clause (iii) shall be deemed to permit Landlord or Tenant the right to exercise the Floor Surrender Option (or give a Floor Surrender Notice) after January 31, 2017.

(iv)        If either party exercises the Floor Surrender Option, then from and after the Floor Surrender Date, the Tenant’s Share and the Tenant’s Electric Percentage shall be deemed to be sixty-eight and seventy one-hundredths percent (68.70%).

(v)         Tenant may exercise the Floor Surrender Option only if, at the time of the giving of the Floor Surrender Notice and on the Floor Surrender Date, (i) Tenant is then Not in Material Default, (ii) Tenant shall have not subleased more than 25% of the Premises (other than to a Related Entity), and (iii) Tenant shall have not assigned the Lease (other than to a Related Entity).

(vi)        Tenant may exercise the Floor Surrender Option only if the Floor Surrender Notice is accompanied by the Guaranty, executed by and acknowledged on behalf of the

Guarantor and any required agent for service of process. Landlord shall return the LOC to Tenant within thirty (30) days of the delivery of the Guaranty, provided Tenant is then Not in Material Default (it being agreed that if the LOC is not returned to Tenant because Tenant is then so in default under the Lease, upon the curing of such default, Landlord shall return the LOC to Tenant).

(vii)       In the event Tenant exercises the Floor Surrender Option, the Term shall be extended for the Additional Extended Term, whereupon all references in the Lease to the “Term” or the “term” shall be deemed to mean the term, as extended by the Additional Extended Term, and all references in the Lease to the “Expiration Date” shall be deemed to mean and refer to the Additional Extended Term Expiration Date, unless sooner terminated as provided in the Lease.

(viii)      Neither Landlord nor Tenant may exercise the Floor Surrender Option, and this Section 7 shall be of no force and effect, upon Tenant’s exercise of the Additional Extended Term Option.

(ix)         In the event Tenant exercises the Floor Surrender Option, then from and after the Floor Surrender Date, the Fixed Annual Rent (without electric) shall be as provided on Exhibit B annexed hereto.

(x)          In the event Landlord gives the Floor Surrender Notice, then from and after the Floor Surrender Date, the Fixed Annual Rent (without electric) shall be as provided on Exhibit C annexed hereto.

(xi)         In the event Tenant exercises the Floor Surrender Option, then provided Tenant is then Not in Material Default, fifty percent (50%) of the Fixed Annual Rent (without electric) for each of the first (1st) through twentieth (20th) months of the Term from and after the Floor Surrender Date shall be abated. If Tenant shall not receive the abatement of any Fixed Annual Rent to which it is otherwise entitled pursuant to this Section 7(xi) as a result of Tenant’s default under the Lease, then upon the curing of such default, any such Fixed Annual Rent which was not so abated shall be applied as an abatement to the next installment(s) of Fixed Annual Rent coming due until all such abatement is fully applied.

(xii)        In the event Tenant exercises the Floor Surrender Option, then Tenant shall be entitled to the Additional Extended Term Work Allowance (as hereinafter defined).

(xiii)       In the event Landlord exercises the Floor Surrender Option, Landlord shall reimburse (or, at Landlord’s option upon written notice to Tenant, credit against Rent) Tenant for Tenant’s reasonable, out-of-pocket costs actually paid by Tenant in relocating Tenant’s personalty, trade fixtures and equipment located in the third (3rd) floor of the Building to a location elsewhere in the Premises selected by Tenant within thirty (30) days of Landlord’s receipt of invoice therefor, provided in no event shall Landlord’s obligations under this subparagraph exceed the sum of $600,000.

(xiv)      Upon the Floor Surrender Date, Tenant shall vacate and surrender to Landlord full and complete vacant, broom clean possession of the Surrender Floors in accordance with the provisions of Article 12 of the Original Lease (subject to the terms below), as if said Floor Surrender Date were the original expiration date thereof with respect to the Surrender Floors and Landlord agrees to accept the Surrender Floors in their then “as-is” condition; provided that (a) Tenant shall not be required to remove any alterations or fixtures from the Surrender Floors and shall have no restoration obligation with respect thereto (including, without limitation, with respect to any HVAC Systems or Building Systems serving the Surrender Floors), and (b) Tenant shall be entitled to relocate Tenant’s personalty and equipment located on any of the Surrender Floors to a separate floor in the Premises (such location, the “Relocation Floor”) selected by Tenant without obtaining Landlord’s prior consent to the installation thereof on the Relocation Floor (although Tenant shall nevertheless be obligated to comply with all of the other terms and conditions of the Lease in connection therewith to the extent applicable to Non-Structural Alterations), provided that if the Relocation Floor is the fifth (5th) floor of the Building, Tenant shall be required to provide sound and vibration buffering material and/or equipment for such fifth (51 floor that reduces the noise and vibration therefrom to a level reasonably acceptable to Landlord and any occupant of the fourth (4th) floor. In the event Tenant fails to timely surrender any of the Surrender Floors on the Floor Surrender Date (as the same may be extended by Force Majeure delays), Tenant’s liability under Article 12 of the Original Lease for liquidated damages for its holdover shall be calculated based on the monthly Fixed Annual Rent and Additional Rent which was in effect immediately prior to the Floor Surrender Date with respect to the Surrender Floor(s) that Tenant so failed to timely surrender. Upon the Floor Surrender Date, Tenant (provided Tenant shall have timely surrendered possession thereof in accordance with the terms of this Section 7(xiii)) shall be relieved of any obligations under the Lease with respect to the Surrender Floors for the period following the Floor Surrender Date, other than (i) those obligations of Tenant accruing prior to the Floor Surrender Date that are expressly provided in the Lease to survive the expiration or sooner termination of the Lease, and (ii) those obligations of Tenant expressly set forth in this Second Amendment with respect to the Surrender Floors. Upon the Floor Surrender Date, Landlord shall be relieved of any obligations under the Lease with respect to the Surrender Floors for the period following the Floor Surrender Date, other than (i) those obligations of Landlord accruing prior to the Floor Surrender Date that are expressly provided in the Lease to survive the expiration or sooner termination of the Lease, and (ii) those obligations of Landlord expressly set forth in this Second Amendment with respect to the Surrender Floors. From and after the Floor Surrender Date, all references in the Lease to the “Premises” shall be deemed to exclude the Surrender Floors. Upon request of Landlord or Tenant, Tenant and Landlord shall enter into an agreement in form reasonably satisfactory to the parties stating the Floor Surrender Date.

8.	Tenant’s Work Allowance; Additional Extended Term Work Allowance.

A.           (a)          Landlord shall provide to Tenant a tenant improvement allowance in the amount of sums expended by Tenant on Tenant’s leasehold improvements and alterations to the Premises (“Tenant’s Work”), but in no event greater than $1,438,000.00 (“Tenant’s Work Allowance”). No more than ten percent (10%) of Tenant’s Work Allowance shall be applied to Soft Costs (as hereinafter defined). Such Tenant’s Work Allowance shall be made in Pro Rata Installments (as hereinafter defined) within thirty (30) days of Tenant’s request for payment, but in no event more than once per month, and disbursement therefor must be requested by Tenant within eighteen (18) months of the Effective Date (the “Work Allowance Outside Date”), which Work Allowance Outside Date shall be extended by (i) up to ninety (90) days for Force Majeure delays (as hereinafter defined), and (ii) one (1) day for each day after the twentieth (20th) llay that Landlord shall fail shall to respond to any request by Tenant to Landlord for Landlord’s approval to plans and specifications for Tenant’s Work (which response, if a disapproval of Tenant’s plans and specifications, shall include reasonably detailed reasons therefor). If request by Tenant for the disbursement of such Tenant’s Work Allowance or any portion thereof is not received by the Work Allowance Outside Date, Tenant shall be deemed to have forfeited Tenant’s Work Allowance or the then undisbursed amount of Tenant’s Work Allowance. Such Tenant’s Work Allowance shall be given to Tenant upon satisfaction of the following conditions with respect to each such request for payment:

(i)          Tenant shall have delivered to Landlord a completed requisition for payment, signed and certified as true by Tenant’s architect (provided that if Tenant has not retained an architect in connection with such Tenant’s Work, such requisition shall be signed and certified as true by Tenant and Tenant’s contractor), stating the amount requested for payment, which shall include an itemized breakdown of the costs and expenses incurred by Tenant, stating the percentage of Tenant’s Work that has been completed, and shall indicate a minimum of ten percent (10%) retainage of payments by Tenant to its contractors (it being understood that any request for payment hereunder shall not be on account of such required retainage, other than the request for payment of the retainage) accompanied by copies of invoices, bills or receipts (or other evidence reasonably satisfactory to Landlord) for the costs with respect to which such request for payment is being made;

(ii)         Such Tenant’s Work shall have been completed in accordance with plans and specifications approved by Landlord and otherwise in accordance with the Lease (including, without limitation, in accordance with the terms and conditions of Article 8 of the Original Lease to the extent applicable to such Tenant’s Work) and such completion shall be certified by Tenant’s architect (provided that if Tenant has not retained an architect in connection with such Tenant’s Work, such requisition shall be signed and certified as true by Tenant and Tenant’s contractor);

(iii)        Tenant is then Not in Material Default (provided that if such installment of Tenant’s Work Allowance shall not be given to Tenant because Tenant is so in default, upon the curing of such default, such installment of Tenant’s Work Allowance shall be given to Tenant provided Tenant is otherwise entitled thereto in accordance with the terms and conditions of this Section); and

(iv)        Tenant shall have fully paid (other than for any retainage amounts) all bills for labor, materials and services in connection with Tenant’s Work performed through the immediately prior request for payment of Tenant’s Work Allowance, and Tenant shall provide Landlord with (x) satisfactory evidence of payment thereof, including paid bills and cancelled checks, and (y) executed lien waivers from all contractors and subcontractors respecting work performed.

(b)          The final Pro Rata Installment for Tenant’s Work, which shall not be less than ten percent (10%) of Tenant's Work Allowance (or, if applicable, the Additional Extended Term Work Allowance, as hereinafter defined), shall not be paid until, in addition to satisfaction of the provisions above, Tenant provides Landlord with evidence that the applicable municipal department has issued the appropriate sign-off relating to Tenant’s Work.

(c)          “Pro Rata Installments” shall mean the cost of the portion of Tenant’s Work performed multiplied by a fraction, the numerator of which is Tenant’s Work Allowance (or, if applicable, the Additional Extended Term Work Allowance) and the denominator of which is the total cost of Tenant’s Work.

(d)          “Soft Costs” shall mean the cost of architectural, planning, engineering, and similar professional and filing fees and permit fees in connection with Tenant’s Work.

B.           In the event that Tenant exercises the Floor Surrender Option or the Additional Extension Option, Landlord shall provide to Tenant a separate tenant improvement allowance in the amount of sums expended by Tenant on Tenant’s Work (the “Additional Extended Term

Work Allowance”), which Additional Extended Term Work Allowance (x) shall in no event be greater than $7,190,000 if Tenant exercises the Additional Extended Term Option without Landlord or Tenant having first exercised the Floor Surrender Option, or (y) shall in no event be greater than $5,255,000 if either (a) Tenant exercises the Additional Extended Term Option after Landlord shall have first exercised the Floor Surrender Option or (b) Tenant exercises the Floor Surrender Option. No more than ten percent (10%) of the Additional Extended Term Work Allowance shall be applied to Soft Costs. Such Additional Extended Term Work Allowance shall be made in Pro Rata Installments within thirty (30) days of Tenant’s request for payment, but in no event more than once per month, and disbursement therefor must be requested by Tenant within two (2) years following the Floor Surrender Date or the Additional Extended Term Rent Reset Date, as applicable (the “Additional Extended Term Work Allowance Outside Date”), which Additional Extended Term Work Allowance Outside Date shall be extended by (i) Force Majeure delays, (ii) one (1) day for each day after the twentieth (20th) day that Landlord shall fail shall to respond to any request by Tenant to Landlord for Landlord’s approval to plans and specifications for Tenant’s Work (which response, if a disapproval of Tenant’s plans and specifications, shall include reasonably detailed reasons therefor), and (iii) any delay (other than delays described in clause (ii) above) that Tenant actually encounters in the performance of Tenant’s Work that is caused by Landlord’s failure to comply with any express obligations of Landlord under the Lease to the extent continuing for a period of more than ten (10) days following written notice from Tenant of Landlord’s failure to so comply. Such Additional Extended Term Work Allowance shall be given to Tenant upon satisfaction of the conditions described in subclauses 8(A)(a)((i) through (iv) above with respect to each such request for payment.

C.           If Tenant satisfies all of the conditions to payment of the Tenant’s Work Allowance and/or the Additional Extended Term Work Allowance in accordance with this Section 8 and Landlord fails to pay to Tenant any amount of the Tenant’s Work Allowance and/or the Additional Extended Term Work Allowance on or before the date on which the same is due and payable to Tenant under this Section 8, and provided that such failure continues for 30 days after Tenant notifies Landlord of such failure (which notice shall state in bold-faced capitalized letter of the top of the first page thereof: “THIS IS A NOTICE OF A CLAIMED OFFSET RIGHT GIVEN IN ACCORDANCE WITH SECTION 8 OF THE SECOND AMENDMENT”), then Tenant may set off such amount against the next installments of Rent coming due under the Lease. If Landlord has reasonable grounds to dispute such amount owed to Tenant, Landlord shall have the right within such 30-day period to deliver written notice to Tenant that Landlord disputes Tenant’s entitlement to the amount claimed by Tenant, together with a reasonably detailed explanation of the reasons therefor. If Landlord fails to deliver such written notice to Tenant within such 30-day period, Landlord shall be deemed to have accepted Tenant’s entitlement to the amount claimed by Tenant and Tenant’s set off right specified above. In the event Landlord delivers such written notice to Tenant within such 30-day period as provided above, the parties shall, in good faith, resolve such dispute(s) in a timely matter. If within 20 days after expiration of such 30-day period the parties are unable to resolve such dispute, then either party shall have the right to submit such dispute to arbitration before the AAA or any successor thereto. The parties agree that, notwithstanding anything to the contrary contained in the Lease: (1) the unsuccessful party in such arbitration will pay to the successful party all reasonable attorneys’ fees and disbursements incurred by the successful party in connection with such arbitration, and will pay any fees and disbursements due to AAA (or the organization administering the arbitration) and the AAA Arbitrator and, to the extent the “successful” party cannot be clearly identified, each party will bear its own costs and expenses and the parties will pay their equal share of any fees and disbursements due to AAA (or the organization administering the arbitration) and the AAA Arbitrator; (2) arbitration pursuant to this Section

8(C) is intended to be the sole and exclusive method of arbitration to be utilized by the parties and the sole and exclusive dispute resolution method to be utilized by the parties concerning any dispute described in this Section 8(C); (3) judgment may be had on the decision and award of the arbitrator so rendered in any court of competent jurisdiction (each party hereby consenting to the entry of such judgment in any such court); (4) the AAA Arbitrator shall have no right to award damages (though the foregoing shall not preclude the AAA Arbitrator from issuing a determination that results in the payment or credit from one party to the other if such payment or credit is the subject matter of such arbitration or that results in Tenant being entitled to set off against Rent); and (5) any decision or award rendered in such arbitration, whether or not such decision or award has been entered for judgment, shall be final and binding upon Landlord and Tenant and shall constitute an “award” by the AAA Arbitrator within the meaning of the applicable arbitration rules and laws. If any such dispute in arbitration is resolved in favor of Tenant, then the amount in dispute shall be paid to Tenant within 10 days after the determination of the AAA Arbitrator, failing which Tenant may offset the amount due to Tenant against the next installments of Rent due under the Lease. The provisions of this Section 8(C) shall survive the expiration or sooner termination of the Lease.

D.           The Tenant’s Work Allowance and, if applicable, the Additional Extended Term Work Allowance, are for the purpose of constructing or improving qualified nonresidential real property for use in the Tenant’s trade or business at the Premises.

9.	Right of First Offer.

A.	omitted

B.           Subject to the terms of this Section 9, if at any time following the Initial Surrender Floor Leasing (as hereinafter defined), one or more Surrender Floors (or any portion of a Surrender Floor comprising 50% or more thereof) (hereafter, “Applicable Option Space”) either becomes vacant and available for occupancy or is scheduled (or reasonably anticipated by Landlord) to become vacant and available for occupancy, Landlord shall institute the procedure described in this Section 9 with respect to such Applicable Option Space (and Landlord shall not enter into a lease or other occupancy agreement for such Applicable Option Space without first complying with such procedure) by giving notice thereof (the “Option Notice”) to Tenant, which Option Notice shall (i) describe the Applicable Option Space, and (ii) set forth the date on which such Applicable Option Space is available or is scheduled (or reasonably anticipated by Landlord) to become vacant and available for occupancy (such date being referred to herein as the "Scheduled Option Space Commencement Date”); provided, however, Landlord may not give the Option Notice more than 180 days prior to the applicable Scheduled Option Space Commencement Date.

C.           Tenant shall have the option (the “ROFO Option”) to lease the Applicable Option Space for a term (the “Option Term”) commencing on the Option Space Commencement Date (as hereinafter defined) and expiring on the Additional Extended Term Expiration Date by giving notice thereof (the “Option Response Notice”) to Landlord not later than the tenth (101h) business day after the date that Landlord gives the Option Notice to Tenant. Time shall be of the essence as to the date by which Tenant must give the Option Response Notice to Landlord to exercise the ROFO Option. If, following the giving of an Option Notice, Tenant does not timely give an Option Response Notice to Landlord with respect to such Option Notice, then Landlord shall thereafter have the right to lease the Applicable Option Space described in such Option Notice to any other party on terms acceptable to Landlord in Landlord’s sole discretion without being required to make any other offer to Tenant until such Applicable Option Space shall again become vacant and available for occupancy or be scheduled (or reasonably anticipated by Landlord) to become vacant and available for occupancy (subsequent to any leasing that follows Tenant’s failure to timely give an Option Response Notice to Landlord), whereupon the terms of this Section 9 shall again apply prior to Landlord entering into a lease or occupancy agreement of such Applicable Option Space (unless expressly otherwise provided in this Section 9).

D.           Tenant shall not have the right to exercise the ROFO Option (and, accordingly (x) Landlord shall have no obligation to give an Option Notice to Tenant, and (y) Landlord shall have the right to lease the Applicable Option Space to any other party without first offering the Applicable Option Space to Tenant as contemplated by this Section 9) if, on the date that Landlord gives the Option Notice to Tenant: (i) Tenant is then in Material Default, (ii) Tenant shall have subleased more than 25% of the Premises (other than to a Related Entity), or (iii) Tenant shall have assigned the Lease (other than to a Related Entity).

E.           The terms of this Section 9 shall only apply, and Landlord shall only be obligated to offer the Applicable Option Space and Tenant shall only have the right to exercise the ROFO Option, if either (A) Landlord shall have exercised the Floor Surrender Option and Tenant shall have subsequently exercised the Additional Extended Term Option, or (B) Tenant shall have exercised the Floor Surrender Option.

F.           The terms of this Section 9 shall not apply, and Tenant shall not have the right to exercise the ROFO Option, with respect to Landlord’s initial leasing of any of the Surrender Floors (the “Initial Surrender Floor Leasing”) directly following either (A) Landlord’s exercise of the Floor Surrender Option and Tenant’s subsequent exercise of the Additional Extended Term Option, or (B) Tenant’s exercise of the Floor Surrender Option, as applicable.

G.           The terms of this Section 9 shall not apply, and Tenant shall not have the right to exercise the ROFO Option, if pursuant to a Declaration, the owner of the Option Space shall not be (i) the same party as Landlord under the Lease, or (ii) a wholly-owned subsidiary of Landlord, the parent entity of Landlord, or any corporation or entity which controls or is controlled by Landlord or is under common control with Landlord (it being agreed that the term “control” as used herein shall mean, in the case of a corporation or other entity, ownership or voting control, directly or indirectly, of at least fifty (50%) percent of all of the general or other partnership (or similar) interests therein or the power to determine the actions of such entity).

H.           The terms of this Section 9 shall not apply to Landlord’s leasing or renewing or extending any Applicable Option Space to any individual or entity that then occupies such Applicable Option Space or any portion thereof, regardless of whether such leasing is pursuant to an option or right contained in such individual or entity’s lease. Nothing in this Section 9(H) shall be deemed a waiver of Landlord’s obligation to comply with the terms of this Section 9 with respect to any Applicable Option Space, to the extent this Section 9 is applicable.

I.           Tenant shall not have the right to exercise the ROFO Option from and after the Option Cutoff Date (as hereinafter defined), and, accordingly, from and after the Option Cutoff Date, (I) Landlord shall have no obligation to give an Option Notice to Tenant with respect to the Option Space (or any portion thereof), and (II) Landlord shall have the right to lease the Option Space (or such portion thereof) to any other party without first offering the Option Space (or such portion thereof) to Tenant as contemplated by this Section 9. The term “Option Cutoff Date” shall mean the date that is four (4) years before the Additional Extended Term Expiration Date.

J.           If Tenant exercises the ROFO Option in accordance with the provisions of this Section 9, then, on the Option Space Commencement Date (as hereinafter defined) (provided Tenant has not revoked Tenant’s Option Response Notice prior thereto in accordance with the terms of Section (K) hereof), (i) the Applicable Option Space shall be added to the Premises for purposes of the Lease (except as otherwise hereinafter provided), (ii) Landlord shall not be obligated to perform any work or make any installations in the Applicable Option Space (except as expressly provided in Section (K) hereof) or grant Tenant a work allowance therefor; (iii) the Tenant’s Share and Tenant’s Electric Percentage shall be increased by eight and four hundred thirty-three one-thousands percent (8.433%) for each full Surrender Floor that is included in the Applicable Option Space (and equitably prorated for any partial Surrender Floor that is included within the Applicable Option Space) (by way of example only, if the Tenant’s Share is 68.70% and the Applicable Option Space is the entire second (2nd) floor, then Tenant’s Share shall increase to 77.133%), (iv) Tenant’s obligation with respect to the payment of Rent for the Applicable Option Space shall be subject to the Guaranty and Guarantor shall enter into such agreement as is consistent with the terms of the existing Guaranty as Landlord shall reasonably request confirming same, and (iv) the Fixed Annual Rent for the Applicable Option Space shall be an amount equal to the FMV (as hereinafter defined) of the Applicable Option Space as of the Option Space Commencement Date (it being agreed that the FMV shall be as defined in Section 9(L)).

K.          The “Option Space Commencement Date” shall be the date on which Landlord delivers vacant and exclusive possession of the Applicable Option Space to Tenant free of all personal property and signage of any previous occupant of the Applicable Option Space, with electricity available thereto and free of any violations within Landlord’s control to remediate that would prevent Tenant from obtaining a permit for any improvements to the Applicable Option Space that are permitted under this Lease. Landlord and Tenant agree that any failure to have the Premises available to Tenant for its occupancy on the Scheduled Option Space Commencement Date shall in no way affect the validity of this Section 9 or the obligations of Tenant hereunder, nor shall the same be construed in any wise to extend the term of the Lease or impose any liability on Landlord; provided, however, that if the Option Space Commencement Date does not occur within 90 days of the Scheduled Option Space Commencement Date, then Tenant may revoke Tenant’s Option Response Notice with respect to such Applicable Option Space by notice given to Landlord and any time subsequent to such 901 day but prior to the occurrence of the Option Space Commencement Date. The provisions of this Section are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

L.           The term “FMV” shall mean the then-prevailing annual fair market rental value of the Applicable Option Space on the Option Space Commencement Date, taking into account all relevant factors. The FMV shall be determined by the mutual written agreement of Landlord and Tenant. In the event that Landlord and Tenant shall not have reached mutual agreement as to the FMV on or before the day that is thirty (30) days following the Option Response Notice, then Landlord and Tenant each shall, no later than the day that is sixty (60) days following the Option Response Notice, select a Real Estate Appraiser, as hereinafter defined. If either party shall fail to so appoint a Real Estate Appraiser, the one Real Estate Appraiser so appointed shall proceed to determine the FMV. In the event that the Real Estate Appraisers selected by Landlord and Tenant agree as to the FMV, said determination shall be binding on Landlord and Tenant. In the event that the Real Estate Appraisers selected by Landlord and Tenant cannot agree as to the FMV on or before the day that is ninety (90) days following the Option Response Notice, then said Real Estate Appraisers shall jointly select a third Real Estate Appraiser, provided that if they cannot agree on the third Real Estate Appraiser on or before the day that is one hundred twenty (120)

days following the Option Response Notice, then said third Real Estate Appraiser shall be selected in accordance with the rules prescribed by the American Arbitration Association in New York, New York (or any successor thereto). The FMV shall then be determined by the third Real Estate Appraiser no later than the day that is one hundred fifty (150) days following the Option Response Notice and said determination shall be binding on Landlord and Tenant. The term “Real Estate Appraiser” shall mean a fit and impartial person having not less than ten (10) years’ experience as an appraiser of leasehold estates relating to office premises in buildings comparable to the Building located in New York County, and in addition, shall have had experience appraising leasehold estates in the vicinity of the Building. The appraisal shall be conducted in accordance with the provisions of this Section and, to the extent not inconsistent herewith, in accordance with the prevailing rules of the American Arbitration Association in New York (or any successor thereto). The final determination of the Real Estate Appraiser(s) shall be in writing and shall be binding and conclusive upon the parties, each of which shall receive counterpart copies thereof. In rendering such decision the Real Estate Appraiser(s) shall not add to, subtract from or otherwise modify the provisions of the Lease. Landlord and Tenant shall each pay the fees of their respective Real Estate Appraisers. The fees of the third Real Estate Appraiser, if any, shall be divided evenly. If by the Option Space Commencement Date the Fixed Annual Rent pursuant to this Section shall not have been determined by the Real Estate Appraiser(s), Tenant shall pay Fixed Annual Rent hereunder until such determination is made at the per floor rate set forth on Exhibit D hereto (prorated for partial floors), subject to adjustment upon determination of such Fixed Annual Rent whether by appraisal by the Real Estate Appraiser(s) as hereinabove provided or by agreement of Landlord and Tenant. Upon such determination, Tenant shall promptly pay to Landlord any underpayment of Fixed Annual Rent and, in the event of any overpayment of Fixed Rent during such period, Landlord shall credit the amount of such overpayment of Fixed Annual Rent against the payments of Fixed Annual Rent next coming due until such time as the overpayment has been fully credited to Tenant.

10.	Additional Provisions Regarding Floor Surrender.

In the event either Landlord or Tenant shall exercise the Floor Surrender Option, then during any period of time that the Premises shall not include all of the Surrender Floors, the following provisions shall apply:

A.           Landlord, at Landlord’s expense, shall submeter the Surrender Floors (other than any Surrender Floors, or partial Surrender Floors, if applicable, that become part of the Premises pursuant to Section 9 hereof) to measure the consumption of electrical energy thereon. From and after the Floor Surrender Date, the amount Tenant shall be obligated to pay pursuant to Article 41 of the Original Lease shall have offset therefrom an amount equal to the product of (x) the actual usage of electricity in the Surrender Floors (other than any Surrender Floors, or partial Surrender Floors, if applicable, that become part of the Premises pursuant to Section 9 hereof), as measured by such meter or submeters, and (y) the electricity rate or rates at which Landlord buys electricity from the public utility company supplying electric current to the Building in effect during such applicable billing period.

B.           The words “and the Building” appearing in the fourth line of Section 23.01 of the Original Lease shall be deleted and replaced with “and shall cause such rubbish to be removed from the Building”.

C.           To the extent necessary, Landlord, at its sole cost and expense, shall separate the HVAC System serving the Surrender Floors from the HVAC System serving the Premises (including, without limitation, the water tower serving the HVAC System). With respect to the period from and after the Floor Surrender Date, (x) Tenant shall have no obligation to pay for electricity, water, gas or steam consumed by or used in connection with the HVAC System serving the Surrender Floors and accordingly from and after the Floor Surrender Date, any charges payable by Tenant for the HVAC System shall be equitably apportioned to exclude therefrom the cost of supplying electricity, water, gas or steam to the HVAC System serving the Surrender Floors, and (y) except as otherwise expressly provided in this Second Amendment, Tenant shall have no obligation to repair, maintain or replace any Building Systems or services serving the Surrender Floors, except to the extent caused by the negligence or willful misconduct of Tenant, its agents, employees or contractors.

D.           From and after the Floor Surrender Date, Section 44.02 of the Original Lease shall be amended as follows: (v) upon Landlord’s request, Tenant shall replace the brass lobby entry doors with entry doors reasonably acceptable to Landlord; (w) any sign installed pursuant to clause 44.02(i) shall not exceed twenty-four inches (24”) by twenty-four inches (24”); (x) clause 44.02(ii) shall be deleted in its entirety and replaced with “on a lobby wall location above the security desk or another lobby wall location proposed by Tenant and reasonably acceptable to Landlord, not to exceed twenty-four (24”) inches by twenty-four (24”) inches; (y) clauses 44.02(iii) and 44.02(iv) shall be deleted; and (z) Tenant shall promptly remove any signs that do not then comply with the foregoing (other than the billboard sign on the Building’s roof), and repair any damage to the Building caused by the installation or removal thereof (it being acknowledged that as of the Effective Date, no such signs or obligation to repair exists). Any additional signs installed by Landlord in the Building lobby, including for any other tenants in the Building, shall not be larger than sixteen (16”) inches by sixteen (16”) inches. Nothing in this Section D shall preclude Landlord from installing and maintaining a lobby directory for Building occupants.

E.           From and after the Floor Surrender Date, the restrictions imposed on Landlord in clauses 44.03(i) and (ii) of the Original Lease shall be limited only to the areas that are (x) within twenty-five feet (25’) from the western-most edge of the marble surrounding the front entrance doorway to the Building (as it exists on the Effective Date), and (y) above the third (3rd) floor of the Building.

F.           If Tenant shall consume water for any reason other than customary lavatory and cleaning purposes and for one washing machine, Landlord may install, at Tenant's cost and expense, a meter to measure water consumption in the Premises whereupon Tenant shall pay to Landlord, as Additional Rent, the cost of the water consumed in the Premises (but not the Surrender Floors), as measured by such meter.

G.           If, during any period (following the exercise by Landlord or Tenant of the Floor Surrender Option) that the main Building lobby shall be used by any other tenants or occupants of the Building as their entrance or exit (other than for emergency egress only):

(i) except to the extent caused by the negligence or willful misconduct of Tenant, its agents, employees, contractors or invitees, Landlord shall be solely responsible for operating, maintaining, repairing and replacing the lobby and the Lobby HVAC,

(ii) notwithstanding anything to the contrary contained in Article 59 of the Original Lease (as amended hereby), Landlord shall maintain an attendant in the Building lobby during Business Hours (as hereinafter defined),

(iii) Tenant’s rights under Article 59 of the Original Lease (as modified hereby) to maintain personnel in the Building lobby shall be limited to Tenant’s employees and invitees during non-Business Hours (and such personnel shall not interfere with access by other occupants and their invitees to portions of the Building other than the Premises), and

(iv) Notwithstanding anything to the contrary contained in Article 59 of the Original Lease (as amended hereby), Landlord shall install a card-key or similar access system (“Landlord’s Access System”) at the Building entrance to provide access through the main entrance doors in the Building lobby. To the extent that Tenant has security cameras in any of the Surrender Floors, Tenant shall be obligated to remove same at its sole cost and expense. In addition, Tenant, at its sole cost and expense, shall remove the Surrender Floors from Tenant’s card-key reader system in the Building elevators.

As used herein, the term “Business Hours” shall mean the hours from 8:00 am to 6:00 pm on weekdays that are not holidays recognized by the Federal or State governments or any of the labor unions serving the Building.

11.	Lender Consent.

A.           The parties acknowledge and agree that this Second Amendment is expressly subject to the consent of Aareal Capital Corporation (the “Lender”). Upon Tenant’s execution and delivery to Landlord of this Second Amendment, Landlord shall use commercially reasonably efforts to obtain such consent. Landlord shall advise Tenant of Lender’s approval or disapproval within twenty (20) days following the date on which Tenant shall so execute and deliver to Landlord this Second Amendment and the Cash Security (the “Lender Termination Date”).

B.           If Landlord fails to obtain Lender’s consent to this Second Amendment on or prior to the Lender Termination Date, this Second Amendment shall terminate and be void ab initio and of no force and effect, other than those obligations and liabilities hereunder that expressly survive such termination (although the Original Lease and First Amendment shall remain in full force and effect in accordance with its terms).

12.	Additional Revisions to the Lease.

A.	Section 3.02 of the Original Lease is hereby deleted in its entirety.

B.	Clause 5.01(f) of the Original Lease is hereby deleted in its entirety.

C.           The definition of “Force Majeure” in Section 11.04 of the Original Lease is (i) deleted and replaced with the following: “the inability of Landlord or Tenant to perform an obligation accruing under this Lease (expressly excluding the payment of Rent by Tenant) by reason of weather, Acts of God, strikes, or war.”, and (ii) shall be deemed to apply to all of Landlord’s and Tenant’s obligations under the Lease (other than any monetary obligation of Tenant under the Lease).

D.	Intentionally Omitted.

E.           Section 44.03 of the Original Lease is modified by deleting the words “for so long as the Tenant or anyone claiming through the Tenant occupies at least seventy-five (75%) percent of the entire rentable portion of the Building, from the date hereof’ appearing in the first

(1st) through third (3rd) lines thereof. Tenant acknowledges that any signage on the exterior of the Building on the Effective Date does not breach any of the terms of Section 44.03 of the Original Lease. Section 44.03 remains subject to the terms of Section 10(E) of this Second Amendment.

F.           The following provisions of the Original Lease are hereby deleted in their entirety: Article 52, Article 53, Article 55, the first clause 58.07(iii), and the second clause 58.07(ii).

G.           Section 59.01 of the Original Lease is deleted and is revised to read as follows: “59.01 Tenant acknowledges and agrees that Landlord shall not be responsible to, and currently does not intend to, staff, station or maintain any (i) electronic security or surveillance systems or (ii) manned security, doormen or concierge, in or about the lobby, stairwells, elevators or common areas of the Building. Tenant may, at Tenant’s sole cost and expense, station attendants at the lobby, as well as at the Premises. Tenant hereby indemnifies and agrees to defend and hold Landlord, its members partners, directors, officers, employees, representatives, servants and invitees, harmless from and against any and all claims, demands, suits, actions, proceedings, awards, judgments, orders, damages, fines, penalties, costs, fees, expenses, and liabilities whatsoever, arising out of the acts or omissions of Tenant, its members, partners, directors, officers, employees, representatives and servants stationed at the Building, acting or presumed to be acting pursuant to the provisions of this Article.”

H.           Prior to Tenant or its contractor performing any alterations or improvements to the Premises pursuant to this Second Amendment, Landlord shall obtain, at its sole cost and expense and deliver to Tenant an ACP-5 Certification with respect to the Premises. In the event such ACP-5 Certification indicates the presence of ACM’s at the Premises or the Building, Landlord shall, at its sole cost and expense and without applicability to any tenant improvement allowance granted pursuant to this Second Amendment, take all actions required, including without limitation, remediation of ACM’s in the Premises or the Building, in order for such work to be performed in compliance with all applicable laws and regulations.

I.           Notwithstanding anything to the contrary contained in the Lease, the parties hereby agree that Tenant shall have the right to perform non-structural or cosmetic improvements or alterations to the Building’s lobby provided that such improvements or alterations shall be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed.

J.           Notwithstanding anything to the contrary contained in the Lease, Tenant shall have no obligation to comply with the provisions of the Americans With Disabilities Act of 1990 and any municipal laws, ordinances and rules of like import, and any regulations adopted and amendments promulgated pursuant to any of the foregoing (collectively, the “ADA”) to the extent applicable to (i) the Surrender Floors from and after the Floor Surrender Date, and (ii) any work performed by or on behalf of Landlord for other tenants or occupants of the Building or to the common areas of the Building.

K.          Landlord shall indemnify, defend and save Tenant harmless from and against any liability, loss, claims, demands, damages or expenses (including reasonable attorneys’ fees, disbursements and court costs) in connection with third party claims arising from any negligent act or omission of Landlord or any one claiming through or under Landlord and any of their agents, contractors, employees or servants (unless caused by the negligence or willful misconduct of Tenant or Tenant’s agents, representatives or contractors). The provisions of this Section shall survive the Expiration Date or sooner termination of the Term.

L.           In the event that Landlord or Tenant commences or engages in any legal action or proceeding against the other arising out of or in connection with this Lease, the prevailing party shall recover its reasonable attorneys’ fees, disbursements and court costs from the other in connection with such matter. The provisions of this Section shall survive the Expiration Date or sooner termination of the Term.

M.       Landlord, at its sole cost and expense, shall upgrade the two (2) passenger elevators in the Building (the “Upgraded Passenger Elevators”). Landlord agrees to prosecute such work in the following manner:

(i)        Landlord shall use Building-standard materials and equipment;

(ii)         Landlord shall cause such work to be performed sequentially. During the progress of such work, Landlord shall operate both of the Building’s freight elevators and one of the Building’s passenger elevators during Business Hours for access to the Premises by Tenant, its employees, agents, contractors, subtenants, licensees and invitees;

(iii)        During the performance of such work, Landlord shall provide one passenger elevator for use by Tenant, its employees, agents and invitees, 24 hours per day 7 days per week, subject to Building rules and emergencies (or if no passenger elevator is available during such times as a result of mechanical failure, a freight elevator, at no charge to Tenant). Nothing herein shall be deemed to modify Tenant’s rights and obligations under Article 60 of the Original Lease.

(iv)        Landlord shall commence such work on or before August 1, 2016. Such work shall be performed diligently and Landlord shall use commercially reasonable efforts to cause such work to be completed as expeditiously as reasonably possible. Such work shall be performed and completed in a good and workmanlike manner so as to minimize interference with Tenant’s use of and access to the Premises (although Landlord shall not be obligated to retain labor on an overtime basis); and

(v)         Following Landlord’s completion of the Upgraded Passenger Elevators, Tenant, at its sole cost and expense, may install its own separate card-key access system therein with respect to access to the Premises and may also install cameras in the Upgraded Passenger Elevators.

13.	Brokerage.

Tenant and Landlord each represents to the other that it has dealt with no broker or brokers other than Olmstead Properties, Inc. and Savills Studley, Inc. (together, the “Broker”) in the negotiation of this Second Amendment. Tenant and Landlord hereby indemnifies and agrees to hold the other harmless from any loss, cost, damage, expense, claim or liability arising out of any inaccuracy or alleged inaccuracy of the above representation, including court costs and attorneys’ fees. Landlord shall pay any commission due to the Broker pursuant to a separate agreement and Landlord shall indemnify and hold Tenant harmless for its losses arising from Landlord’s failure to pay such commission. The provisions of this Section 13 shall survive the termination or expiration of the Lease.

14.	Notices.

A.           Section 27.01 of the Original Lease is deleted and replaced with the following: “27.01 Any bill, notice or demand (“Notices”) from Landlord or Tenant to the other shall be in writing and if to Tenant shall be addressed to the Premises to the attention of Chief Financial Officer, with a copy addressed to the Premises to the attention of Legal Department-General Counsel (and with a copy of any default notice also sent to Barack Ferrazzano Kirschbaum & Nagelberg LLP, 200 West Madison Street, Suite 3900, Chicago, Ill 60606 Attn: Julie Rademaker, Esq.), and if to Landlord shall be addressed to 240 West 40th Delaware LLC, c/o Olmstead Properties, Inc., 575 Eighth Avenue, Suite 2400, New York, New York 10018, Attn: Mr. Samuel Rosenblatt. Notices shall be given personally or by nationally recognized overnight courier service. Notices given personally shall be deemed given when received or rejected, and Notices given by overnight courier shall be deemed given on the business day following the business day on which such Notice was given to the overnight courier service. Notwithstanding the foregoing, bills sent from Landlord in the ordinary course of business to Tenant may be sent through regular mail. Either party may designate a different address for which Notices are to be given by delivering such designation to the other party in accordance with the provisions of this Article. In addition, Tenant may designate a different address for which bills sent in the ordinary course of business are to be given by delivering such designation to Landlord in accordance with the provisions of this Article.”

B.           Section 31.02(c) of the Original Lease is amended by deleting references to “(Attn: Ralph Sitt)”.

15.	Miscellaneous.

A.           The parties agree that the first applicable rent period on any of Exhibits B, C, D or E shall be the rent period in which the Additional Extended Term Rent Reset Date, the Floor Surrender Date or the Option Space Commencement Date (as applicable) shall occur, and that subsequent increases to the Fixed Annual Rent shall thereafter occur on the dates set forth in the applicable Exhibit.

B.           If any of the provisions of the Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of Lease or the circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of Lease shall be valid and enforceable to the fullest extent permitted by law. In the event of any conflict between the Original Lease or the First Amendment and this Second Amendment, the terms of this Second Amendment shall prevail. Tenant hereby certifies that, to the best of Tenant’s knowledge: (a) the Lease is in full force and effect and has not been modified or amended except as herein provided, (b) Landlord is not now in default under the Lease, and has completed all improvements and made all contributions (if any) required of Landlord under the Lease and Tenant knows of no event which, with notice of the passage of time or both would constitute such a default, and (c) Tenant has made no demand against Landlord and has no present right to make such demand with respect to charges, liens, defenses, counterclaims, offsets, claims, or credits against the payment of rent or additional rent or the performance of Tenant’s obligations under the Lease. Landlord hereby certifies that, to the best of Landlord’s knowledge: (w) the Lease is in full force and effect and has not been modified or amended except as herein provided, (x) Tenant is not now in default under the Lease, and has completed all improvements and made all contributions (if any) required of Tenant under the Lease and Landlord knows of no event which, with notice of the passage of time or both would constitute such a default, (y) Landlord has made no demand against Tenant and has no present right to make such demand with respect to charges, liens, claims or the performance of Landlord’s obligations under the Lease, and (z) the Building and the land of which the Premises form a part are not presently subject to the condominium form of ownership. Except as modified hereby, the Lease shall remain in full force and effect, and as modified hereby, the Lease is ratified and confirmed in all respects. The Lease may not be orally changed or terminated, nor any of its provisions waived, except by an agreement in writing signed by the party against whom enforcement of any changes, termination or waiver is sought. This Second Amendment shall be binding upon, and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns. The parties hereto acknowledge that this Second Amendment shall not be binding upon the other party until both parties shall have executed this Second Amendment and counterparts thereof shall have been delivered to the other. Tenant and Landlord each hereby represents and warrants that it has full right, power and authority to enter into this Second Amendment and that the person executing this Second Amendment on behalf of Tenant and Landlord, respectively, is duly authorized to do so. This Second Amendment may be executed (i) in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument and (ii) by facsimile or signatures given by pdf transmission.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

240 WEST 40TH DELAWARE LLC,
a Delaware limited liability company

By:	/s/ Sam Rosenblatt
Name: Sam Rosenblatt
Title: President

THE DONNA KARAN COMPANY LLC,
a New York limited liability company

By:	/s/ Patricia F. Kalberer
Name: Patricia F. Kalberer
Title: Chief Financial & Administrative Officer

[SIGNATURE PAGE TO THE DONNA KARAN COMPANY LLC SECOND AMENDMENT OF LEASE]

Exhibit A

Fixed Annual Rent (without electric) From and After the

Adjustment Date*

Rent Period		Fixed Annual Rent
Start Date	End Date	Annually	Monthly
1/1/2016	12/31/2016	$7,190,000.00	$599,166.67
1/1/2017	12/31/2017	$7,333,800.00	$611,150.00
1/1/2018	12/31/2018	$7,480,476.00	$623,373.00
1/1/2019	12/31/2019	$7,630,085.52	$635,840.46
111/2020	7/31/2020	$7,782,687.23	$648,557.27

* provided, however, if the Additional Extended Term Option or the Floor Surrender Option is exercised, then the Fixed Annual Rent from and after the Extended Term Rent Reset Date or the Floor Surrender Date shall be as provided in Sections 6 or 7, as applicable.

A-1

Exhibit B

Fixed Annual Rent (without electric) from and after (i) the Floor Surrender Date (as opposed to the giving of the Floor Surrender Notice), if Tenant exercises the Floor Surrender Option, or (ii) the Additional Extended Term Rent Reset Date (as opposed to the giving of the Additional Extended Term Notice), if Tenant exercises the Additional Extended Term Option subsequent to Landlord exercising the Floor Surrender Option

The rent schedule set forth on this Exhibit B shall become effective on the Floor Surrender Date or the Additional Extended Term Rent Reset Date (as applicable) falling within the applicable Rent Period specified below that is then in effect

Rent Period		Fixed Annual Rent
Start Date	End Date	Annually	Monthly
Six (6) months following the Effective Date	7/3112017	$5,885,600.00	$490,466.67
8/112017	7/3112018	$6,003,312.00	$500,276.00
8/1/2018	7/3112019	$6,123,378.24	$510,281.52
8/1/2019	7/3112020	$6,245,845.80	$520,487.15
8/1/2020	7/31/2021	$6,370,762.72	$530,896.89
8/1/2021	7/3112022	$6,498,177.98	$541,514.83
8/1/2022	7/3112023	$6,628,141.53	$552,345.13
8/1/2023	7/3112024	$6,760,704.37	$563,392.03
8/1/2024	7/3112025	$6,895,918.45	$574,659.87
8/1/2025	7/3112026	$7,033,836.82	$586,153.07
8/1/2026	7/3112027	$7,174,513.56	$597,876.13
8/112027	7/3112028	$7,318,003.83	$609,833.65
8/112028	7/3112029	$7,464,363.91	$622,030.33
8/1/2029	7/31/2030	$7,613,651.18	$634,470.93

B-1

Exhibit C

Fixed Annual Rent (without electric) from and after the Floor Surrender Date (as opposed to the giving of the Floor Surrender Notice) if Landlord exercises the Floor Surrender Option

The rent schedule set forth on this Exhibit C shall become effective on the Floor Surrender Date falling within the applicable Rent Period specified below that is then in effect

Rent Period		Fixed Annual Rent
Start Date	End Date	Annually	Monthly
Six (6) months following the Effective Date	12/3112016	$5,255,000.00	$437,916.67
1/112017	12/3112017	$5,360,100.00	$446,675.00
11112018	12/3112018	$5,467,302.00	$455,608.50
111/2019	12/31/2019	$5,576,648.04	$464,720.67
1/1/2020	7/3112020	$5,688,180.96	$474,015.08

C-1

Exhibit D

Fixed Annual Rent (without electric) per floor of the Applicable Option Space from and after the Option Space Commencement Date (as opposed to the giving of the Option Notice) if Tenant exercises the ROFO Option and the FMV is not then determined

The rent schedule set forth on this Exhibit D shall become effective on the Option Space Commencement Date falling within the applicable Rent Period specified below that is then in effect

Rent Period		Fixed Annual Rent
Start Date	End Date	Annually	Monthly
Six (6) months following the Effective Date	7/31/2017	$722,400.00	$60,200.00
8/1/2017	7/3112018	$736,848.00	$61,404.00
8/1/2018	7/3112019	$751,584.96	$62,632.08
8/1/2019	7/3112020	$766,616.66	$63,884.72
8/112020	7/3112021	$781,948.99	$65,162.42
8/1/2021	7/3112022	$797,587.97	$66,465.66
8/112022	7/3112023	$813,539.73	$67,794.98
8/1/2023	7/3112024	$829,810.53	$69,150.88
8/112024	7/3112025	$846,406.74	$70,533.89
8/1/2025	7/3112026	$863,334.87	$71,944.57
8/1/2026	7/3112027	$880,601.57	$73,383.46
8/1/2027	7/3112028	$898,213.60	$74,851.13
8/112028	7/3112029	$916,177.87	$76,348.16
811/2029	7/3112030	$934,501.43	$77,875.12

D-1

Exhibit E

Fixed Annual Rent (without electric) from and after the Additional Extended Term Rent Reset Date (as opposed to the giving of the Additional Extended Term Notice) if Tenant exercises the Additional Extended Term Option and Landlord has not first exercised the Floor Surrender Option

The rent schedule set forth on this Exhibit E shall become effective on the Additional Extended Term Rent Reset Date falling within the applicable Rent Period specified below that is then in effect

Rent Period		Fixed Annual Rent
Start Date	End Date	Annually	Monthly
Six (6) months following the Effective Date	7/3112017	$8,052,800.00	$671,066.67
8/1/2017	7/31/2018	$8,213,856.00	$684,488.00
8/1/2018	7/31/2019	$8,378,133.12	$698,177.76
8/112019	7/3112020	$8,545,695.78	$712,141.32
8/112020	7/3112021	$8,716,609.70	$726,384.14
8/1/2021	7/3112022	$8,890,941.89	$740,911.82
8/112022	7/3112023	$9,068,760.73	$755,730.06
8/112023	7/3112024	$9,250,135.94	$770,844.66
8/1/2024	7/3112025	$9,435,138.66	$786,261.56
8/1/2025	7/3112026	$9,623,841.44	$801,986.79
8/1/2026	7/3112027	$9,816,318.27	$818,026.52
8/1/2027	7/3112028	$10,012,644.63	$834,387.05
8/1/2028	7/3112029	$10,212,897.52	$851,074.79
8/1/2029	7/31/2030	$10,417,155.47	$868,096.29

E-1

Exhibit F

Form of Guaranty

GUARANTY OF LEASE

THIS GUARANTY made as of the _______ day of_____, _____by LVMH MOET HENNESSY LOUIS VUITTON S.E., a Societe Europeenne, having an address at 22 Avenue Montaigne, 75008 Paris, France (“Guarantor”) in favor of 240 WEST 40th DELAWARE LLC, a Delaware limited liability company, having an address at c/o Olmstead Properties, Inc., 575 Eighth Avenue, Suite 2400, New York, New York 10018 (“Landlord”).

W I T N E S S E T H :

Landlord is the owner of the land and the improvements located thereon (the “Building”) known as 240 West 40th Street, New York, New York.

Guarantor, through the ownership of 100% of the stock of one or more intervening corporations, is the ultimate parent of The Donna Karan Company LLC (“Tenant”). Guarantor will receive direct or indirect benefit from the Landlord entering into the Lease (as hereinafter defined) with Tenant.

WHEREAS, Landlord’s predecessor has entered into an Agreement of Lease, dated as of August 1, 2016, with THE DONNA KARAN COMPANY LLC., a New York limited liability company having an address at 240 West 40th Street, New York, New York (“Tenant”), as amended by that certain Lease Modification Agreement, dated as of May 28, 2008 and that certain Second Amendment to Lease, dated as of November [ ], 2015 (the “Second Amendment”, and collectively and as the same may be further amended from time to time, the “Lease”), for certain premises (as the same may have been or may be further increased or decreased pursuant to the Lease from time to time, the “Premises”) in the building known as 240 West 40th Street, New York, New York (the “Building”);

WHEREAS, contemporaneous herewith, Tenant is exercising an option set forth in the Lease to extend the term thereof;

WHEREAS, Guarantor acknowledges that a condition of the effectiveness of such extension is the execution of this Guaranty by Guarantor and the delivery of this Guaranty to Landlord contemporaneous with Tenant’s exercise of such option;

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration received, Guarantor does hereby covenant, agree, represent and warrant to Landlord as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES
OF THE GUARANTOR

Guarantor does hereby represent and warrant that (a) the Guarantor has the power to enter into and perform this Guaranty, (b) neither this Guaranty, the execution, delivery and performance hereof, the performance of the agreements herein contained nor the consummation of the transactions herein contemplated will violate any statute, ordinance, regulation, court order or decree or order or decree of

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any other governmental authority or agency or any other agreement to which the Guarantor is subject, and (c) this Guaranty constitutes a valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

ARTICLE II

AGREEMENT TO GUARANTEE

Section 2.1          Obligations; Guarantee; Limitations.

(a)          Subject to Section 2.l(c), Guarantor hereby irrevocably, absolutely, unconditionally and, if there shall be more than one Guarantor, jointly and severally, (i) guarantees to Landlord the full and prompt payment, now or hereafter existing, of Tenant’s obligations for any and all Rent (as such term is defined in the Lease) payable under the Lease and in addition (ii) covenants and agrees to pay to Landlord, as liquidated damages and not as a penalty for Tenant’s default under the Lease beyond the expiration of any applicable notice and cure period, and in addition to Guarantor’s obligations under clause 2.1(a)(i) hereof, an amount equal to the then-unamortized (amortized on a straight-line basis over the Additional Extended Term (as such term is defined in the Second Amendment) and calculated as of the date of the Tenant default under the Lease giving rise to Landlord’s enforcement of its rights under this Guaranty) Landlord’s Leasing Costs, as hereinafter defined (collectively, the “Obligations”). In the event of a default under the Lease by Tenant after the expiration of notice and any applicable cure period, Guarantor hereby covenants and agrees with Landlord to make the due and full punctual payment of all Obligations payable by Tenant under the Lease. For the avoidance of doubt, the “Obligations” shall be limited to (x) the payment of rent and additional rent obligations of Tenant under the Lease, and (y) the liquidated damages referred to in clause 2.1 (a)(ii) hereof. As used herein, the “Landlord’s Leasing Costs” shall mean the sum of (i) the amount of any abated Fixed Annual Rent under the Second Amendment actually credited to Tenant; (ii) the amount of the Tenant’s Work Allowance and/or the Additional Extended Term Work Allowance (as such terms are defined in the Second Amendment), as applicable, that was paid to Tenant pursuant to the Second Amendment; and (iii) any brokerage commissions actually paid by Landlord in connection with the making of the Second Amendment.

(b)          Guarantor acknowledges that its liability hereunder is primary and that Landlord may, at Landlord’s option, join Guarantor in any action or proceeding commenced by Landlord against Tenant in connection with or based upon the Lease or any term, covenant or condition thereof relating to Tenant’s payment obligations under the Lease, and recovery may be had against Guarantor in such action or proceeding or in any independent action or proceeding against Guarantor without Landlord first asserting, prosecuting, or exhausting any remedy or claim against Tenant. Guarantor acknowledges that this Guaranty is an absolute and unconditional guaranty of payment and not merely of collection.

(c)          Notwithstanding anything to the contrary in this Guaranty, Guarantor’s obligations under this Guaranty shall not exceed the sum of (i) four (4) years' Fixed Annual Rent at the rental rate in effect on the date of the Tenant default under the Lease giving rise to Landlord's enforcement of its rights against Guarantor; and (ii) Landlord’s out of pocket costs and expenses incurred in enforcing its rights under this Guaranty (including, without limitation, Landlord’s reasonable attorneys’ fees and expenses).

Section 2.2          Obligations Unconditional.

To the fullest extent permitted by law, the Obligations of the Guarantor hereunder shall not be affected, modified, released or impaired by any state of facts or the happening from time to time of any

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event, including, without limitation, any of the following whether or not with notice to, or the consent of, the Guarantor:

(a)          The invalidity or unenforceability of the Lease by virtue of the lack of power or authority of Tenant or the person executing such document on behalf of Tenant, to enter into, execute and deliver such documents;

(b)          The compromise, settlement, release, extension, indulgence, change, modification or termination of any or all of the obligations, covenants and agreements of Tenant under the Lease, or the expiration of the term of the Lease;

(c)          The failure to give notice to the Guarantor of the occurrence of any default under the terms and provisions of the Lease; provided, however, that the Guarantor shall not be obligated to perform under this Guaranty until the notice required pursuant to Section 2.5 under this Guaranty shall have been given to the Guarantor;

(d)          The actual or purported assignment of any of the obligations, covenants and agreements contained in this Guaranty, the Lease or the actual or purported assignment of Tenant’s leasehold estate under the Lease, or the subletting of the Premises;

(e)          The forbearance by Landlord in collecting any of the rent or demanding performance or observance by Tenant of any of the obligations, conditions, covenants or agreements or any or all of them contained in the Lease;

(f)        The extension of time for the payment of any amounts required to be paid by Tenant under the Lease or the performance of any other obligation by Tenant under the Lease;

(g)          The modification or amendment (whether material or otherwise) of any term, duty, obligation, covenant or agreement set forth in the Lease;

(h)          The taking or the omission to take any action or to pursue any right or remedy under the Lease;

(i)          The voluntary or involuntary commencement of any case or proceeding under the Federal Bankruptcy Code or any state or foreign bankruptcy, insolvency or similar statute affecting Tenant, the liquidation, dissolution, merger, consolidation, sale or other disposition of all or substantially all of the assets of Tenant, the marshalling of the assets and liabilities, receivership, insolvency, assignment for the benefit of creditors, the reorganization, arrangement, composition with creditors, or readjustment of debts or other similar events of proceedings, or the appointment of a receiver, conservator, custodian or sequestrator of all or part of the property of Tenant, or any allegation or contest of the validity of this Guaranty or the Lease in any such proceeding; it being specifically understood, consented and agreed to that this Guaranty shall remain and continue in full force and effect and shall be enforceable against the Guarantor to the same extent and with the same force and effect as if such events and proceedings had not been instituted; and it is the intent and purpose of this Guaranty that the Guarantor shall and does hereby waive all rights and benefits which might accrue to the Guarantor by reason of any such proceeding or case;

(j)        Any failure of Landlord to mitigate the damages resulting from any default by Tenant under the Lease;

(k)        Any failure by Landlord to preserve any security under the Lease;

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(l)        The taking of additional security from Tenant;

(m)       The rejection, disaffirmance or disclaimer of the Lease by any party in any action or proceeding;

(n)        The release of any collateral held for the Obligations or release of any Guarantor or any other guarantor;

(o)       Any defect or invalidity of the Lease;

(p)       The transfer by Guarantor of any or all its ownership interest in Tenant;

(q)       Any repossession, re-entry or re-letting of the Premises by Landlord;

(r)        The leasing by Tenant of any additional space in the Building; or

(s)        Any subletting of all or any portion of the Premises or any assignment or other transfer of Tenant’s interest in the Lease.

Section 2.3           No Waiver of Set-Off; No Right to Jury Trial. No act of commission or omission of any kind or at any time upon the part of Landlord in respect of any matter whatsoever shall in any way impair the rights of Landlord to enforce any right, power or benefit under this Guaranty and no set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature (other than performance by Tenant of its obligations under the Lease) which the Guarantor has or may have against Landlord or any affiliate thereof, shall be available hereunder to the Guarantor.         The Guarantor and Landlord, by its acceptance of this Guaranty, each hereby waives the right of trial by jury in the event of any litigation between Landlord and the Guarantor in respect of any matter arising out of this Guaranty.

Section 2.4           Waiver of Notice. The Guarantor hereby expressly waives notice from Landlord of its acceptance of, and reliance on, this Guaranty. The Guarantor hereby waives presentment of any instrument, demand of payment, protest and notice of non-payment or protest thereof, except for notice required under this Guaranty.

Section 2.5           Notice of Default. Landlord shall give the Guarantor a copy of each notice of default sent by Landlord to Tenant under the Lease, and the payment by Guarantor or any nominee of Guarantor of rent and additional rent under the Lease shall be accepted by Landlord.

Section 2.6           Certification by Guarantor.         Guarantor agrees that it will, from time to time, within thirty (30) days after Landlord’s request, execute and deliver a statement certifying that this Guaranty is unmodified and in full force and effect.

Section 2.7           Continues After Lease Termination; No Subrogation. This Guaranty shall remain in full force and effect until the payment of all Obligations (whether or not the Lease shall have been terminated). Until the payment of all Obligations payable under this Guaranty, Guarantor:

(a)          Shall have no right of subrogation against Tenant by reason of any payments or acts of performance by the Guarantor in compliance with the obligations of the Guarantor under this Guaranty;

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(b)          Waives any right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor under this Guaranty; and

(c)        Subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the Obligations of Tenant to the Landlord under the Lease.

ARTICLE III

NOTICES AND CONSENT TO JURISDICTION

Section 3.1           Notices. Any notice required to be given to Guarantor shall be in writing and shall be given by hand delivery, receipt acknowledged, or by internationally recognized courier, to Guarantor at the address first set forth above, or to such other address as Guarantor shall specify by delivery of notice as aforesaid with copies to (i) LVMH MOET HENNESSY LOUIS VUITTON S.E., 22 Avenue Montaigne, 75008 Paris, France, Attention: Bernard Kuhn, (ii) LVMH MOET HENNESSY LOUIS VUITTON INC., 19 East 57th Street, New York, New York 10022, Attention: General Counsel, (iii) Tenant at 240 West 40th Street, New York, New York 10018, Attention Chief Financial Officer, and to Attention: Legal Department-General Counsel, and (iv) Barack Ferrazzano Kirschbaum & Nagelberg LLP, 200 W. Madison, Suite 3900, Chicago, Illinois 60606, Attention: Peter J. Barack, Esq., and to Landlord, c/o Olmstead Properties, Inc., 575 Eighth Avenue, Suite 2400, New York, New York 10018, Attention: Mr. Samuel Rosenblatt, or at such other address as Landlord may specify to Guarantor at Guarantor’s then specified address. Notices shall be deemed given on the date received or refused.

Section 3.2           Consent to Jurisdiction. The Guarantor irrevocably and unconditionally (a) agrees that any suit, action or other legal proceeding arising out of this Guaranty may be brought in a court of the State of New York situated in New York County or the United States District Court for the Southern District of New York and that such courts shall have sole and exclusive jurisdiction over any suit, action or other legal proceeding arising out of this Guaranty, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding, (c) waives any objection which it may have that venue should not lie in a court described in clause (a) above, except that by consenting to the jurisdiction of a court of the State of New York, the Guarantor shall not be deemed to have waived any right to remove any such suit, action or proceeding to the United States District Court for the Southern District of New York and (d) appoints LVMH MOET HENNESSY LOUIS VUITTON INC. to act as agent for service of process in any action or proceeding under this Guaranty provided that nothing contained in this Section 3.2 shall affect the right of Landlord to serve legal process in any other manner permitted by law; provided, however, that if on the date Guarantor delivers this Guaranty to Landlord, LVMH MOET HENNESSY LOUIS VUITTON INC. does not maintain an office open for the conduct of business in the State of New York, then in addition to the foregoing, Guarantor shall appoint a nationally recognized corporate service firm to act as Guarantor’s agent for service of process for the balance of the term of the Lease (including any extension and renewal periods set forth therein), and such firm shall execute and deliver to Guarantor its agreement to so act as agent simultaneously with Guarantor’s delivery to Landlord of this Guaranty. To the extent permitted by applicable law, Guarantor agrees that a final judgment obtained in any court described above in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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ARTICLE IV

MISCELLANEOUS

Section 4.1           Remedies Not Exclusive. No remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other available remedy given under this Guaranty or hereafter existing at law or in equity. No delay or failure to exercise any right or power accruing upon any default, omission or failure or performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. If any provision contained in this Guaranty should be breached by the Guarantor and thereafter duly waived by Landlord, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by Landlord and the Guarantor.

Section 4.2           Severability. The invalidity or unenforceability of any one or more of the phrases, sentences, clauses or sections of this Guaranty shall not affect the validity or enforceability of the remaining portion of this Guaranty or any part hereof.

Section 4.3           Applicable Law. This Guaranty shall be governed by and construed m accordance with the laws of the State of New York without regard to conflict of law principles.

Section 4.4           Successors and Assigns. This Guaranty shall be binding upon, and be enforceable in accordance with its terms against, the Guarantor and its successors or assigns and shall inure to the benefit of Landlord, its successors or assigns.

Section 4.5           Payments.

(A)         All payments due hereunder shall be made in lawful money of the United States of America (“U.S.”) in immediately available funds free and clear of, and without deduction or withholding for or on account of, any taxes, levies, fees, imposts, duties, expenses, commissions, withholdings, assessments or other charges, or any penalties, fines, additions to tax or interest thereon (collectively, “Taxes”) to the extent that Taxes result in the amount collected by Landlord hereunder being less than the amount that Landlord otherwise would have collected if Tenant made such payment to Landlord. If any Taxes are required by law to be deducted or withheld from any payment made by Guarantor hereunder and as a result thereof the amount that Landlord receives hereunder is less than the amount that Landlord otherwise would have received if Tenant made such payment to Landlord, then Guarantor shall increase the amount paid so that Landlord receives, after deduction or withholding on account of Taxes, the full amount of the payment provided for in this Guaranty.

(B)         If Landlord is obligated by any bankruptcy, insolvency or other legal proceedings to repay to Guarantor or to Tenant, or to any trustee, receiver or other representative of any of them, any amounts previously paid by Guarantor pursuant to this Guaranty, then this Guaranty shall be deemed reinstated to the extent of that repayment made by Landlord. Landlord shall not be required to litigate or otherwise dispute its obligation to make such repayments if, in good faith and on the advice of counsel, Landlord believes that such obligation exists.

(C)         This Guaranty is made by Guarantor in connection with a transaction in which the specification of U.S. dollars and payment at the designated place of payment is of the essence, and U.S. dollars shall be the currency of account in all events. The payment obligations of Guarantor

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under this Guaranty shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to U.S. dollars and transferred to the designated place of payment under normal banking procedures does not yield the amount of U.S. dollars due hereunder. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in U.S. dollars into another currency, the parties hereto agree, to the fullest extent permitted by law, the rate of exchange used shall be that at which, in accordance with normal banking procedures, Landlord could purchase U.S. dollars with such other currency at a bank located in The City of New York on the date on which final judgment is given. The obligation of Guarantor in respect of any sum due from it to Landlord hereunder shall, notwithstanding any judgment in currency other than U.S. dollars, be discharged only to the extent that, on the business day following receipt by Landlord of any sum judged to be so due with such other currency, Landlord may, in accordance with normal banking procedures, purchase U.S. dollars with such other currency. If the U.S. dollars so purchased are less than the sum originally due to Landlord in U.S. dollars, Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to pay to Landlord any such loss, and if the U.S. dollars so purchased exceed the sum originally due to Landlord, in U.S. dollars, Landlord agrees to remit to Guarantor such excess.

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IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date first above written.

LVMH MOET HENNESSY LOUIS VUITTON S.E.

By:
Name:
Title:

By its signature below, LVMH MOET HENNESSY LOUIS VUITTON INC. has indicated its unconditional agreement to act as Agent for the Service of Process on Guarantor. The undersigned agrees that this appointment is irrevocable through the Additional Extended Term Expiration Date (as such term is defined in the Second Amendment).

LVMH MOET HENNESSY LOUIS VUITTON INC.

By:
Name:
Title:

STATE OF NEW YORK	)
)ss.:
COUNTY OF NEW YORK	)

On the _____ day of ______ in the year ___________, before me, the undersigned, personally appeared_____________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

[Acknowledgement for Agent for Service of Process]

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DONNA KARAN

COMPANY

400 B COMMERCE BLVD

CARLSTADT, NJ 07072

Check No. 2410322

Check - 10/28/15

47484 240 WEST 40TH DELAWARE LLC Stub 1 of 1

INVOICE NUMBER DESCRIPTION GROSS AMOUNT DEDUCTIONS AMOUNT PAID

102715 102715 547,500.00 547,500.00 547,500.00 547,500.00

DETACH ALONG PERFORATION

THE FACE OF THIS CHECK IS PRINTED BLUE - THE BACK CONTAINS A SIMULATED WATERMARK

CHECK NO. 02410322

Citibank Delaware·

A Subsidiary of Citicorp

One Penn’ s Way

New Castle, DE 19720

DONNAKARAN

COMPANY

400 B COMMERCE BLVD CARLSTADT, NJ 07072

47484

Date Amount

10/28/15 $***547,500.00

THE DONNA KARAN COMPANY LLC

PAY FIVE HUNPRED FORTY SEVEN THOUSAND FIVE HUNDRED AND 00/100 **************************

TO THE ORDER OF

240 WEST 40TH DELAWARE LLC

FBO AAREAL CAPITAL CORP - AGENT PO BOX 2152

HICKSVILLE NY 11802

AUTHORIZED SIGNATURE

AUTHORIZED SIGNATURE

TWO SIGNATURE REQUIRED OVER $25.000 VOTE AFTER 90 DAYS

“02410322” -:031100209-: 39109214”